CNL RETIREMENT PROPERTIES, INC.

Supplement No. Three, dated December 14, 2004
to Prospectus, dated March 26, 2004

This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2004. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of November 30, 2004, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after November 30, 2004, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between February 17, 2004 and November 30, 2004.

Type and Location	Date Acquired

Retirement Communities
Brighton Gardens
Arlington, VA	11/09/04
Carlsbad, CA	11/09/04
Danvers, MA	11/09/04
Dedham, MA	11/09/04
Paramus, NJ	11/09/04
Pikesville, MD	11/09/04
Richmond, VA	11/09/04
San Diego, CA	11/09/04
San Dimas, CA	11/09/04
San Juan Capistrano, CA	11/09/04
Woodbridge, CT	11/09/04
Courtyard Manor
Auburn Hills, MI	04/01/04
Sterling Heights, MI	04/01/04
Eby
Bloomington, IL	08/24/04
Champaign, IL	08/24/04
Davenport, IA	08/24/04
Macomb, IL	08/24/04
Marion, IA	08/24/04
Peoria, IL	08/24/04
GreenTree
Fairborn, OH	06/29/04
Horizon Bay
Tiverton, RI	08/06/04

Type and Location	Date Acquired

Retirement Communities (cont.)
Sunrise
Des Peres, MO	03/31/04
Richmond Heights, MO	03/31/04
Wilmette, IL	03/31/04
Land Only
Lincolnshire, IL	07/08/04
Houston, TX	11/18/04

Medical Office Buildings
Aurora, CO (Aurora I)	04/30/04
Aurora, CO (Aurora II)	04/30/04
Chesapeake, VA	04/30/04
Clearwater, FL	04/30/04
Columbia, MD	04/30/04
Corpus Christi, TX	04/30/04
Denver, CO	04/30/04
Durham, NC (4204)	04/30/04
Durham, NC (4228)	04/30/04
Durham, NC (4233)	04/30/04
Durham, NC (4323)	04/30/04
Encino, CA	04/30/04
Fairfax, VA	04/30/04
Houston, TX	04/30/04
Irving, Texas (Boardwalk)	04/30/04
Irving, Texas (Las Colinas)	04/30/04
Largo, FL	04/30/04
Plano, TX	04/30/04
Rockville, MD	04/30/04
Sherman Oaks, CA	04/30/04
Tampa, FL	04/30/04
Valencia, CA	04/30/04
Aurora, IL	08/24/04
Baytown, TX	08/24/04
Blue Ridge, GA	08/24/04
Durant, OK	08/30/04
Elgin, IL (Elgin I)	08/24/04
Elgin, IL (Elgin II)	08/24/04
Granbury, TX	08/24/04
Jackson, MS (Jackson)	08/24/04
Jackson, MS (Jackson I)	08/24/04
Jackson, MS (Jackson II) (1)	08/30/04
Lancaster, TX	08/24/04
Lexington, KY (Lexington I)	08/24/04
Lexington, KY (Lexington II)	08/24/04
Longwood, FL (Longwood I)	08/24/04
Longwood, FL (Longwood II)	08/24/04

Type and Location	Date Acquired

Medical Office Buildings (cont.)
Marion, IL	08/24/04
Milton, FL	08/24/04
Nassau Bay, TX	08/24/04
Orlando, FL (Orlando I)	08/24/04
Orlando, FL (Orlando II)	08/24/04
Orlando, FL (Orlando MedPlex)	08/24/04
Orlando, FL (Orlando Sand Lake)	08/24/04
Oviedo, FL	08/24/04
Parker, CO	08/24/04
San Antonio, TX	08/24/04
Tucson, AZ (Tucson I)	08/24/04
Tucson, AZ (Tucson II)	08/24/04
Walnut Creek, CA (1)	08/24/04
Scottsdale, AZ	11/02/04
Omaha, NE (1)	11/08/04

(1)	This Property is being developed.

The Brighton Gardens Properties are assisted living/skilled nursing Properties, which opened between November 1998 and October 1999. The 11 Properties include 1,008 assisted living units, 274 units for residents with Alzheimer’s and related memory disorders and 111 skilled nursing units.

The Courtyard Manor Properties are assisted living Properties, which opened in October 1994 and November 1997. The two Properties include a total of 156 units for residents with Alzheimer's and related memory disorders.

The Eby Properties are independent living/assisted living Properties, which opened between December 1998 and March 2003. The six Properties include 73 independent living units, 179 assisted living units and 14 units for residents with Alzheimer’s and related memory disorders.

The GreenTree Property, which opened in June 2001, includes 58 assisted living units.

The Horizon Bay Property, which opened in 1997, includes 95 independent living units, 48 assisted living units and 27 skilled nursing units.

The Sunrise Properties acquired are assisted living Properties that opened between July 2004 and September 2004. The three Properties include 109 assisted living units and 88 units for residents with Alzheimer’s and related memory disorders.

The Sedgebrook Continuing Care Retirement Community and the Eagle's Trace Continuing Care Retirement Community are being constructed on parcels of land located in Lincolnshire, Illinois and Houston, Texas, respectively. The Company will not own the facilities. The facilities will be owned by subsidiaries of Erickson Retirement Communities, LLC ("Erickson"), to which the Company has leased the land.

The 52 medical office buildings represent a total of approximately 2.9 million rentable square feet. The Properties were built between 1958 and 2004, with three Properties currently being developed.

As of November 30, 2004, the Company owned interests in 216 Properties consisting of 164 retirement Properties and 52 medical office buildings, and a 55% ownership interest in a development and property management company that manages 30 of the Company’s medical office buildings. In addition, the Company has commitments to acquire one medical office building and ownership interests in entities that own two additional medical office buildings. The retirement Properties are leased on a long-term, triple-net basis and are managed by Operators of retirement facilities. The medical office buildings are or are expected to be leased on either a gross basis or a triple-net basis for a period of five to fifteen years.

As of November 30, 2004, 108 of the 164 retirement Properties owned by the Company are operated by Sunrise. Additionally, two Properties owned by the Company as of November 30, 2004 are being developed by Sunrise Development, Inc., an affiliate of Sunrise. Upon completion of each development, the Property will be operated by Sunrise. Six additional Operators manage the remaining 54 retirement Properties owned by the Company as of November 30, 2004.

The Board of Directors declared Distributions of $0.0592 to stockholders of record on October 1, November 1 and December 1, 2004, payable by December 31, 2004.

THE OFFERINGS

GENERAL

As of November 30, 2004, the Company had received subscriptions from this offering for 16.2 million Shares totaling $161.7 million in Gross Proceeds. As of November 30, 2004, the Company had received aggregate subscriptions for 235 million Shares totaling $2.35 billion in gross proceeds, including 4.5 million Shares ($44.8 million) issued pursuant to the Reinvestment Plan from its Prior Offerings and this offering. As of November 30, 2004, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses, totaled $2.1 billion. As of November 30, 2004, the Company has used $1.8 billion of net offering proceeds, $71.4 million in advances relating to its line of credit and $831.0 million in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $2.8 billion in 216 Properties. As of November 30, 2004, the Company had repaid $51.4 million in advances relating to its line of credit, had paid $158.5 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $5.0 million to redeem 0.5 million Shares of Common Stock, leaving $49.2 million available to invest in Properties, Mortgage Loans and other permitted investments.

RISK FACTORS

TAX RISKS

The following paragraphs update and replace the corresponding paragraphs on page 26 of the Prospectus.

Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary, a taxable REIT subsidiary or certain other securities as described under the heading "Federal Income Tax Considerations — Taxation of the Company — Asset Tests") which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully below under the heading "Federal Income Tax Considerations — Taxation of the Company — Asset Tests."

ESTIMATED USE OF PROCEEDS

The following information should be read in conjunction with the Estimated Use of Proceeds section beginning on page 29 of the Prospectus.

The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that only 100 million Shares are sold in this offering, in contrast with the presentation currently found on page 29 of the Prospectus reflecting the sale of 400 million Shares in this offering. The Company estimates that 15,000,000 Shares (approximately 15% of the Shares) will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share and 4,250,000 Shares (approximately 4.25% of the Shares) to be sold will be sold through distribution channels that will not involve the payment of selling commissions ("Selling Commissions") or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.15 per Share. Further, the Company estimates that 4,250,000 Shares (approximately 4.25% of the Shares) will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee ("Acquisition Fee") and accordingly will be sold at a purchase price equal to $8.85 per Share. The Company estimates that the remaining 76,500,000 Shares (approximately 76.5%) will be sold at the full $10.00 per Share offering price. These estimates and the figures set forth below represent the Company's best estimate of its intended sales results. There is no limit on the number of Shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of Shares which may be sold at the various purchase prices described. Depending primarily on the number of Shares sold in this offering, the Company estimates that approximately 87.57% of the offering proceeds, or approximately $8.62 per Share, will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans") and other "permitted investments"(as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling Commissions and the marketing support fee, and to pay the Advisor a fee for its services in connection with the selection, acquisition, development and construction of the Company's real estate investments.

Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to an investor for Shares purchased pursuant to this offering, but will not alter the cash available to the Company resulting from such sale with which it may acquire Properties, make Mortgage Loans or invest in other permitted investments. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share and no Selling Commissions or marketing support fees will be paid in connection with such purchases.

As used herein, "Permitted Investments" means all investments that the Company may acquire pursuant to its articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

	Assuming sale of 100,000,000 Shares (1)
	Amount	Percent

OFFERING PROCEEDS TO THE COMPANY (1)	$984,000,000	100.00%
Less:
Selling Commissions to CNL Securities Corp. (1)	49,725,000	5.05%
Marketing Support Fee to CNL Securities Corp. (1)	15,300,000	1.56%
Due Diligence Reimbursements to CNL Securities Corp. (1)	99,250	0.01%
Offering Expenses (2)	16,300,000	1.66%

NET PROCEEDS TO THE COMPANY	902,575,750	91.72%
Less:
Acquisition Fees to the Advisor (3)	38,425,000	3.90%
Acquisition Expenses (4)	2,460,000	0.25%
Initial Working Capital Reserve (5)	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE
MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS
BY THE COMPANY (6)	$861,690,750	87.57%

________________________

FOOTNOTES:

(1)	As stated above, assuming 100 million Shares are sold, it has been estimated that approximately 76.5% of the Shares sold will not be sold subject to a discount, approximately 15% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 4.25% of the Shares sold will be sold at a price "net" of Selling Commissions and the marketing support fee and approximately 4.25% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% are applied to approximately 76.5% of the Shares sold; (ii) approximately 15% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% of Gross Proceeds are applied to approximately 4.25% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 4.25% of the Shares sold. See "The Offering — Plan of Distribution" for a description of the circumstances under which Selling Commissions and the marketing support fee may not be charged in connection with purchases: by the registered representatives or principals of the Managing Dealer or Soliciting Dealers, directors, officers and employees of the Company and of the Company's Affiliates and those persons' Affiliates; and via registered investment advisers. A portion of the Selling Commissions will be reduced in connection with volume discount purchases, which will be reflected by a corresponding reduction in the per Share purchase price. Selling Commissions and the marketing support fee will not be paid in connection with the purchase of Shares pursuant to the Reinvestment Plan.

(2)	Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, including marketing and sales costs, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(3)	Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or other permitted investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See "The Offering - Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.

(4)	Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other permitted investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees.

(5)	Generally the Company's leases obligate the tenant to maintain a reserve fund up to a predetermined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations; however, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. As used herein, "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(6)	Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."

MANAGEMENT COMPENSATION

For information concerning compensation paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."

REDEMPTION OF SHARES

The following information updates and replaces the "Redemption of Shares" section beginning on page 45 of the Prospectus.

Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present for the Company's consideration, all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder's Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem Shares include (i) whether such redemption impairs the capital or the operations of the Company; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT for tax purposes. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company (if the Company so determines to redeem Shares) exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period.

In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each quarter. A stockholder whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed (if the Company so determines to redeem Shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its Shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by the Company as cancelled. Stockholders will not relinquish to the Company their Shares of Common Stock, until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and Shares are actually delivered to the Company, a stockholder may withdraw its redemption request.

If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a Joint Venture) or to acquire additional Properties, invest in Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to make additional investments or to invest in one or more Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to make such investments, purchase such Property or Properties or invest in such Mortgage Loan or Mortgage Loans, or use such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than thirty days after the quarterly determination of the availability of funds for redemption.

Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares of the Company's Common Stock will equal the lesser of (x) the price at which the Shares of Common Stock to be redeemed were initially sold by the Company, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per Share and which will never exceed the then current offering price of the Company's Common Stock. Accordingly, the redemption price paid to stockholders for Shares of Common Stock redeemed by the Company may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, and the Board of Directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. Because the proceeds from the Reinvestment Plan are the primary source of funds to redeem Shares under the redemption plan, the Company would then adjust the fixed redemption price described in (y) to match the price at which it offers Shares pursuant to its Reinvestment Plan. In addition, to the extent the Board of Directors determines that it is in the best interests of the Company to offer less than the maximum discount permitted by the United States Internal Revenue Service, the Board of Directors will change the price at which it offers Shares pursuant to its Reinvestment Plan and will make the corresponding change to the fixed redemption price described in (y). The Board of Directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $5,000 worth of Shares based on the current offering price.

The Board of Directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in the best interest of the Company. The Board of Directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of the Company; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of the Company. If the Board of Directors amends or suspends the redemption plan, the Company will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports, or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations — Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors — Offering-Related Risks — The sale of shares by stockholders could be difficult."

BUSINESS

PROPERTY ACQUISITIONS

The following information should be read in conjunction with the "Business — Property Acquisitions" section beginning on page 55 of the Prospectus.

Between February 17, 2004 and November 30, 2004, the Company acquired interests in 24 retirement Properties. The retirement Properties are leased on a long-term, triple-net basis and are or are expected to be managed by Operators of retirement facilities. In addition, the Company acquired 52 medical office buildings that are leased on either a gross basis or a triple-net basis for a period of five to fifteen years. In connection with the acquisition of 30 of the medical office buildings, the Company also acquired a 55% ownership interest in a development and property management company that manages these 30 medical office buildings. The purchase of the 55% interest in the management company has provided and may continue to provide opportunities for the Company to participate in an ongoing pipeline of new development and acquisition opportunities as well as enter the business of managing medical office buildings. The remaining medical office buildings are managed by ten regional third-party property managers. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business — Description of Property Leases." In addition, the Company acquired an interest in two parcels of land on which retirement communities are being constructed. The Company will not own the facilities.

The following tables represent Property acquisitions for the period February 17, 2004 through November 30, 2004, which include both retirement communities and medical office buildings. With respect to the 52 medical office buildings, information regarding occupancy, annualized base rent and annualized base rent per occupied square foot is presented as of August 1, 2004.

PROPERTY ACQUISITIONS
Retirement Communities
From February 17, 2004 through November 30, 2004

Property Location	Purchase Price	Depreciable Tax Basis (1)	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Additional Rent

Sunrise of Clayton (2) (3) (4) (the "Richmond Heights Property") Newly constructed retirement facility The Richmond Heights Property is located in Richmond Heights, Missouri, nine miles west of downtown St. Louis, and includes 47 assisted living units and 27 units for residents with Alzheimer's and related memory disorders.	$14,087,390	$16,500,000	03/31/04	03/2019; Four five-year renewal options	(5)	(6)

Sunrise of Des Peres (2) (3) (4) (the "Des Peres Property") Newly constructed retirement facility The Des Peres Property is located in Des Peres, Missouri, 19 miles west of downtown St. Louis and includes 50 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.	$11,592,452	$18,300,000	03/31/04	03/2019; Four five-year renewal options	(5)	(6)

Sunrise of Wilmette (2) (3) (4) (the "Wilmette Property") Newly renovated retirement facility The Wilmette Property is located in Wilmette, Illinois, 20 miles northwest of Chicago, and includes 13 assisted living units and 15 units for residents with Alzheimer's and related memory disorders.	$8,969,560	$7,300,000	03/31/04	03/2019; Four five-year renewal options	(5)	(6)

Courtyard Manor at Auburn Hills (7) (the "Auburn Hills Property") Existing retirement facility The Auburn Hills Property is located in Auburn Hills, Michigan, 32 miles northwest of downtown Detroit, and includes 76 units for residents with Alzheimer's and related memory disorders.	$9,095,000	$8,000,000	04/01/04	04/2019; two ten-year renewal options	$893,000 for first lease year, with increases of 3% each lease year thereafter (8)	N/A

Courtyard Manor at Sterling Heights (7) (the "Sterling Heights Property") Existing retirement facility The Sterling Heights Property is located in Sterling Heights, Michigan, 27 miles northeast of downtown Detroit, and includes 80 units for residents with Alzheimer's and related memory disorders.	$8,695,000	$8,200,000	04/01/04	04/2019; two ten-year renewal options	$854,000 for first lease year, with increases of 3% each lease year thereafter (8)	N/A

GreenTree Summit at Park Hills (9) (the "Fairborn Property") Existing retirement facility The Fairborn Property is located in Fairborn, Ohio, just east of Dayton, Ohio, and includes 58 assisted living units.	$6,200,000	$6,500,000	06/29/04	06/2019; two five-year renewal options	$660,000 for the first lease year, with increases of 3% each lease year thereafter	N/A

Sedgebrook Continuing Care Retirement Community (10) (11) (the "Lincolnshire Property") Retirement facility currently under construction The Lincolnshire Property, which is currently under construction, is located in Lincolnshire, Illinois, and is expected to include 1,400 independent living units, 96 assisted living units and 132 skilled nursing units. The Company purchased the land only and will not own the buildings and improvements.	$27,000,000	$ —	07/08/04	07/2014; two five-year renewal options	$4,050,000 for the first through fifth lease years, with increases of 3% each lease year thereafter (12)	N/A

Sakonnet Bay Manor (13) (the "Tiverton Property") Existing retirement facility The Tiverton Property is located in Tiverton, Rhode Island, 20 miles southeast of downtown Providence, Rhode Island, and includes 95 independent living units, 48 assisted living units and 27 skilled nursing units.	$24,679,000	$22,600,000	08/06/04	02/2019; two five-year renewal options
$1,925,000 for the first lease year; $2,139,000 for the second lease year; $2,340,000 for the third lease year; $2,415,000 for the fourth lease year; $2,516,000 for the fifth lease year with increases of 3% each lease year thereafter
						N/A

Bloomington Bickford House (14) (15) (16) (the "Bloomington Property") Existing retirement facility The Bloomington Property is located in Bloomington, Illinois, 150 miles southwest of Chicago, Illinois, and includes 42 independent living units and 23 assisted living units.	$7,137,100	$7,200,000	08/24/04	08/2019; two five-year renewal options
$733,000 for the first lease year; $743,000 for the second lease year; $751,000 for the third lease year; $758,000 for the fourth lease year; $805,000 for the fifth lease year with increases of 2.5% each lease year thereafter
						N/A

Champaign Bickford Cottage (14) (15) (16) (the "Champaign Property") Existing retirement facility The Champaign Property is located in Champaign, Illinois, 120 miles south of Chicago, Illinois, and includes 28 assisted living units.	$2,450,500	$2,600,000	08/24/04	08/2019; two five-year renewal options
$254,000 for the first lease year; $258,000 for the second lease year; $260,000 for the third lease year; $263,000 for the fourth lease year; $279,000 for the fifth lease year with increases of 2.5% each lease year thereafter
					N/A

Davenport Bickford Cottage (14) (15) (16) (17) (the "Davenport Property") Existing retirement facility The Davenport Property is located in Davenport, Iowa on the Mississippi River, and includes 35 assisted living units and seven units for residents with Alzheimer’s and related memory disorders.	$5,678,200	$5,900,000	08/24/04	08/2019; two five-year renewal options
$587,000 for the first lease year; $596,000 for the second lease year; $602,000 for the third lease year; $608,000 for the fourth lease year; $645,000 for the fifth lease year with increases of 2.5% each lease year thereafter
					N/A

Macomb Bickford Cottage (14 (15) (16) (the "Macomb Property") Existing retirement facility The Macomb Property is located in Macomb, Illinois, 60 miles southwest of Peoria, Illinois, and includes 28 assisted living units.	$4,211,600	$4,500,000	08/24/04	08/2019; two five-year renewal options
$434,000 for the first lease year; $440,000 for the second lease year; $445,000 for the third lease year; $449,000 for the fourth lease year; $477,000 for the fifth lease year with increases of 2.5% each lease year thereafter
					N/A

Marion Bickford Cottage (14 (15) (16) (17) (the "Marion Property") Existing retirement facility The Marion Property is located in Marion, Iowa, a suburb of Cedar Rapids, and includes 31 assisted living units and seven units for residents with Alzheimer’s and related memory disorders.	$5,754,600	$6,000,000	08/24/04	08/2019; two five-year renewal options
$595,000 for the first lease year; $604,000 for the second lease year; $610,000 for the third lease year; $616,000 for the fourth lease year; $654,000 for the fifth lease year with increases of 2.5% each lease year thereafter
						N/A

Peoria Bickford House (14) (15) (16) (the "Peoria Property") Existing retirement facility The Peoria Property is located in Peoria, Illinois, 45 miles north of Springfield, and includes 31 independent living units and 34 assisted living units.	$7,768,000	$8,000,000	08/24/04	08/2019; two five-year renewal options
$798,000 for the first lease year; $810,000 for the second lease year; $817,000 for the third lease year; $825,000 for the fourth lease year; $877,000 for the fifth lease year with increases of 2.5% each lease year thereafter
						N/A

Brighton Gardens of Arlington (18) (19) (20) (21) (22) (the "Arlington Property") Existing retirement facility The Arlington Property is located in downtown Arlington, Virginia, and includes 123 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders.	$18,051,711	$14,500,000	11/09/04	11/2019; two five-year renewal options	$1,636,000 for the first lease year; $1,709,000 for the second lease year; $1,767,000 for the third lease year; $1,872,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Carlsbad (18) (19) (20) (21) (22) (the "Carlsbad Property") Existing retirement facility The Carlsbad Property is located in Carlsbad, California, 36 miles north of San Diego, California, and includes 90 assisted living units, 23 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units.	$14,128,233	$9,500,000	11/09/04	11/2019; two five-year renewal options	$1,281,000 for the first lease year; $1,338,000 for the second lease year; $1,383,000 for the third lease year; $1,466,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Carmel Valley (18) (19) (20) (21) (22) (the "Carmel Valley Property") Existing retirement facility The Carmel Valley Property is located in San Diego, California, 19 miles north of San Diego, California, and includes 90 assisted living units, 23 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units.	$25,130,710	$22,900,000	11/09/04	11/2019; two five-year renewal options	$2,274,000 for the first lease year; $2,375,000 for the second lease year; $2,456,000 for the third lease year; $2,603,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Dedham (18) (19) (20) (21) (22) (the "Dedham Property") Existing retirement facility The Dedham Property is located in Dedham, Massachusetts, 19 miles northwest of Boston, Massachusetts, and includes 74 assisted living units and 39 units for residents with Alzheimer’s and related memory disorders.	$19,898,875	$19,300,000	11/09/04	11/2019; two five-year renewal options	$1,805,000 for the first lease year; $1,885,000 for the second lease year; $1,950,000 for the third lease year; $2,066,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of the North Shore (Danvers) (18) (19) (20) (21) (22) (the "Danvers Property") Existing retirement facility The Danvers Property is located in Danvers, Massachusetts, 22 miles northeast of Boston, Massachusetts, and includes 90 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders.	$26,362,677	$26,200,000	11/09/04	11/2019; two five-year renewal options	$2,390,000 for the first lease year; $2,496,000 for the second lease year; $2,581,000 for the third lease year; $2,735,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Paramus (18) (19) (20) (21) (22) (the "Paramus Property") Existing retirement facility The Paramus Property is located in Paramus, New Jersey, 22 miles north of New York, New York, and includes 98 assisted living units and 22 units for residents with Alzheimer’s and related memory disorders.	$22,006,638	$20,700,000	11/09/04	11/2019; two five-year renewal options	$2,014,000 for the first lease year; $2,103,000 for the second lease year; $2,175,000 for the third lease year; $2,305,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Pikesville (18) (19) (20) (21) (22) (the "Pikesville Property") Existing retirement facility The Pikesville Property is located in Pikesville, Maryland, 15 miles northwest of Baltimore, Maryland, and includes 90 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders.	$8,923,536	$8,600,000	11/09/04	11/2019; two five-year renewal options	$828,000 for the first lease year; $865,000 for the second lease year; $894,000 for the third lease year; $947,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Richmond (18) (19) (20) (21) (22) (the "Richmond Property") Existing retirement facility The Richmond Property is located in Richmond, Virginia, and includes 82 assisted living units and 24 units for residents with Alzheimer’s and related memory disorders.	$8,250,708	$7,900,000	11/09/04	11/2019; two five-year renewal options	$750,000 for the first lease year; $783,000 for the second lease year; $810,000 for the third lease year; $859,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of San Dimas (15) (18) (19) (20) (21) (22) (the "San Dimas Property") Existing retirement facility The San Dimas Property is located in San Dimas, California, 26 miles east of Los Angeles, California, and includes 90 assisted living units, 23 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units.	$22,565,239	$20,500,000	11/09/04	11/2019; two five-year renewal options	$2,042,000 for the first lease year; $2,133,000 for the second lease year; $2,206,000 for the third lease year; $2,337,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of San Juan Capistrano (18) (19) (20) (21) (22) (the "San Juan Capistrano Property") Existing retirement facility The San Juan Capistrano Property is located in San Juan Capistrano, California, 54 miles southeast of Los Angeles, California, and includes 90 assisted living units, 25 units for residents with Alzheimer’s and related memory disorders and 27 skilled nursing units.	$7,883,315	$5,400,000	11/09/04	11/2019; two five-year renewal options	$719,000 for the first lease year; $751,000 for the second lease year; $776,000 for the third lease year; $822,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Brighton Gardens of Woodbridge (18) (19) (20) (21) (22) (the "Woodbridge Property") Existing retirement facility The Woodbridge Property is located in Woodbridge, Connecticut, 42 miles northeast of Stamford, Connecticut, and includes 91 assisted living units, 23 units for residents with Alzheimer’s and related memory disorders and 28 skilled nursing units.	$6,798,358	$5,700,000	11/09/04	11/2019; two five-year renewal options	$625,000 for the first lease year; $652,000 for the second lease year; $675,000 for the third lease year; $715,000 for the fourth lease year with increases of 2.25% each lease year thereafter	N/A

Eagle's Trace Continuing Care Retirement Community (10) (11) (the "Houston Property") Retirement facility currently under construction The Houston Property, which is currently under construction, is located in Houston, Texas, and is expected to include 1,506 independent living units, 96 assisted living units and 88 skilled nursing units. The Company purchased the land only and will not own the buildings and improvements.	$23,000,000	$ —	11/18/04	11/2014; two five-year renewal options	$3,450,000 for the first through fifth lease years, with increases of 3% each lease year thereafter (12)	N/A
________________________

FOOTNOTES:

(1)	Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases. For Properties which have been newly constructed or renovated, the depreciable tax basis includes additional costs which have been incurred since the Properties' acquisition date.

(2)	The Company acquired the Des Peres, Richmond Heights and Wilmette Properties, hereinafter referred to as the "Sunrise Portfolio Five Properties," in various stages of development. The Company entered into three development service agreements with Sunrise Development, Inc., an affiliate of Sunrise, which provide for construction of the Properties. Sunrise has agreed to fund development costs exceeding an aggregate amount of $47,816,467. In July 2004, the Richmond Heights Property became operational, and in September 2004, the Des Peres and Wilmette Properties became operational.

(3)	Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the later of (i) 30 months or (ii) the date the Sunrise Portfolio Five Properties achieve a predetermined rent coverage ratio for a trailing six month period (hereinafter referred to as the "Stabilization Date"). Commencing on the Stabilization Date, the leases for the Sunrise Portfolio Five Properties will contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Five Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

(4)	Depreciation commenced upon completion of construction.

(5)	From the lease commencement date to the Stabilization Date, minimum annual rent for the Sunrise Portfolio Five Properties is based upon a fixed return on the Company's aggregate equity investment in the five Properties, which is $19,325,856. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. On the Stabilization Date, minimum annual rent will be adjusted to the sum of (i) the total cost of the Sunrise Portfolio Five Properties less the Company's aggregate equity investment, multiplied by the 30-day LIBOR plus 225 basis points plus (ii) the then current fixed return rate multiplied by the Company's aggregate equity investment amount. Commencing in the fifth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Properties determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

(6)	In addition to minimum rent, the lease requires additional rent if certain operating performance thresholds are achieved.

(7)	The leases for the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the "Courtyard Manor Portfolio One Properties," contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. The Courtyard Manor Portfolio One Properties are leased to and operated by affiliates of HRA. The HRA Affiliated Companies are described in the section of the Prospectus entitled "Business — Property Acquisitions."

(8)	Commencing on the fourth lease year, and every fourth lease year thereafter, minimum rent will be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.

(9)	The Fairborn Property is leased to and operated by affiliates of the Greenwalt Corporation.

(10)	The Lincolnshire and Houston Properties are leased to and operated by affiliates of Erickson.

(11)	The tenant has the option to purchase the land during the lease term for a purchase price based on the Company's initial investment in the Property.

(12)	The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Property.

(13)	The lease for this Property is with an affiliate of WHSLH Realty, which is affiliated with the tenants of the Horizon Bay Portfolio One Properties described in the section of the Prospectus entitled "Business — Property Acquisitions." The lease for this Property contains pooling terms with the leases for the Horizon Bay Portfolio One Properties, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease. This Property is operated by Horizon Bay Management, L.L.C.

(14)	In connection with the acquisition of the Bloomington, Champaign, Davenport, Macomb, Marion and Peoria Properties, which are hereinafter referred to as the "Eby Portfolio One Properties," the Company may be required to pay an Earnout Amount within two years of the acquisition date. The calculation of the Earnout Amount considers the net operating income for the Properties, the Company’s initial investment in the Properties and the fair market value of the Properties. In the event an Earnout Amount is due, the leases will be amended and annual rent will increase accordingly.

(15)	The Eby Portfolio One Properties are leased to affiliates of Eby Realty Group, L.L.C.

(16)	The Eby Portfolio One Properties are operated and managed by Sunrise.

(17)	In connection with the acquisition of the Davenport and Marion Properties, the Company assumed $3.5 million and $2.9 million, respectively, in existing debt with a commercial lender. The loans bear interest at a weighted average fixed rate of 7.88% and require principal and interest payments until maturity on July 1, 2010 and September 1, 2011, respectively. In connection with the loans, the Company incurred loan costs of approximately $72,200.

(18)	The Arlington, Carlsbad, Carmel Valley, Danvers, Dedham, Paramus, Pikesville, Richmond, San Dimas, San Juan Capistrano and Woodbridge Properties, which are hereinafter referred to as the "Aureus Portfolio One Properties," were purchased from affiliates of Aureus Group, LLC.

(19)	The Aureus Portfolio One Properties are leased to affiliates of Aureus Group, LLC. The leases for this portfolio contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(20)	The Aureus Portfolio One Properties are operated and managed by Sunrise.

(21)	In connection with the Aureus Portfolio One Properties, the tenant has deposited a $10.0 million security deposit with an escrow agent. The security deposit may be drawn upon by the Company in the event the tenant fails to pay minimum rent.

(22)	In connection with the acquisition of the Aureus Portfolio One Properties, the Company may be required to pay an Earnout Amount if a certain threshold has been met. The calculation of the Earnout Amount considers the net operating income for the Properties and the Company’s initial investment in the Properties. The Properties' operating performance threshold must be achieved by May 2008, and the Earnout Amount shall not exceed $6.0 million. In the event an Earnout Amount is due, the leases will be amended and annual rents will increase accordingly.

OCCUPANCY RATE AND REVENUE PER UNIT

The following information should be read in conjunction with the "Business — Occupancy Rate and Revenue Per Unit" section beginning on page 98 of the Prospectus.

The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years that the Properties have been operational, excluding land-only, construction and newly constructed or renovated Properties, are as follows:

Property	Year(1)		Average Occupancy Rate	Revenue per Occupied Unit	Revenue per Available Unit

Auburn Hills Property	1999		90.8%	$118.89	$107.95
	2000		80.8%	121.19	97.92
	2001		95.5%	122.02	116.53
	2002		96.3%	130.60	125.77
	2003		96.7%	135.43	132.72
	2004	(2)	94.3%	145.37	132.29

Sterling Heights Property	1999		93.3%	$107.63	$100.42
	2000		92.0%	120.04	110.44
	2001		97.0%	120.50	116.89
	2002		98.3%	122.70	120.62
	2003		98.1%	128.20	124.36
	2004	(2)	97.2%	130.56	126.65

Fairborn Property	2001	(3)	12.0%	$ 96.82	$ 11.49
	2002		20.4%	119.78	24.36
	2003		37.9%	133.71	49.86
	2004	(2)	55.4%	151.11	84.52

Tiverton Property	2001	(3)	93.5%	$ 98.53	$ 92.15
	2002		92.4%	100.98	93.26
	2003		87.7%	103.09	90.40
	2004	(2)	96.7%	101.42	98.04

Bloomington Property	2000	(4)	19.6%	$ 85.20	$ 16.66
	2001		46.4%	79.86	37.06
	2002		56.5%	76.03	42.99
	2003		72.8%	84.10	61.24
	2004	(2)	91.2%	94.24	85.96

Champaign Property	2003	(5)	49.3%	$109.93	$ 54.18
	2004	(2)	91.8%	107.12	98.37

Davenport Property	1999	(6)	73.6%	$102.62	$ 75.50
	2000		97.0%	95.91	93.05
	2001		91.7%	100.45	92.08
	2002		81.9%	103.53	84.84
	2003		94.4%	107.25	101.29
	2004	(2)	91.8%	116.46	106.95

Macomb Property	2003	(5)	58.9%	$109.38	$ 64.46
	2004	(2)	98.5%	108.07	106.41

Marion Property	1999		69.5%	$ 98.14	$ 68.22
	2000		95.8%	92.54	88.68
	2001		92.1%	98.07	90.32
	2002		90.4%	104.64	94.54
	2003		99.3%	115.01	114.25
	2004	(2)	100.0%	117.60	117.60

Peoria Property	2000	(4)	28.7%	$ 80.83	$ 23.16
	2001		49.7%	75.52	37.57
	2002		64.0%	78.18	50.02
	2003		84.7%	88.63	75.11
	2004	(2)	98.0%	93.07	91.22

Arlington Property	2000		50.9%	$136.69	$ 69.63
	2001		65.0%	135.57	88.16
	2002		67.2%	143.67	96.48
	2003		73.4%	140.90	103.41
	2004	(2)	74.8%	143.15	107.10

Carlsbad Property	2000		74.9%	$128.91	$ 96.60
	2001		80.6%	136.74	110.24
	2002		86.9%	140.57	122.12
	2003		91.7%	153.82	141.12
	2004	(2)	74.4%	181.22	134.76

Carmel Valley Property	2000		81.6%	$132.44	$108.11
	2001		89.1%	139.95	124.65
	2002		90.0%	151.36	136.22
	2003		90.6%	155.46	140.78
	2004	(2)	81.5%	174.21	141.98

Dedham Property	2000		59.0%	$127.29	$ 75.04
	2001		75.6%	135.38	102.30
	2002		78.1%	142.79	111.50
	2003		76.6%	135.18	103.52
	2004	(2)	88.0%	141.54	124.48

Danvers Property	2000		95.7%	$119.21	$114.13
	2001		94.3%	124.13	117.00
	2002		83.8%	135.35	113.46
	2003		86.0%	141.95	122.12
	2004	(2)	88.2%	145.00	127.91

Paramus Property	2000		49.9%	$134.06	$ 66.92
	2001		71.5%	142.18	101.71
	2002		81.9%	147.87	121.16
	2003		85.1%	150.39	128.01
	2004	(2)	78.1%	156.60	122.29

Pikesville Property	2000		43.9%	$113.46	$ 49.78
	2001		60.8%	120.97	73.52
	2002		53.6%	126.95	68.07
	2003		63.6%	119.54	76.05
	2004	(2)	67.7%	119.86	81.18

Richmond Property	2000		71.4%	$111.47	$ 79.61
	2001		79.1%	114.03	90.18
	2002		66.3%	123.06	81.53
	2003		75.2%	124.91	93.93
	2004	(2)	81.7%	118.12	96.51

San Dimas Property	2000		75.1%	$126.07	$ 94.63
	2001		79.8%	132.97	106.04
	2002		77.4%	146.56	113.40
	2003		76.6%	158.69	121.58
	2004	(2)	79.0%	172.50	136.35

San Juan Capistrano Property	2000		41.7%	$133.27	$ 55.54
	2001		65.3%	146.46	95.66
	2002		75.8%	150.11	113.71
	2003		72.5%	174.36	126.48
	2004	(2)	64.9%	204.94	133.02

Woodbridge Property	2000		68.8%	$ 83.98	$ 57.77
	2001		81.9%	96.67	79.17
	2002		73.6%	108.71	80.03
	2003		83.8%	113.59	95.14
	2004	(2)	79.1%	120.77	95.52

____________________

(1)	Data represents information for each applicable fiscal year, unless noted otherwise.

(2)	Data for the Auburn Hills, Sterling Heights, Fairborn, Tiverton, Bloomington, Champaign, Davenport, Macomb, Marion, and Peoria Properties, represents the period January 1, 2004 through July 31, 2004, and data for the Arlington, Carlsbad, Carmel Valley, Dedham, Danvers, Paramus, Pikesville, Richmond, San Dimas, San Juan Capistrano, and Woodbridge Properties, represents the period January 1, 2004 through September 30, 2004.

(3)	Data for the Fairborn Property represents the period June 5, 2001 through December 31, 2001 and data for the Tiverton Property represents the period July 1, 2001 through December 31, 2001.

(4)	Data for the Bloomington Property represents the period June 17, 2000 through December 31, 2000 and data for the Peoria Property represents the period April 24, 2000 through December 31, 2000.

(5)	Data for the Champaign Property represents the period March 1, 2003 through December 31, 2003 and data for the Macomb Property represents the period March 12, 2003 through December 31, 2003.

(6)	Data for 1999 represents the period March 6, 1999 through December 31, 1999.

PROPERTY ACQUISITIONS
Medical Office Buildings
From February 17, 2004 through November 30, 2004

Property	Rentable Square Footage	Purchase Price	% Owned by the Company	Subject to Ground Lease	Depreciable Tax Basis (1)	Date Acquired	Occupancy	Annualized Base Rent	Annualized Base Rent Per Occupied Square Foot	Principal Tenants (2)

Aurora Medical Center I (3) (4) (the "Aurora-I Property") Existing multi-tenant medical office building built in 1982 The Aurora-I Property is located in Aurora, Colorado on the campus of the Medical Center of Aurora.	43,973	$8,789,200	100%	N	$8,700,000	4/30/04	96.7%	$1,042,784	$24.53	Aurora Denver Cardiology; Mauricio G. Waintrub, MD PC (5)

Aurora Medical Center II (3) (4) (the "Aurora-II Property") Existing multi-tenant medical office building built in 1985 The Aurora-II Property is located in Aurora, Colorado on the campus of the Medical Center of Aurora.	53,980	$9,345,478	100%	N	$9,200,000	4/30/04	87.4%	$1,092,023	$23.16	Colorado Orthopedic; Total Renal Care (6)

BayCare Health Headquarters (3) (the "Clearwater Property") Existing single-tenant medical office building built in 1988 The Clearwater Property is located in Clearwater, Florida and is the corporate headquarters for BayCare Health System.	75,000	$9,790,501	100%	N	$7,800,000	4/30/04	100%	$708,750	$9.45	BayCare Health System (7)

Boardwalk Medical Office Building (3) (8) (the "Irving-Boardwalk Property") Existing multi-tenant medical office building built in 1998 The Irving-Boardwalk Property is located in Irving, Texas three miles from the campus of Las Colinas Medical Center.	62,738	$13,072,544	100%	N	$11,800,000	4/30/04	100%	$1,275,483	$20.33	Texas Health System; CSANT (9)

Chesapeake Medical Center (3) (the "Chesapeake Property") Existing multi-tenant medical office building built in 1988 The Chesapeake Property is located in Chesapeake, Virginia on the campus of the Chesapeake General Hospital.	51,315	$9,901,757	100%	N	$8,500,000	4/30/04	82.2%	$988,551	$23.43	N/A (10)

The Diagnostic Clinic (3) (the "Largo Property") Existing single-tenant medical office buildings built in 1972 The Largo Property is located in Largo, Florida adjacent to the Largo Medical Center.	114,756	$29,705,270	100%	N	$27,700,000	4/30/04	100%	$2,822,305	$24.59	Diagnostic Clinic Medical Group (11)

Dorsey Hall Medical Center (3) (12) (the "Columbia Property") Existing multi-tenant medical office building built in 1987 The Columbia Property is located in Columbia, Maryland four miles from Howard County General Hospital.	38,081	$5,451,529	100%	N	$4,400,000	4/30/04	92.9%	$903,411	$25.53	Helixcare, Inc. (13)

Encino Medical Plaza (3) (14) (the "Encino Property") Existing multi-tenant medical office building built in 1973 The Encino Property is located in Encino, California two miles from the Encino and Tarzana Campuses of the Encino-Tarzana Regional Medical Center.	66,973	$16,020,820	100%	N	$10,300,000	4/30/04	100%	$1,831,290	$27.34	N/A (10)

Independence Park (3) (8) 4204 Technology Drive (the "Durham 4204 Property") Existing research/flex building built in 1998 The Durham 4204 Property is located in Durham, North Carolina one mile from Durham Regional Hospital and four miles from Duke University Medical Center.	48,317	$10,124,268	100%	N	$8,700,000	4/30/04	100%	$645,896	$13.37	Duke University (15)

Independence Park (3) (8) 4228 Technology Drive (the "Durham 4228 Property") Existing research/flex building built in 1995 The Durham 4228 Property is located in Durham, North Carolina one mile from Durham Regional Hospital and four miles from Duke University Medical Center.	20,000	$3,226,415	100%	N	$2,600,000	4/30/04	100%	$198,877	$9.94	Applied Clinical Concepts; Duke University (16)

Independence Park (3) (8) 4233 Technology Drive (the "Durham 4233 Property") Existing research/flex building built in 1997 The Durham 4233 Property is located in Durham, North Carolina one mile from Durham Regional Hospital and four miles from Duke University Medical Center.	20,000	$3,782,694	100%	N	$2,300,000	4/30/04	100%	$161,834	$8.09	Aventis (17)

Independence Park (3) (8) 4323 Ben Franklin Boulevard (the "Durham 4323 Property") Existing multi-tenant medical office building built in 1998 The Durham 4323 Property is located in Durham, North Carolina one mile from Durham Regional Hospital and four miles from Duke University Medical Center.	16,572	$3,448,926	100%	N	$3,000,000	4/30/04	100%	$257,410	$15.53	Durham Diagnostic Imaging; Duke University (18)

Las Colinas Medical Plaza II (3) (8) (the "Irving-Las Colinas Property") Existing multi-tenant medical office building built in 2001 The Irving-Las Colinas Property is located in Irving, Texas located on the campus of Las Colinas Medical Center.	51,591	$10,958,686	100%	N	$9,500,000	4/30/04	100%	$1,085,765	$21.05	Southwest Primary Care; Urology Associates; Clinical Pediatric Associates; Network Cancer Care (19)

Medical Place I (3) (20) (the "Houston Property") Existing multi-tenant medical office building built in 1985 The Houston Property is located in Houston, Texas on the campus of CHRISTUS St. Joseph’s Hospital.	150,275	$25,088,809	100%	Y	$25,000,000	4/30/04	92.1%	$2,916,184	$21.06	N/A (10)

Northwest Regional Medical Center (3) (the "Corpus Christi Property") Existing multi-tenant medical office building built in 2000 The Corpus Christi Property is located in Corpus Christi, Texas on the campus of the Northwest Regional Hospital.	34,079	$7,454,131	100%	N	$7,000,000	4/30/04	100%	$752,006	$22.07	Riverside Hospital, Inc.; Cambridge Holdings, Inc.; Coastal Children's Clinic; Coastal Cardiology (21)

Plano Medical Pavilion (3) (the "Plano Property") Existing multi-tenant medical office building built in 1983 The Plano Property is located in Plano, Texas on the campus of The Medical Center of Plano.	86,878	$15,130,774	100%	N	$13,200,000	4/30/04	96.9%	$1,653,899	$19.64	Dr. Freer; The Raphael Institute for Plastic Surgery; Dr. Samara (22)

Randolph Medical Center (3) (the "Rockville Property") Existing multi-tenant medical office building built in 1973 The Rockville Property is located in Rockville, Maryland four miles from Suburban Hospital and Holy Cross Hospital.	40,859	$8,733,572	100%	N	$6,800,000	4/30/04	85.8%	$806,097	$23.00	Metro Orthopedic (23)

Rocky Mountain Cancer Center (3) (24) (the "Denver Property") Existing multi-tenant medical office building built in 1994 The Denver Property is located in Denver, Colorado one block from the HealthOne Presbyterian/St. Luke’s Hospital.	34,087	$9,122,967	100%	N	$8,200,000	4/30/04	100%	$796,308	$23.36	Rocky Mountain Cancer Center; HCA HealthOne; Childhood Hematology Oncology (25)

Sherman Oaks Medical Center (3) (8) (the "Sherman Oaks Property") Existing multi-tenant medical office building built in 1958 The Sherman Oaks Property is located in Sherman Oaks, California adjacent to Sherman Oaks Hospital.	70,574	$14,852,635	100%	N	$6,600,000	4/30/04	99.5%	$1,771,096	$25.23	UCLA; Dr. Greenspan (26)

Tampa Medical Tower (3) (8) (the "Tampa Property") Existing multi-tenant medical office building built in 1983 The Tampa Property is located in Tampa, Florida adjacent to St. Joseph’s Hospital.	106,209	$10,569,291	100%	N	$8,400,000	4/30/04	86.4%	$1,842,428	$20.07	N/A (10)

Valencia Medical Center (3) (8) (the "Valencia Property") Existing multi-tenant medical office building built in 1983 The Valencia Property is located in Valencia, California less than one mile from the Henry Mayo Newhall Memorial Hospital.	27,887	$6,786,597	100%	N	$5,500,000	4/30/04	98.9%	$693,599	$25.15	N/A (10)

Yorktown 50 (3) (8) (the "Fairfax Property") Existing multi-tenant medical office building built in 1974 The Fairfax Property is located in Fairfax, Virginia one mile from Inova Fairfax Hospital.	96,477	$25,143,136	100%	N	$23,500,000	4/30/04	100%	$2,752,799	$28.53	Otolaryngology Associates; Bio-Medical Applications (27)

The Birth Place at Southwest General (3) (the "San Antonio Property") Existing single-tenant medical office building built in 1994 The San Antonio Property is located in San Antonio, Texas on the campus of Mercy Center Hospital.	34,080	$13,696,201	100%	N	$13,900,000	08/24/04	100%	$1,153,491	$33.85	Southwest General Hospital, LP (28)

Bowie Plaza I and Plaza II (3) (29) (the "Baytown Property") Existing multi-tenant medical office buildings built in 1979 The Baytown Property is located in Baytown, Texas on the campus of San Jacinto Methodist Hospital.	38,796	$1,432,847	100%	N	$1,600,000	08/24/04	80.3%	$351,639	$11.28	Odyssey HealthCare of Baytown (30)

Brentwood Medical Center (3) (31) (the "Walnut Creek Property") Multi-tenant medical office building currently under construction The Walnut Creek Property is located in Walnut Creek, California 15 miles from the campus of Mt. Diablo/John Muir Hospital.	104,101	$15,695,693	100%	Y	N/A	08/24/04	(31)	(31)	(31)	Mt. Diablo/John Muir Hospital System (32)

Burns Professional Building (3) (the "Blue Ridge Property") Existing multi-tenant medical office building built in 2002 The Blue Ridge Property is located in Blue Ridge, Georgia on the campus of Fannin Regional Hospital.	14,680	$2,454,532	100%	Y	$2,700,000	08/24/04	100%	$252,335	$17.19	Fannin Regional Hospital, Inc. (33)

Durant Medical Center (3) (the "Durant Property") Existing multi-tenant medical office building built in 1997 The Durant Property is located in Durant, Oklahoma on the campus of the Medical Center of Southeastern Oklahoma.	60,565	$8,735,146	70%	Y	$9,300,000	08/30/04	100%	$863,051	$14.25	Medical Center of Southeastern Oklahoma (34)

Eagle Creek Medical Plaza (3) (29) (the "Lexington II Property") Existing multi-tenant medical office building built in 1982 The Lexington II Property is located in Lexington, Kentucky on the campus of Saint Joseph Hospital East.	42,406	$3,477,395	100%	Y	$3,700,000	08/24/04	96.4%	$500,674	$12.25	New Lexington Clinic, P.S.C.; Retina & Vitreous Associates of Kentucky, P.S.C.; Family Practice Associates of Lexington, P.S.C. (35)

Elgin Medical Office Building I (3) (29) (the "Elgin I Property") Existing multi-tenant medical office building built in 1997 The Elgin I Property is located in Elgin, Illinois on the campus of Provena Saint Joseph Hospital.	45,034	$6,585,104	100%	Y	$7,100,000	08/24/04	86.3%	$924,417	$23.79	Provena Health System (36)

Elgin Medical Office Building II (3) (29) (the "Elgin II Property") Existing multi-tenant medical office building built in 2001 The Elgin II Property is located in Elgin, Illinois on the campus of Provena Saint Joseph Hospital.	45,897	$6,944,186	100%	Y	$7,400,000	08/24/04	94.1%	$983,113	$22.77	Provena Health System; Fox Valley Orthopedic Institute (37)

Heartland Regional Medical Office Building (3) (the "Marion Property") Existing multi-tenant medical office building built in 2002 The Marion Property is located in Marion, Illinois on the campus of Marion Memorial Hospital.	72,245	$10,298,740	70%	N	$10,900,000	08/24/04	98.2%	$1,027,721	$14.48	Marion Memorial Hospital (38)

Lake Granbury Medical Center (3) (the "Granbury Property") Existing multi-tenant medical office building built in 2001 The Granbury Property is located in Granbury, Texas located on the campus of Lake Granbury Medical Center.	33,840	$6,765,720	100%	Y	$7,200,000	08/24/04	92.8%	$570,642	$18.18	Granbury Hospital Corporation (39)

The Medical Offices at Central Mississippi Medical Center (3) (the "Jackson Center I Property") Existing single-tenant medical office building built in 2002 The Jackson Center I Property is located in Jackson, Mississippi on the campus of Central Mississippi Medical Center.	44,450	$8,758,650	100%	Y	$9,300,000	08/24/04	100%	$698,369	$15.71	Central Mississippi Medical Center (40)

The Medical Offices at Central Mississippi Medical Center (3) (41) (the "Jackson Center II Property") Single-tenant medical office building to be constructed The Jackson Center II Property is located in Jackson, Mississippi on the campus of Central Mississippi Medical Center.	42,050	$142,100	70%	Y	N/A	08/30/04	(41)	(41)	(41)	Central Mississippi Medical Center (42)

MedPlex B at Sand Lake Commons (3) (29) (the "Orlando MedPlex Property") Existing multi-tenant medical office building built in 1988 The Orlando MedPlex Property is located in Orlando, Florida on the campus of Orlando Regional Sand Lake Hospital.	32,081	$5,626,751	100%	N	$4,600,000	08/24/04	90%	$523,591	$18.14	Orlando Regional Healthcare System, Inc.; Orlando Orthopaedic Center, M.D., P.A.; OB & GYN Specialists, M.D., P.A. (43)

NASA Parkway Medical Office Building (3) (the "Nassau Bay Property") Existing multi-tenant medical office building built in 2003 The Nassau Bay Property is located in Nassau Bay, Texas on the campus of CHRISTUS St. John Hospital.	48,200	$8,464,600	88%	Y	$9,000,000	08/24/04	69.3%	$632,123	$18.92	CHRISTUS St. John Hospital (44)

North Alvernon Medical Center (3) (29) (the "Tucson I Property") Existing multi-tenant medical office building built in 1986 The Tucson I Property is located in Tucson, Arizona three miles from the campus of St. Joseph’s Hospital.	112,794	$12,218,959	100%	N	$10,600,000	08/24/04	77.8%	$1,293,811	$14.74	Carondelet Health Network; Sanora Quest Laboratories, LLC (45)

Orlando Professional Center I (3) (29) (the "Orlando I Property") Existing multi-tenant medical office building built in 1963 The Orlando I Property is located in Orlando, Florida on the campus of Orlando Regional Medical Center.	17,092	$1,300,000	100%	N	$1,000,000	08/24/04	96.5%	$262,289	$15.89	Orlando Regional Healthcare System, Inc.; Pantas Law Firm, P.C. (46)

Orlando Professional Center II (3) (29) (the "Orlando II Property") Existing multi-tenant medical office building built in 1969 The Orlando II Property is located in Orlando, Florida on the campus of Orlando Regional Medical Center.	27,957	$3,244,243	100%	N	$2,300,000	08/24/04	89.2%	$409,479	$16.43	Orlando Regional Healthcare System, Inc.; Children’s Specialty Care Center, P.A. (47)

Oviedo Medical Center (3) (29) (the "Oviedo Property") Existing multi-tenant medical office building built in 1997 The Oviedo Property is located in Oviedo, Florida 17 miles from Orlando Regional Medical Center.	68,123	$8,450,822	100%	N	$8,300,000	08/24/04	66.8%	$814,374	$17.89	Orlando Regional Healthcare System, Inc.; Interlachen Pediatrics, Inc. (48)

Parker Adventist Professional Building (3) (the "Parker Property") Existing multi-tenant medical office building built in 2004 The Parker Property is located in Parker, Colorado on the campus of Parker Adventist Hospital.	83,604	$15,189,950	100%	Y	$16,100,000	08/24/04	77.1%	$1,206,076	$18.70	Portercare Adventist Health System (49)

Physicians East and Physicians West (3) (the "Lancaster Property") Existing multi-tenant medical office buildings built in 1982 The Lancaster Property is located in Lancaster, Texas on the campus of the Medical Center at Lancaster.	56,226	$4,404,548	70%	Y	$4,700,000	08/24/04	89.4%	$460,331	$9.15	Merit Lancaster, L.P. (50)

Provena Mercy Professional Office Building (3) (29) (the "Aurora Mercy Property") Existing multi-tenant medical office building built in 1985 The Aurora Mercy Property is located in Aurora, Illinois on the campus of Mercy Center Hospital.	27,074	$3,108,619	100%	Y	$3,400,000	08/24/04	95.7%	$470,525	$18.16	Castle Orthopaedics and Sports Medicine, S.C.; Fox Valley Women’s Health Partners; Ronald Wolfson, M.D.; Jerry E. Mitchell, M.D. (51)

River Oaks Professional Center (3) (the "Jackson Property") Existing single-tenant medical office building built in 2003 The Jackson Property is located in Jackson, Mississippi on the campus of River Oaks Health System.	45,704	$7,388,276	100%	Y	$7,900,000	08/24/04	100%	$712,640	$15.59	River Oaks Hospital (52)

Sand Lake Physicians Office Building (3) (29) (the "Orlando Sand Lake Property") Existing multi-tenant medical office building built in 1985 The Orlando Sand Lake Property is located in Orlando, Florida on the campus of Orlando Regional Sand Lake Hospital.	13,999	$2,275,000	100%	Y	$2,500,000	08/24/04	100%	$274,655	$19.62	Orlando Regional Healthcare System, Inc.; Greater Orlando Neurosurgery & Spine, P.A. (53)

Santa Rosa Medical Office Building (3) (the "Milton Property") Existing multi-tenant medical office building built in 2003 The Milton Property is located in Milton, Florida on the campus of Santa Rosa Medical Center.	36,735	$8,360,312	100%	Y	$8,900,000	08/24/04	100%	$658,073	$17.91	HMA Santa Rosa Medical Center, Inc. (54)

South Seminole Medical Office Building II (3) (29) (the "Longwood I Property") Existing multi-tenant medical office building built in 1987 The Longwood I Property is located in Longwood, Florida on the campus of Orlando Regional South Seminole Hospital.	35,266	$4,590,108	100%	Y	$4,900,000	08/24/04	91.8%	$521,628	$16.11	Orlando Regional Healthcare System, Inc.; Orlando Orthopaedic Center, M.D., P.A.; Jewett Orthopaedic Clinic, P.A.; Giles Gastroenterology Center, P.A. (55)

South Seminole Medical Office Building III (3) (29) (the "Longwood II Property") Existing multi-tenant medical office building built in 1993 The Longwood II Property is located in Longwood, Florida on the campus of Orlando Regional South Seminole Hospital.	23,139	$2,450,000	100%	N	$2,300,000	08/24/04	100%	$282,304	$12.20	Orlando Regional Healthcare System, Inc.; Physician Associates LLC (56)

Saint Joseph East Office Park (3) (the "Lexington I Property") Existing multi-tenant medical office building built in 2003 The Lexington I Property is located in Lexington, Kentucky on the campus of Saint Joseph Hospital East.	73,569	$10,888,995	95%	Y	$11,600,000	08/24/04	56.8%	$671,554	$16.07	Saint Joseph Healthcare, Inc. (57)

St. Joseph’s Medical Plaza (3) (29) (the "Tucson II Property") Existing multi-tenant medical office building built in 1986 The Tucson II Property is located in Tucson, Arizona on the campus of St. Joseph’s Hospital.	87,946	$9,641,927	100%	Y	$10,200,000	08/24/04	73.5%	$1,408,631	$21.80	Clara Vista Medical Associates, Inc.; Innovative Practice Concepts, Inc.; Vitreo-Retinal Associates Southwest, P.C. (58)

McDowell Mountain Medical Plaza (3) (59) (the "Scottsdale Property") Existing multi-tenant medical office building built in 1999 The Scottsdale Property is located in Scottsdale, Arizona near three hospitals: Mayo Clinic, Scottsdale Medical Center-Shea and Paradise Valley Hospital.	85,946	$16,822,304	100%	N	$13,000,000	11/02/04	87.7%	$2,164,176	$28.73	HealthSouth Surgery Center of Scottsdale (60)

Lakeside Health Park (3) (61) (62) (the "Omaha Property") Multi-tenant medical office building currently under construction The Omaha Property is located in Omaha, Nebraska on the campus of Alegent Health Hospital.	97,083	$1,681,664	69%	Y	N/A	11/08/04	(60)	(60)	(60)	Alegent Health Hospital (63)

Total	2,861,303	$467,593,392			$413,100,000			$47,090,507

Weighted Average							90.8%		$19.81

________________________

FOOTNOTES:

(1)	Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

(2)	Represents tenants leasing 10% or more of the building's rentable square footage.

(3)	Information is provided as of August 1, 2004, except for the Scottsdale and Omaha Properties for which information is provided as of September 30, 2004.

(4)	In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. In connection with the loans, the Company incurred loan costs of approximately $68,000.

(5)	Aurora Denver Cardiology leases 11,171 square feet with annual base rent of $267,503 and the lease expires on June 14, 2005. Mauricio G. Waintrub, MD PC leases a total of 6,758 square feet with an aggregate annual base rent of $165,274 and the leases expire on May 31, 2007. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above a contractual base amount of operational expenses (the "Base Expenses"), and base rents increase annually based on the consumer price index.

(6)	Colorado Orthopedic leases 9,413 square feet with annual base rent of $221,206 and the lease expires on May 31, 2007. Total Renal Care leases 8,421 square feet with an annual base rent of $165,466 and the lease expires on April 1, 2006. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses, and base rents increase annually based on either the consumer price index or 3%.

(7)	BayCare Health System leases 75,000 square feet on a triple-net basis with annual base rent of $708,750 which increases annually by 3%. The lease expires on November 30, 2013. The tenant has been provided with a $3,000,000 tenant improvement allowance which was escrowed by the seller on behalf of the Company. If the actual costs for the tenant improvements are less than $3,000,000, the annual base rent will be reduced by $750 for each $8,200 reduction in the cost of the tenant improvements. If the actual costs for the tenant improvements exceed $3,000,000, the tenant, at its option, may pay for such costs directly or have the annual base rent rate increased by $750 for each $8,200 in additional costs. As of September 2004, the building has been occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.

(8)	In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011. In connection with the assumption of the loans, the Company incurred loan costs of approximately $350,000.

(9)	Texas Health System leases 30,000 square feet with annual base rent of $588,300 which increases by 5% on November 1, 2008 and November 1, 2013. The lease expires on October 31, 2018. CSANT leases 8,184 square feet with annual base rent of $171,864 which increases to $180,048 on July 1, 2005, $196,416 on July 1, 2008 and $204,600 on July 1, 2011. The lease expires on June 30, 2014. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 5% to 10%.

(10)	Tenancy is a mix of various physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Base rents increase annually based on various percentages.

(11)	Diagnostic Clinic Medical Group, a specialty medical practice group, leases 114,756 square feet on a triple net lease basis with annual base rent of $2,739,131, which increases by 3% on May 1, 2005 and each lease year thereafter. The lease expires on April 30, 2010.

(12)	In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009. In connection with the assumption of the loan, the Company incurred loan costs of approximately $42,000.

(13)	Helixcare, Inc. leases 22,081 square feet with annual base rent of $511,963 and the lease expires on February 28, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases range from 2% to 4%, except for two tenants where the base rent increases annually by $1.00 per square foot.

(14)	In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013. In connection with the assumption of the loan, the Company incurred loan costs of approximately $85,000.

(15)	Duke University leases 48,317 square feet with annual base rent of $645,896 which increases annually by 4.6%. The lease expires on February 28, 2013. Duke University is responsible for all operational expenses of the property, except for a portion of the real estate taxes and insurance.

(16)	Applied Chemical Concepts leases 13,500 square feet with annual base rent of $148,842 which increases annually by 3%. The lease expires on September 30, 2010. Duke University leases two office spaces for a total of 6,500 square feet. The first lease contains 1,500 square feet with annual base rent of $12,665 which increases annually by 3%. The lease expires on May 15, 2006. The second lease contains 5,000 square feet with annual base rent of $37,000. The lease expires on February 28, 2005. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

(17)	Aventis, an international pharmaceutical company, leases 20,000 square feet with annual base rent of $161,834 that increases annually by 3.5%. The lease expires on August 31, 2006. Aventis is responsible for all operational expenses of the property, except for real estate taxes and insurance.

(18)	Durham Diagnostic Imaging leases 13,172 square feet with annual base rent of $194,015 which increases annually by 3.5%. The lease expires on January 31, 2012. Duke University leases 3,400 square feet with annual base rent of $63,395 which increases annually by 5.1%. The lease expires on January 31, 2010. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

(19)	Southwest Primary Care leases 17,654 square feet with annual base rent of $344,253, which increases to $346,018 on November 1, 2006 and $361,201 on November 1, 2009. The lease expires on October 31, 2011. Urology Associates leases 9,308 square feet with annual base rent of $186,160. The lease expires on November 30, 2008. Clinical Pediatric Associates leases 6,392 square feet with annual base rent of $134,232 which increases to $147,655 on March 1, 2007. The lease expires on February 28, 2012. Network Cancer Care leases 5,749 square feet with annual base rent of $158,833 which increases to $168,906 on July 1, 2007 and $182,186 on July 1, 2012. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 2% to 10%.

(20)	The Company does not own the land on which the Houston Property office building is located. The Company assumed a ground lease which expires on June 3, 2053 and has five consecutive renewal options of ten years each. The ground lease requires minimum annual rent of $115,300 through May 31, 2008. On June 1, 2008, and every 60 months thereafter, minimum annual rent will increase by the lesser of (i) prior year's rent increased by the consumer price index or (ii) prior year's rent increased by 10%.

(21)	Riverside Hospital, Inc. has two leases with a total of 6,464 square feet with annual base rent of $98,319 which increases annually based on the consumer price index. Both leases expire on August 31, 2008. Cambridge Holdings Inc. leases 5,112 square feet with annual base rent of $83,428 which increases annually by 2%. The lease expires on February 9, 2008. Coastal Children's Clinic leases 4,367 square feet with annual base rent of $103,088 which increases to $105,856 on September 15, 2006 and to $108,476 on September 15, 2007. The lease expires on September 30, 2008. Coastal Cardiology leases 3,915 square feet with annual base rent of $94,302 which increases annually based on the consumer price index. The lease expires on January 31, 2011. Tenancy in the building is a mix of physician practices, with concentration in pediatrics and cardiology. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on the consumer price index.

(22)	Dr. Freer leases 17,049 square feet with annual base rent of $326,023 which increases annually by 4%. The lease expires on December 31, 2010. The Raphael Institute for Plastic Surgery leases 15,795 square feet with annual base rent of $302,043 which increases annually by 4%. The lease expires on December 31, 2010. Dr. Samara leases 10,515 square feet with annual base rent of $195,219 which increases annually by 3%. The lease expires on October 31, 2011. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on either the consumer price index or a fixed percentage.

(23)	Metro Orthopedic leases 4,484 square feet with annual base rent of $97,556 and the lease expires on October 31, 2004. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on a fixed percentage.

(24)	In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010. In connection with the assumption of the loan, the Company incurred loan costs of approximately $53,000.

(25)	Rocky Mountain Cancer Center leases 18,872 square feet with annual base rent of $441,003 which increases annually by 2%. The lease expires on March 31, 2009. HCA HealthOne leases 9,365 square feet with annual base rent of $213,432 which increases annually by 2%. The lease expires on April 30, 2009. Childhood Hematology Oncology leases 5,850 square feet with annual base rent of $136,704 which increases annually by 2%. The lease expires on March 31, 2009. All of the tenants pay their proportionate share of operational expenses.

(26)	UCLA leases 12,561 square feet with annual base rent of $298,449 which increased to $313,523 on November 1, 2004. The lease expires on April 30, 2007. Dr. Greenspan leases 9,608 square feet with annual base rent of $234,743 which increased to $244,133 on September 1, 2004. The lease expires on August 31, 2005. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses.

(27)	Otolaryngology Associates leases 11,323 square feet with annual base rent of $327,341 which increases annually by 3%. The lease expires on October 31, 2012. Bio-Medical Applications leases 11,404 square feet with annual base rent $270,382 which increases annually by 3%. The lease expires on June 30, 2013. Tenancy in the building is a mix of physician practices. Tenants pay their proportionate share of operational expenses above Base Expenses.

(28)	Southwest General Hospital, LP is the sole tenant of the building and leases 34,080 square feet with annual base rent of $1,147,248 which increases annually based on the lesser of the consumer price index or 3.9%. The lease expires on December 31, 2015, and the tenant pays all operational expenses.

(29)	With regard to the Baytown, Lexington II, Elgin I, Elgin II, Orlando MedPlex, Tucson I, Orlando I, Orlando II, Oviedo, Aurora Mercy, Orlando Sandlake, Longwood I, Longwood II and Tucson II Properties, the Company has entered into an initial commitment with a commercial lender for a $40.1 million mortgage loan. The loan is expected to have a seven year term with a fixed interest rate of 4.85%. The loan is expected to require interest only payments for the first 30 months with monthly payments of principal and interest due thereafter until maturity. The company expects to close the loan in December 2004.

(30)	Odyssey HealthCare of Baytown leases 4,628 square feet on a gross basis, with annual base rent of $61,092. The lease expires on August 31, 2008. Tenancy in the building is a mix of physician practices. The other tenants lease on a gross basis and certain leases require the tenants to pay their proportionate share of operational expenses above Base Expenses. All tenants’ base rents increase annually based on either the consumer price index or a fixed amount.

(31)	The Walnut Creek Property is currently being constructed and is expected to open in December 2004. As of August 1, 2004, 84.7% of the building's rentable square footage had been pre-leased with annualized base rent aggregating $2.1 million, or $24.20 per occupied square foot. The estimated completed cost for the Property is $28,000,000.

(32)	Mt. Diablo/John Muir Hospital System has pre-leased a total of 82.4% of the building’s rentable square footage on a triple-net basis with an aggregate annual base rent of $2,082,408 which increases by 3% annually. The lease terms are between five and ten years. Another tenant has pre-leased 2,192 square feet on a triple-net lease basis.

(33)	Fannin Regional Hospital, Inc. is the sole tenant of the building and leases 14,680 square feet with annual base rent of $252,312 which increases by 2% annually. The lease expires on March 31, 2017, and the tenant pays all operational expenses.

(34)	Medical Center of Southeastern Oklahoma is the sole tenant of the building and leases 60,565 square feet with annual base rent of $863,051. The lease expires in 2019, and the tenant is responsible for all operational expenses.

(35)	New Lexington Clinic, P.S.C. leases a total of 8,681 square feet with an aggregate annual base rent of $104,736 which increases annually based on the consumer price index, but not less than 2% nor more than 4%. The leases expire between May 2006 and June 2009. New Lexington Clinic, P.S.C. is responsible for their proportionate share of taxes, utilities and janitorial expenses. Retina & Vitreous Associates of Kentucky, P.S.C. leases 8,265 square feet with annual base rent of $97,896 which increases annually based on the consumer price index, but not less than 1% nor more than 5%. The lease expires on June 18, 2006. Retina & Vitreous Associates of Kentucky, P.S.C. is responsible for janitorial expenses only. Family Practice Associates of Lexington, P.S.C. leases 4,279 square feet with annual base rent of $50,712 which increases annually based on the consumer price index, but not less than 2% nor more than 7%. The lease expires on April 30, 2005. Family Practice Associates of Lexington, P.S.C. is only responsible for their proportionate share of taxes, utilities and janitorial expenses. Tenancy in the building is a mix of physician practices. Other tenants lease space on a gross basis and pay their proportionate share of taxes, utilities and janitorial expenses, and base rents increase annually based on the consumer price index, but in no case more than 7%.

(36)	Provena Health System leases a total of 21,613 square feet with an aggregate annual base rent of $505,464 of which a portion increases annually by 2.75%. The leases expire between April 2005 and October 2013, and include gross leases and a triple-net lease. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and base rents increase at a rate of 2.75% or 3% annually.

(37)	Provena Health System leases a total of 13,072 square feet with an aggregate annual base rent of $237,792 of which a portion increases annually by 2.75%. The leases expire between April 2005 and October 2008, and include gross leases and a triple-net lease. Fox Valley Orthopedic Institute leases 10,342 square feet on a gross basis with annual base rent of $258,036 which increases by 2.75% annually. The lease expires on January 31, 2006. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and base rents increase at a rate of 2.75% or 4% annually.

(38)	Marion Memorial Hospital leases a total of 42,711 square feet with an aggregate annual base rent of $682,824. Annual rent relating to one of the two leases with Marion Memorial Hospital increases on December 1, 2008, by the amount, if any, of the cumulative increase in the consumer price index for lease years one through five and at the beginning of the following lease year and each year thereafter, the amount shall be increased by the change in the consumer price index. The other lease increases annually based on the consumer price index. The leases expire on November 30, 2012 and November 30, 2017, respectively. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants’ base rents remain constant.

(39)	Granbury Hospital Corporation leases a total of 31,394 square feet on a triple-net basis with an aggregate annual base rent of $577,548 with annual increases ranging from 2% to 3.5%. The leases expire between December 2011 and December 2016.

(40)	Central Mississippi Medical Center is the sole tenant of the building and leases 44,450 square feet with an annual base rent of $687,192 which increases annually based on the consumer price index not to exceed 5% per year. The lease expires on January 31, 2017, and the tenant pays all operational expenses.

(41)	The Jackson Center II Property began construction in September 2004 and is expected to be completed in April 2005. Central Mississippi Medical Center has entered into a triple-net lease relating to this Property and is expected to occupy 100% of the building's rentable square footage upon completion of construction. The estimated completed cost for the Property is $6,551,000.

(42)	Central Mississippi Medical Center has pre-leased 100% of the building’s rentable square footage with an annual base rent of $637,058 which will increase annually based on the consumer price index not to exceed 5% per year. The lease terms are ten years each. Central Mississippi Medical Center will pay all operational expenses.

(43)	OB & GYN Specialists, M.D., P.A. leases 8,807 square feet on a month to month basis with an annual base rent of $149,726. Orlando Regional Healthcare System, Inc. leases a total of 8,303 square feet with an aggregate annual base rent of $160,344 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The leases expire on July 31, 2012. Orlando Orthopaedic Center, M.D., P.A. leases 5,682 square feet with annual base rent of $68,244. The lease expires on June 30, 2006. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis.

(44)	CHRISTUS St. John Hospital leases a total of 23,777 square feet with an aggregate annual base rent of $458,700. The leases expire on September 30, 2013. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis and base rents increase by 3% annually.

(45)	Carondelet Health Network leases a total of 55,829 square feet on a triple-net basis with an aggregate annual base rent of $641,640 which increases annually by 3% in years two through seven and by 2% in years eight through ten. The leases expire on December 31, 2011 and June 30, 2013. Sanora Quest Laboratories, LLC leases a total of 16,567 square feet with an aggregate annual base rent of $322,872. The first lease increases annually by 4% and the second lease increases annually based on the consumer price index. Both leases expire on August 31, 2005. Sanora Quest Laboratories, LLC pays their proportionate share of operational expenses above Base Expenses. Tenancy in the building is a mix of physician practices. The other tenants lease on a gross basis and certain leases require the tenants to pay their proportionate share of operational expenses above Base Expenses. Base rents periodically increase based on the consumer price index.

(46)	Orlando Regional Healthcare System, Inc. leases a total of 8,797 square feet on a triple-net basis with an aggregate annual base rent of $108,288 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The first lease expires on October 31, 2006 and the second lease expires on July 31, 2012. Pantas Law Firm, P.A. leases 2,680 square feet on a gross basis with an annual base rent of $50,916 which increases by 3% annually. The lease expires on October 31, 2006. Tenancy in the building is primarily a mix of physician practices. Other tenants lease on a gross basis and base rents increase periodically during the lease terms.

(47)	Orlando Regional Healthcare System, Inc. leases a total of 12,566 square feet on a triple-net basis with an aggregate annual base rent of $160,224 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. Two of the leases expire on July 31, 2005 and the remaining leases expire on July 31, 2012. Children’s Specialty Care Center, P.A. leases 3,020 square feet on a gross basis with an annual base rent of $58,884 which increases by 3% annually. The lease expires on August 31, 2008. Tenancy in the building is primarily a mix of physician practices. Other tenants lease on a gross basis and base rents increase by 3% annually, except for one lease with a fixed base rent throughout the lease term.

(48)	Orlando Regional Healthcare System, Inc. leases 14,361 square feet on a triple-net basis with an annual base rent of $179,508 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The lease expires on July 31, 2007. Interlachen Pediatrics, Inc. leases 7,319 square feet on a gross basis with an annual base rent of $86,148 which increases annually based on the consumer price index not to exceed 4%. The lease expires on August 31, 2006. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and base rents increase by 3% annually or increase based on the consumer price index not to exceed 4%.

(49)	Portercare Adventist Health System leases a total of 20,715 square feet with an aggregate annual base rent of $387,360 which increases by 3% annually. The leases expire between July 31, 2014 and June 30, 2019. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis. Other tenants’ base rents increase by 3% or 4% annually.

(50)	Merit Lancaster, L.P. leases 24,368 square feet with an annual base rent of $224,676 which increases by 2.25% annually. The lease expires on November 30, 2015. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis. Other tenants’ base rents increase periodically during the lease terms.

(51)	Castle Orthopaedics and Sports Medicine, S.C. leases 5,617 square feet with an annual base rent of $89,117 which does not increase for the remaining term of the lease. The lease expires on April 30, 2005. Fox Valley Women’s Health Partners leases 5,158 square feet with an annual base rent of $100,584 which increases by 2% annually. The lease expires on January 31, 2014. Ronald Wolfson, M.D. leases 3,038 square feet with an annual base rent of $59,520 which does not increase. The lease expires on August 31, 2007. Jerry E. Mitchell, M.D. leases 2,915 square feet with an annual base rent of $55,572 which increases by 2.5% annually. The lease expires on March 30, 2008. Tenancy in the building is a mix of physician practices. With the exception of one tenant, all tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants’ annual base rent increase by 2% annually except for one tenant whose rent does not increase.

(52)	River Oaks Hospital is the sole tenant of the building and leases 45,704 square feet with an annual base rent of $678,708 which increases based on the consumer price index not to exceed 5% per year. The lease expires on June 30, 2018, and the tenant pays all operational expenses.

(53)	Orlando Regional Healthcare System, Inc. leases 11,601 square feet with an annual base rent of $217,548 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The lease expires on July 31, 2012. Greater Orlando Neurosurgery & Spine, P.A. leases 2,398 square feet for one year with an annual base rent of $45,564. The lease expires on February 28, 2005, and both tenants lease on a triple-net basis.

(54)	HMA Santa Rosa Medical Center, Inc. leases 36,735 square feet with an annual base rent of $639,192 which increases annually based on the consumer price index not to exceed 5% per year. The lease expires on June 30, 2018. HMA Santa Rosa Medical Center, Inc. is the sole tenant of the building and pays all operational expenses.

(55)	Orlando Regional Healthcare System, Inc. leases a total of 7,211 square feet with an aggregate annual base rent of $118,176 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The lease expires on July 31, 2012. Orlando Orthopaedic Center, M.D., P.A. leases 4,695 square feet with an annual base rent of $72,780 which increases by 3% annually. The lease expires on October 31, 2010. Jewett Orthopaedic Clinic, P.A. leases 5,480 square feet with an annual base rent of $86,083 which does not increase for the remaining term of the lease. The lease expires on March 31, 2005. Giles Gastroenterology Center, P.A. leases 3,929 square feet with an annual base rent of $60,900 which increases by 3% annually. The lease expires on August 31, 2013. Tenancy in the building is a mix of physician practices. All tenants lease on a triple-net basis. Other tenants’ annual base rents increase annually by either the consumer price index or 3% per year.

(56)	Orlando Regional Healthcare System, Inc. leases 10,100 square feet with an annual base rent of $119,640. Physician Associates LLC leases 13,039 square feet with an annual base rent of $154,452. The leases expire on July 31, 2007. Both tenants lease on a triple-net basis and base rents increase by 3% annually.

(57)	Saint Joseph Healthcare, Inc. leases 29,744 square feet with an annual base rent of $493,752 which increases by 2% annually for years one through ten. There are no base rent increases in years 11 through 15. The lease expires on November 30, 2018. Tenancy in the building is a mix of physician practices. All tenants lease on a triple-net basis and base rents increase by 2.5% annually.

(58)	Clara Vista Medical Associates, Inc. leases 8,419 square feet with an annual base rent of $187,572 which increases by 3% annually. The lease expires on January 31, 2008. Clara Vista Medical Associates, Inc. pays their proportionate share of operational expenses above Base Expenses. Innovative Practice Concepts, Inc. leases 9,199 square feet with an annual base rent of $177,264 which increases to $190,256 on February 1, 2005 and $203,228 on February 1, 2007. The lease expires on January 31, 2009. Innovative Practice Concepts, Inc. pays their proportionate share of operational expenses above Base Expenses. Vitreo-Retinal Associates Southwest, P.C. leases 9,013 square feet on a triple-net basis with an annual base rent of $194,952 which increased to $200,810 on October 1, 2004, $206,848 on October 1, 2005 and $213,067 on October 1, 2006. The lease expires on September 30, 2007. Tenancy in the building is a mix of physician practices. Other tenants pay their proportionate share of operational expenses above Base Expenses and base rents increase periodically during the lease terms.

(59)	In connection with the acquisition of the Scottsdale Property, the Company assumed $10.6 million in existing debt. The loan bears interest at 7.54% and requires principal and interest payments until maturity in July 2007.

(60)	HealthSouth Surgery Center of Scottsdale leases a total of 15,499 square feet with an aggregate annual base rent of $450,240 which increases to $493,798 on February 1, 2006 and $541,535 on February 1, 2009. The HealthSouth Surgery Center of Scottsdale leases expire on January 31, 2010. HealthSouth Surgery Center of Scottsdale pays their proportionate share of operational expenses above Base Expenses. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and pay their proportionate share of operational expenses above Base Expenses. Base rents increase at various pre-determined periods during the lease terms based on either percentages or fixed amounts.

(61)	The Omaha Property began construction in June 2004 and is expected to open in April 2005. As of September 1, 2004, 70.3% of the building's rentable square footage had been pre-leased with annualized base rent aggregating $1.2 million or $17.36 per occupied square foot. The estimated completed cost for the Property is $15.9 million.

(62)	In connection with the acquisition of the Omaha Property, the Company assumed a construction loan for approximately $14.3 million with a maturity date of July 2009. During the construction period the loan requires interest only payments at a variable rate of LIBOR plus 1.75%. After the construction period, the loan will require principal and interest payments at a fixed interest rate based upon the bank’s market rate at the time of conversion plus 1.75%. As of November 30, 2004, the outstanding balance was $1.4 million.

(63)	Alegent Health Hospital has pre-leased, on a triple-net basis, a total of 45.2% of the building’s rentable square footage with an aggregate annual base rent of $749,832 and lease terms of ten years each. Remaining pre-leased tenancy for the Omaha Property is a mix of physician practices. All of the pre-leased tenants have five to ten year, triple-net leases with base rents that will increase at a rate of 2.5% or 3.5% annually.

In addition, on August 24, 2004, the Company purchased a 55% ownership interest in The DASCO Companies, L.L.C., a development and management company, for $5,680,000. The DASCO Companies, L.L.C. is the property manager for 30 of the Company’s medical office buildings.

The following table represents a summary as of August 1, 2004, except for the Scottsdale and Omaha Properties which are as of October 1, 2004, of leases by Property for each of the medical office buildings that the Company has acquired, which leases are expiring during the period 2004 through 2020:

Property	Year	Number of Expiring Leases	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases (1)	Percentage of Gross Base Rents on Expiring Leases

Aurora-I Property	2005	2	12,114	$ 296,642	28.5%
	2006	4	8,016	202,545	19.4%
	2007	3	9,815	240,036	23.0%
	2008	2	4,730	116,639	11.2%
	2009	3	7,840	186,922	17.9%

Aurora-II Property	2005	2	3,919	98,384	9.0%
	2006	1	8,421	165,466	15.2%
	2007	4	11,543	278,585	25.5%
	2008	4	12,429	308,540	28.3%
	2009	4	7,872	184,818	16.9%
	2010	2	2,973	56,230	5.1%

Chesapeake Property	2004	2	3,664	87,757	8.9%
	2005	6	10,542	253,050	25.6%
	2006	1	2,138	47,694	4.8%
	2007	1	3,652	84,507	8.6%
	2008	4	13,370	295,812	29.9%
	2009	3	8,834	219,731	22.2%

Clearwater Property	2013	1	75,000	708,750	100.0%

Columbia Property	2005	2	23,201	544,549	60.3%
	2006	5	7,540	245,770	27.2%
	2007	-	-	-	-
	2008	1	1,906	45,532	5.0%
	2009	-	-	-	-
	2010	1	2,733	67,560	7.5%

Corpus Christi Property	2006	1	1,493	38,632	5.1%
	2007	1	2,686	68,185	9.1%
	2008	4	15,943	286,773	38.1%
	2009	-	-	-	-
	2010	3	7,220	189,345	25.2%
	2011	2	6,737	169,071	22.5%

Denver Property	2009	4	34,087	796,308	100.0%

Durham 4204 Property	2013	2	48,317	645,896	100.0%

Durham 4228 Property	2005	1	5,000	37,000	18.6%
	2006	1	1,500	13,035	6.6%
	2007 - 2009	-	-	-	-
	2010	1	13,500	148,842	74.8%
Durham 4233 Property	2006	1	20,000	$ 161,834	100.0%

Durham 4323 Property	2009	1	3,400	63,395	24.6%
	2011	-	-	-	-
	2012	1	13,172	194,015	75.4%

Encino Property	2004	6	12,536	335,778	18.3%
	2005	7	9,441	259,696	14.2%
	2006	3	5,063	141,207	7.7%
	2007	4	7,340	218,091	11.9%
	2008	10	19,606	519,965	28.4%
	2009	2	3,039	83,278	4.6%
	2010	2	4,352	115,725	6.3%
	2011	1	2,235	64,918	3.5%
	2012	-	-	-	-
	2013	2	3,361	92,632	5.1%

Fairfax Property	2004	1	1,728	47,641	1.7%
	2005	2	4,756	134,679	4.9%
	2006	5	12,892	363,686	13.2%
	2007	6	10,012	275,893	10.0%
	2008	-	-	-	-
	2009	2	11,512	343,277	12.5%
	2010	1	2,971	94,834	3.5%
	2011	6	14,253	407,290	14.8%
	2012	8	22,661	671.659	24.4%
	2013	1	11,104	278,494	10.1%
	2014	1	4,588	135,346	4.9%

Houston Property	2004	7	13,578	258,630	8.8%
	2005	3	10,104	203,330	7.0%
	2006	18	40,643	900,217	30.9%
	2007	11	32,185	673,852	23.1%
	2008	12	24,799	528,471	18.1%
	2009	4	10,121	206,232	7.1%
	2010	-	-	-	-
	2011	1	2,025	40,095	1.4%
	2012	1	5,017	105,357	3.6%

Irving-Boardwalk Property	2004	1	1,704	37,778	3.0%
	2005	1	5,163	103,002	8.1%
	2006	-	-	-	-
	2007	1	4,745	109,135	8.6%
	2008	2	4,688	93,602	7.3%
	2009	1	2,839	62,989	4.9%
	2010	-	-	-	-
	2011	1	2,476	51,179	4.0%
	2012 - 2013	-	-	-	-
	2014	1	8,184	171,864	13.5%
	2015 - 2017	-	-	-	-
	2018	2	32,939	645,934	50.6%

Irving-Las Colinas Property	2007	1	2,442	$ 48,840	4.5%
	2008	2	11,453	229,060	21.1%
	2009	1	3,424	80,087	7.4%
	2010	-	-	-	-
	2011	3	22,131	436,713	40.2%
	2012	1	6,392	134,232	12.4%
	2013 - 2016	-	-	-	-
	2017	1	5,749	156,833	14.4%

Largo Property	2010	2	114,756	2,822,305	100.0%

Plano Property	2005	2	2,168	30,525	1.8%
	2006	2	3,996	112,656	6.8%
	2007	5	15,401	320,869	19.4%
	2008	3	6,975	128,882	7.8%
	2009	1	2,856	50,694	3.1%
	2010	6	42,317	815,054	49.3%
	2011	2	10,515	195,219	11.8%

Rockville Property	2004	6	9,800	220,325	27.3%
	2005	1	718	16,377	2.0%
	2006	6	7,807	167,982	20.8%
	2007	1	1,447	35,010	4.4%
	2008	2	3,745	87,002	10.8%
	2009	1	1,225	27,562	3.4%
	2010	1	1,387	32,982	4.1%
	2011	3	4,905	123,291	15.3%
	2012	1	1,236	28,326	3.5%
	2013	1	1,872	43,866	5.5%
	2014	1	899	23,374	2.9%

Sherman Oaks Property	2004	6	8,423	223,760	12.6%
	2005	10	24,072	541,703	30.6%
	2006	2	2,314	59,804	3.4%
	2007	4	19,202	536,974	30.3%
	2008	8	12,764	322,545	18.2%
	2009	-	-	-	-
	2010	1	3,425	86,310	4.9%

Tampa Property	2004	5	10,262	188,543	10.2%
	2005	8	22,204	465,033	25.2%
	2006	4	7,973	164,340	8.9%
	2007	8	20,173	401,741	21.8%
	2008	2	9,655	194,576	10.6%
	2009	2	3,479	67,841	3.7%
	2010	1	2,121	45,602	2.5%
	2011 - 2013	-	-	-	-
	2014	2	15,922	314,752	17.1%

Valencia Property	2004	2	2,282	$ 62,291	9.0%
	2005	6	7,842	192,610	27.8%
	2006	4	6,671	169,309	24.4%
	2007	-	-	-	-
	2008	4	6,151	148,616	21.4%
	2009	2	3,555	89,519	12.9%
	2010 - 2012	-	-	-	-
	2013	1	1,076	31,254	4.5%

Aurora Mercy Property	2004	2	3,405	52,482	11.2%
	2005	1	5,617	89,117	18.9%
	2006	1	439	9,225	2.0%
	2007	1	3,038	59,508	12.6%
	2008	4	8,259	159,612	33.9%
	2009 - 2013	-	-	-	-
	2014	1	5,158	100,581	21.4%

Baytown Property	2005	3	5,900	65,753	18.7%
	2006	5	6,917	84,640	24.1%
	2007	5	8,818	87,236	24.8%
	2008	1	4,628	61,090	17.4%
	2009	-	-	-	-
	2010	1	1,804	19,483	5.5%
	2011 - 2012	-	-	-	-
	2013	1	3,096	33,437	9.5%

Blue Ridge Property	2017	1	14,680	252,335	100.0%

Durant Property	2019	1	60,565	863,051	100.0%

Elgin I Property	2004	2	3,020	72,701	7.9%
	2005	2	4,928	82,735	8.9%
	2006	3	7,748	190,851	20.6%
	2007	1	1,889	46,280	5.0%
	2008	5	9,408	235,200	25.5%
	2009	2	2,566	64,150	6.9%
	2010 - 2012	-	-	-	-
	2013	1	9,300	232,500	25.2%

Elgin II Property	2005	1	7,416	96,408	9.8%
	2006	5	18,714	463,140	47.1%
	2007	4	8,166	200,904	20.4%
	2008	4	8,884	222,661	22.7%

Granbury Property	2011	2	4,938	87,693	15.4%
	2012	1	1,822	31,791	5.6%
	2013	1	1,968	34,338	6.0%
	2014 - 2015	-	-	-	-
	2016	5	22,666	416,820	73.0%

Jackson Center I Property	2017	1	44,450	$ 698,369	100.0%

Jackson Center II Property (2)	2020	1	42,050	637,058	100.0%

Jackson Property	2018	1	45,704	712,640	100.0%

Lancaster Property	2004	4	6,461	51,997	11.3%
	2005	5	9,204	86,693	18.8%
	2006	2	2,736	26,261	5.7%
	2007	4	6,181	56,741	12.3%
	2008	-	-	-	-
	2009	1	1,620	13,376	2.9%
	2010 - 2014	-	-	-	-
	2015	1	24,082	225,263	49.0%

Lexington I Property	2013	2	6,884	102,599	15.3%
	2014	1	5,151	75,205	11.2%
	2015 - 2017	-	-	-	-
	2018	1	29,744	493,750	73.5%

Lexington II Property	2004	2	3,537	42,380	8.5%
	2005	1	4,279	49,209	9.8%
	2006	6	21,433	257,976	51.5%
	2007	2	3,024	40,280	8.1%
	2008	-	-	-	-
	2009	3	6,370	84,788	16.9%
	2010 - 2011	-	-	-	-
	2012	1	2,220	26,041	5.2%

Longwood I Property	2004	3	6,913	117,521	22.5%
	2005	2	6,779	107,591	20.6%
	2006	1	3,552	55,056	10.5%
	2007	1	2,848	41,296	7.9%
	2008 - 2009	-	-	-	-
	2010	1	4,695	72,773	14.0%
	2011	-	-	-	-
	2012	2	3,659	66,491	12.8%
	2013	1	3,929	60,900	11.7%

Longwood II Property	2007	2	23,139	282,304	100.0%

Marion Property	2008	9	19,911	246,896	24.0%
	2009	3	8,338	103,391	10.1%
	2010 - 2011	-	-	-	-
	2012	1	11,111	110,609	10.8%
	2013 - 2016	-	-	-	-
	2017	2	31,600	566,825	55.1%

Milton Property	2018	1	36,735	$ 658,073	100.0%

Nassau Bay Property	2013	5	33,411	632,123	100.0%

Orlando I Property	2004	1	1,360	26,520	10.1%
	2005	2	2,405	47,203	18.0%
	2006	3	3,810	65,056	24.8%
	2007	1	1,260	24,570	9.4%
	2008- 2011	-	-	-	-
	2012	3	7,667	98,940	37.7%

Orlando II Property	2005	2	1,158	18,108	4.4%
	2006	6	3,825	75,052	18.3%
	2007	2	4,050	78,245	19.1%
	2008	2	4,050	80,005	19.6%
	2009 - 2011	-	-	-	-
	2012	7	11,847	158,069	38.6%

Orlando MedPlex Property	2004	2	10,693	183,965	35.1%
	2005	2	4,193	90,393	17.3%
	2006	1	5,682	85,232	16.3%
	2007 - 2011	-	-	-	-
	2012	3	8,303	164,001	31.3%

Orlando Sand Lake Property	2005	1	2,398	45,562	16.6%
	2006 - 2011	-	-	-	-
	2012	5	11,601	229,093	83.4%

Oviedo Property	2004	2	4,213	83,079	10.2%
	2005	2	5,348	110,284	13.6%
	2006	4	14,226	281,647	34.6%
	2007	7	16,070	226,704	27.8%
	2008	1	4,155	84,224	10.3%
	2010	1	1,514	28,436	3.5%

Parker Property	2009	4	12,423	232,310	19.3%
	2010 - 2013	-	-	-	-
	2014	13	32,935	615,885	51.0%
	2015 - 2018	-	-	-	-
	2019	2	19,138	357,881	29.7%

San Antonio Property	2015	2	34,080	1,153,491	100.0%

Tucson I Property	2005	2	16,567	$ 322,869	25.0%
	2006	1	1,312	27,552	2.1%
	2007 - 2008	-	-	-	-
	2009	3	7,961	170,634	13.2%
	2010	1	6,098	128,052	9.9%
	2011	4	51,110	586,377	45.3%
	2012	-	-	-	-
	2013	1	4,719	58,327	4.5%

Tucson II Property	2005	2	9,287	203,451	14.4%
	2006	3	7,365	159,159	11.3%
	2007	2	13,105	287,095	20.4%
	2008	4	17,816	396,977	28.2%
	2009	2	14,678	307,810	21.9%
	2010	-	-	-	-
	2011	1	2,359	54,139	3.8%

Walnut Creek Property (2)	2010	2	18,614	396,300	18.6%
	2011 - 2014	-	-	-	-
	2015	2	15,058	352,356	16.5%
	2016 - 2019	-	-	-	-
	2020	3	54,553	1,386,444	64.9%

Scottsdale Property	2004	1	4,084	116,400	5.4%
	2005	1	1,086	33,588	1.5%
	2006	2	2,212	62,016	2.9%
	2007	2	3,806	107,460	5.0%
	2008	1	3,305	89,232	4.1%
	2009	8	25,877	747,420	34.5%
	2010	4	22,804	652,644	30.2%
	2011	2	5,375	155,472	7.2%
	2012	2	6,790	199,944	9.2%

Omaha Property (2)	2010	4	11,719	218,172	18.4%
	2011 - 2014	-	-	-	-
	2015	8	56,501	966,192	81.6%

(1)	Represents annualized August 2004 base rent except for the Scottsdale and Omaha Properties which represents annualized October 2004 base rent.

(2)	Lease terms do not commence for the Jackson Center II, Walnut Creek and Omaha Properties until construction is completed on the Properties. The estimated completion dates are April 2005, December 2004 and April 2005, respectively.

OCCUPANCY RATE

The following table presents the average occupancy rates for the medical office buildings excluding Properties under construction:

Property	Location	Year (1)		Average Occupancy Rate

Aurora-I Property	Aurora, CO	2003		100%
		2004		98%

Aurora-II Property	Aurora, CO	2003		87%
		2004		89%

Clearwater Property	Clearwater, FL	2003		100%
		2004		100%

Irving-Boardwalk Property	Irving, TX	2003		100%
		2004		100%

Chesapeake Property	Chesapeake, VA	2003		90%
		2004		85%

Largo Property	Largo, FL	2003		100%
		2004		100%

Columbia Property	Columbia, MD	2003		93%
		2004		93%

Encino Property	Encino, CA	2003		95%
		2004		99%

Durham 4204 Property	Durham, NC	2003		100%
		2004		100%

Durham 4228 Property	Durham, NC	2003		100%
		2004		100%

Durham 4233 Property	Durham, NC	2003		100%
		2004		100%

Durham 4323 Property	Durham, NC	2003		100%
		2004		100%

Irving-Las Colinas Property	Irving, TX	2003		100%
		2004		100%

Houston Property	Houston, TX	2003		93%
		2004		92%

Corpus Christi Property	Corpus Christi, TX	2003		100%
		2004		100%

Plano Property	Plano, TX	2003		97%
		2004		97%

Rockville Property	Rockville, MD	2003		84%
		2004		85%

Denver Property	Denver, CO	2003		100%
		2004		100%

Sherman Oaks Property	Sherman Oaks, CA	2003		100%
		2004		100%

Tampa Property	Tampa, FL	2003		81%
		2004		86%

Valencia Property	Valencia, CA	2003		99%
		2004		99%

Fairfax Property	Fairfax, VA	2003		95%
		2004		99%

Aurora Mercy Property	Aurora, IL	2004		95%

Baytown Property	Baytown, TX	2002		64%
		2003		74%
		2004		89%

Blue Ridge Property	Blue Ridge, GA	2002		100%
		2003		100%
		2004		100%

Durant Property	Durant, OK	2002		100%
		2003		100%
		2004		100%

Elgin I Property	Elgin, IL	2004		92%

Elgin II Property	Elgin, IL	2004		94%

Granbury Property	Granbury, TX	2002		84%
		2003		93%
		2004		93%

Jackson Center I Property	Jackson, MS	2002		100%
		2003		100%
		2004		100%

Jackson Property	Jackson, MS	2003	(2)	100%
		2004		100%

Lancaster Property	Lancaster, TX	2001		85%
		2002		93%
		2003		93%
		2004		95%

Lexington I Property	Lexington, KY	2004		62%

Lexington II Property	Lexington, KY	2003	(3)	96%
		2004		96%

Longwood I Property	Longwood, FL	2002	(4)	84%
		2003		86%
		2004		92%

Longwood II Property	Longwood, FL	2002	(4)	100%
		2003		100%
		2004		100%

Marion Property	Marion, IL	2003		81%
		2004		95%

Milton Property	Milton, FL	2003	(3)	100%
		2004		100%

Nassau Bay Property	Nassau Bay, TX	2003	(3)	69%
		2004		69%

Orlando I Property	Orlando, FL	2002	(4)	100%
		2003		98%
		2004		100%

Orlando II Property	Orlando, FL	2002	(4)	83%
		2003		80%
		2004		94%

Orlando MedPlex Property	Orlando, FL	2002	(4)	100%
		2003		100%
		2004		95%

Orlando Sand Lake Property	Orlando, FL	2002	(4)	100%
		2003		100%
		2004		100%

Oviedo Property	Oviedo, FL	2002	(4)	93%
		2003		94%
		2004		92%

Parker Property	Parker, CO	2004		40%

San Antonio Property	San Antonio, TX	2002		100%
		2003		100%
		2004		100%

Tucson I Property	Tucson, AZ	2002		79%
		2003		81%
		2004		76%

Tucson II Property	Tucson, AZ	2002	(4)	80%
		2003		75%
		2004		73%

Scottsdale Property	Scottsdale, AZ	2001	(5)	77%
		2002		85%
		2003		85%
		2004	(1)	88%

(1)	Data for 2004 represents the period January 1, 2004 through July 31, 2004, except for the Scottsdale Property for which data for 2004 represents the period January 1, 2004 through September 30, 2004.
(2)	Data for 2003 represents the period July 1, 2003 through December 31, 2003.
(3)	Data for 2003 represents the period October 1, 2003 through December 31, 2003.
(4)	Data for 2002 represents the period October 1, 2002 through December 31, 2002.
(5)	Data for 2001 represents the period October 1, 2001 through December 31, 2001.

RETIREMENT COMMUNITY BRANDS

Bickford Brand. Eby Realty Group, LLC currently operates over 25 retirement communities in Illinois, Iowa, Kansas, Missouri and Nebraska. Eby Realty Group, LLC offers several types of communities, including independent living, assisted living and dementia care. Their focus is on providing care in what would be considered secondary markets throughout the Midwest.

PENDING INVESTMENTS

As of November 30, 2004, the Company had initial commitments to acquire one medical office building and ownership interests in entities which own two additional medical office buildings for an aggregate purchase price of $31.0 million. The Properties include three medical office buildings (one in each of Carpentersville and Oakbrook Terrace, Illinois and Texarkana, Texas).

Two of the medical office buildings are expected to be acquired from affiliates of Lehman Brothers, Capital Partners, Inc. and certain members of the management team of The DASCO Companies, L.L.C. who individually own interests in the two medical office buildings. The third medical office building is expected to be acquired from Brugh Smith Stephens, LLC.

The acquisition of each of the investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by the Company. Two of the medical office buildings are expected to be leased on a triple-net basis and the third medical office building is expected to be leased on a gross basis. The lease terms are expected to range from ten to 15 years. Two of the medical office buildings are expected to have an aggregate of three tenants and the third medical office building is expected to have multiple tenants. All three medical office buildings are expected to be managed by The DASCO Companies, L.L.C., in which the Company owns a 55% interest.

The Company plans to assume Permanent Financing of approximately $7.2 million in connection with the acquisition of the medical office building located in Texarkana, Texas.

Leases. Set forth below are summarized terms expected to apply to the leases for each of the medical office buildings. More detailed information relating to a Property and its related lease(s) will be provided at such time, if any, as the Property is acquired.

PENDING INVESTMENT PROPERTIES
Medical Office Buildings
As of November 30, 2004

Property	Rentable Square Footage	Estimated Purchase Price	Estimated % Owned by the Company	Expected to be Subject to Ground Lease	Occupancy	Annualized Base Rent	Annualized Base Rent Per Occupied Square Foot	Principal Tenants (1)

Randall Road Clinic (2) (3) Carpentersville, Illinois (the "Carpentersville Property") Existing multi-tenant medical office building	9,665	$2,388,000	70%	N	100%	$193,300	$20.00	Provena Health System (4)

Texarkana Professional Building (2) (5) Texarkana, Texas (the "Texarkana Property") Existing multi-tenant medical office building	77,732	$8,500,000	47%	N	100%	$935,904	$12.04	CHRISTUS St. Michael Health System; Collom & Carney Clinic Association (4)

Oakbrook Terrace Medical Center (2) Oakbrook Terrace, Illinois (the "Oakbrook Terrace Property") Existing multi-tenant medical office buildings	84,141	20,130,000	100%	N	97.3%	$2,155,866	$26.34	Loyola University Medical Center (6)

Total	171,538	$31,018,000				$3,285,070

Weighted Average					98.7%		$19.41
____________________

FOOTNOTES:

(1)	Represents tenants leasing 10% or more of the building’s rentable square footage.

(2)	Information is provided as of October 31, 2004.

(3)	In connection with the Carpentersville Property, the Company expects to own all of the land and 67.7% of the medical office building. Quality Renal Care, LLC currently owns the remaining 32.3% of the medical office building located on this Property. In addition, the Company expects to assume a ground lease with Quality Renal Care, LLC in connection with the land underlying the portion of the medical office building owned by Quality Renal Care, LLC. The ground lease is expected to expire in May 2009 and is expected to contain two ten-year renewal options. The annual base rent under the ground lease is expected to be $40,000. It is expected that upon the expiration of the ground lease, the Company will own the remaining 32.3% of the medical office building.

(4)	The lease is expected to be on a triple-net basis.

(5)	In connection with the acquisition of the Texarkana Property, the Company expects to assume $7.2 million in existing debt. It is expected that the loan will bear interest at 8.41% and will require principal and interest payments until maturity in June 2010.

(6)	The lease is expected to be on a gross basis.

The following table contains information regarding the expiration schedule of lease agreements pertaining to space in the medical office buildings that the Company has entered into an initial commitment to acquire based on leases in place as of October 31, 2004:

Property	Year	Number of Expiring Leases	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases (1)	Percentage of Gross Base Rents on Expiring Leases

Carpentersville Property	2019	1	9,665	$ 193,300	100.0%

Texarkana Property	2014	2	77,732	935,904	100.0%

Oakbrook Terrace Property	2004	2	2,345	56,415	2.6%
	2005	7	17,262	394,031	18.3%
	2006	3	9,663	246,803	11.4%
	2007	-	-	-	-
	2008	2	2,988	89,873	4.2%
	2009	-	-	-	-
	2010	1	9,501	335,575	15.6%
	2011	3	40,082	1,033,169	47.9%

(1)	Represents annualized October 2004 base rent.

Carpentersville Property. The Carpentersville Property, which was built in 2000, is the Randall Road Clinic, a multi-tenant medical office building, located in Carpentersville, Illinois. The Carpentersville Property is expected to be master-leased to Provena Health System and is used for physical therapy and as a clinic.

Texarkana Property. The Texarkana Property, which was built in three phases with the initial phase beginning in 1966 and the third phase completed in 1978, is the Collom & Carney Clinic, a multi-tenant medical office building located in Texarkana, Texas. The Texarkana Property is located four miles from the campus of CHRISTUS St. Michael Health Care Center, serving the residents of Arkansas, Texas, Louisiana and Oklahoma. Tenancy in the building consists of CHRISTUS St. Michael Health System and Collom & Carney Clinic. The tenants desire proximity to the hospital.

Oakbrook Terrace Property. The Oakbrook Terrace Property consists of two medical office buildings, which were built in 1986 and 1989, located in Oakbrook Terrace, Illinois. The Oakbrook Terrace Property is located six miles from the campus of Loyola University Medical Center. Tenancy in the Oakbrook Terrace buildings is a mix of physician practices that desire proximity to the hospital.

BORROWING

The following information should be read in conjunction with the "Business — Borrowing" section beginning on page 138 of the Prospectus.

On January 27, 2004, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $130.0 million from a commercial lender. At loan closing, the Company drew $30 million bearing interest at 5.25%. On April 22, 2004, the Company drew an additional $30.0 million bearing interest at 5.5% and on November 5, 2004, the Company drew the remaining $70.0 million bearing interest at 6.15%. The loans bear interest at a blended rate of 5.79% per annum. The loans require interest only payments through January 2005 and principal and interest payments thereafter until maturity on January 27, 2009. In connection with these loans, the Company incurred loan and closing costs of $3.4 million.

On March 17, 2004, the Company borrowed $20.4 million in the form of a three-year commercial paper backed loan secured by five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance. The commercial paper loan bears interest at the commercial paper rate as determined by market demand, which approximates 30-day LIBOR, plus a margin of 3.15%, which is inclusive of liquidity fees and administrative costs (4.47% as of June 30, 2004). Interest is payable monthly with principal due when the commercial paper loan matures in March 2007. The monthly interest payments due under the loan include a margin of 40 basis points for monthly service provided by the CCM related to the administration of the loan. In connection with the loan, the Company incurred loan fees and closing costs of $0.9 million, which included a $0.2 million structuring fee paid to CCM.

On April 30, 2004, the Company assumed $84.2 million in Permanent Financing comprised of 15 loans from various commercial lenders in connection with the acquisition of 15 medical office Properties. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013. Certain loans assumed contain substantial prepayment penalties that precluded the repayment of the loans on the assumption date.

On May 1, 2004, we elected to terminate our $50.0 million credit facility.

On August 24, 2004, in connection with the acquisition of the Davenport and Marion Properties, the Company assumed $3.5 million and $2.9 million, respectively, in existing debt with a commercial lender. The loans bear interest at a weighted average fixed rate of 7.88% and require principal and interest payments until maturity on July 1, 2010 and September 1, 2011, respectively.

On November 2, 2004, the Company assumed Permanent Financing of $10.6 million in connection with the acquisition of a medical office building. The loan bears interest at 7.54% and requires principal and interest payments until maturity in July 2007. In connection with the loan, the Company incurred loan assumption costs of $0.1 million.

On November 8, 2004, the Company assumed a $14.3 million construction loan with a maturity date of July 2009. During the construction period, the loan requires interest only payments at a variable rate of LIBOR plus 1.75%. After the construction period, the loan will require principal and interest payments at a fixed interest rate based upon the bank's market rate at the time of conversion plus 1.75%. As of November 30, 2004, the outstanding loan balance was $1.4 million and the Company had incurred loan assumption costs of $20,000.

On November 30, 2004, the Company entered into an initial commitment with a commercial lender for a $40.1 million mortgage loan collateralized by 14 Properties owned by the Company. The loan is expected to have a seven year term with a fixed interest rate of 4.85%. The loan is expected to require interest only payments for the first 30 months with monthly payments of principal and interest due thereafter until maturity. The Company expects to close the loan in December 2004.

LITIGATION

The following paragraph updates and replaces the corresponding paragraph on page 139 of the Prospectus.

On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, its Advisor and two operators that manage certain Properties owned by the Company that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and its Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and in May 2004, the Company submitted a written response to the plaintiffs. Although management is not able to predict the outcome, management is currently working with legal counsel to seek dismissal from the lawsuit because the Company and the Advisor did not enter in any resident contracts with plaintiffs. Rather, the Company is merely the owner of the real estate, and not the Operator of the retirement Properties. In September 2004, the plaintiffs agreed to dismiss the Company from the litigation and the request for dismissal has been submitted to the Court.

SELECTED FINANCIAL DATA

The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 141 of the Prospectus.

Nine Months Ended September 30,		Year Ended December 31,
2004	2003	2003	2002	2001	2000	1999 (1)

Revenues	$ 188,340	$ 59,220	$ 95,594	$ 18,852	$ 1,900	$ 1,085	$ 86
Net income (loss) (2) (3)	86,406	37,231	58,460	11,372	916	225	(28)
Cash flows from operating activities	107,424	37,091	60,658	16,785	2,173	1,096	13
Cash flows used in investing activities	(915,805)	(807,601)	(1,012,600)	(358,090)	(22,931)	(14,429)	-
Cash flows provided by financing activities	791,049	779,558	1,078,232	355,384	47,301	8,766	4,731
Cash distributions declared and paid (4)	105,939	37,311	59,784	14,379	1,507	502	50
Income (loss) per Share (Basic and Diluted)	0.43	0.50	0.66	0.52	0.38	0.27	(0.07)
Funds from operations (5)	128,648	47,074	76,256	14,610	1,440	528	(28)
Cash distributions declared and paid per Share	0.53	0.53	0.71	0.70	0.70	0.58	0.13
Weighted average number of Shares outstanding (6): (Basic and Diluted	202,812	74,175	88,840	22,035	2,391	846	413

	September 30,		December 31,
	2004	2003	2003	2002	2001	2000	1999

Total assets	$3,058,462	$1,379,297	$1,761,899	$441,765	$64,447	$14,689	$5,089
Long-term obligations	948,442	334,013	392,583	45,327	-	3,795	-
Total liabilities	1,014,502	347,940	415,958	51,970	3,537	5,485	1,796
Total stockholders' equity	2,041,994	1,031,357	1,345,941	389,795	60,910	9,204	3,292

Properties owned at end of period	202	92	119	37	3	1	-
Properties acquired during period	83	37	82	34	2	1	-

(1)	No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2)	Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3)	To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended September 30, 2004, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2003, 2002 or 1999.

(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 18%, 0%, 2%, 21%, 39%, 55% and 100% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5)	We consider funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net income determined in accordance with GAAP includes the non-cash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001 and 2000, net income included approximately $28.3 million, $5.5 million, $13.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts. No such amounts were earned during 1999.) We believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

The following is a reconciliation of net earnings to FFO for the nine months ended September 30, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999:

	Nine Months Ended September 30,		Year ended December 31,
	2004	2003	2003	2002	2001	2000	1999

Net income	$86,406	$37,231	$58,460	$11,372	$ 916	$ 225	$ (28)
Adjustments:
Effect of unconsolidated subsidiary	6	195	261	150	-	-	-
Depreciation of real estate assets	36,808	9,004	16,367	3,322	524	303	-
Amortization of lease intangibles	5,479	644	1,168	-	-	-	-
Minority interests depreciation	(51)	-	-	(234)	-	-	-

FFO	$128,648	$47,074	$76,256	$14,610	$1,440	$ 528	$ (28)

(6)	The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 142 of the Prospectus.

OVERVIEW

Our continuing focus during the remainder of 2004 will be the acquisition of Properties using the proceeds received from our public offerings and loan facilities and the management of our existing portfolio of Properties. During the nine months ended September 30, 2004, we received gross offering proceeds of $797.9 million and invested $1.2 billion in 83 Properties, including 50 medical office buildings and 33 seniors' housing Properties consisting primarily of assisted living and independent living facilities. We also acquired a 55% ownership interest in a development and property management company that manages 30 of our medical office buildings as of November 30, 2004. We obtained or assumed $520.2 million of permanent financing and drew $60.4 million under our construction loan facilities.

As of September 30, 2004, we held real estate assets located in 32 states consisting of (dollars in thousands):

	Number of Properties	Investment at September 30, 2004
Seniors’ housing facilities:
Operating	147	$ 2,279,490
Under development	5	57,013
Medical office buildings:
Operating	48	420,238
Under development	2	17,522
	202	$ 2,774,263

LIQUIDITY AND CAPITAL RESOURCES

We primarily use the capital raised to acquire or develop Properties. We may also provide Mortgage Loans to operators of seniors' housing or other health care-related facilities, however, we have not entered into any Mortgage Loans as of September 30, 2004. We rely on the sale of our common stock to fund a significant portion of our Property acquisitions and other permitted investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit. We are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications.

Common Stock Offerings

As of September 30, 2004, we have made five best efforts public offerings and received aggregate subscriptions of $2.3 billion (representing 230 million Shares). Our fourth offering (the "2003 Offering") closed in April 2004. Our fifth public offering of up to 400 million Shares of Common Stock (approximately $4.0 billion) (the "2004 Offering") commenced in May 2004.

In July 2004, at our 2004 annual meeting, the stockholders approved a resolution to amend our Amended and Restated Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion.

The price per Share of all of our equity offerings has been $10 per Share. Selling commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13% of gross proceeds.

During the nine months ended September 30, 2004, net proceeds received, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and offering expenses, totaled approximately $719.0 million.

The following table summarizes our equity and debt proceeds, investment activity and cash available for investment from inception through September 30, 2004 (dollars in thousands):

Sources of equity and debt proceeds:
Net proceeds from offerings	$2,072,552
Proceeds from Permanent Financing (1)	358,462
Proceeds from construction financing	67,760
Advances on line of credit	79,470
Proceeds from life care bonds issued (1)	16,814
Minority interest contributions	503
Total sources of equity and debt proceeds	2,595,561

Uses of equity and debt proceeds:
Investment in 202 Properties (1)	2,152,090
Investment in DASCO	5,680
Payment of Acquisition Fees and costs	133,074
Payment of loan costs	19,048
Deposits on pending acquisitions	1,649
Escrow and other cash reserves	23,301
Repayment of Permanent Financing	41,789
Repayment of line of credit	59,470
Retirement of life care bonds	12,222
Stock redemptions	3,255
Minority interest distributions	11
Total uses of equity and debt proceeds	2,451,589
Cash available for investment, September 30, 2004	$143,972

(1)	Excludes amount for assumed mortgage loans of $365.2 million and life care bonds of $88.5 million.

During the period October 1, 2004 through November 30, 2004, we received additional net offering proceeds of approximately $53.3 million, obtained $80.6 million in new Permanent Financing and assumed $0.5 million in construction financing. We used $221.5 million in connection with the acquisition of two medical office buildings and 12 retirement facilities and paid $7.7 million in Acquisition Fees and costs, including amounts related to Permanent Financing, leaving approximately $49.2 million for future investments.

We expect to use uninvested cash, plus additional net offering proceeds from the sale of Shares to purchase additional Properties, and to a lesser extent, invest in other permitted investments. We also intend to obtain additional borrowings to acquire assets and to pay certain related fees. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which we may invest will depend upon the amount of net offering proceeds and loan proceeds available to us.

We believe that the net proceeds received from the 2004 Offering and any subsequent offerings will enable us to continue to grow and take advantage of acquisition opportunities until such time, if any, that our Shares are listed on a national securities exchange or over-the-counter market. Under our Amended and Restated Articles of Incorporation, if we do not list our shares on a national securities exchange or over-the-counter market by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

Redemptions

    We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2004, 361,655 Shares were redeemed and retired for a total of $3.4 million. In the second quarter 2004, we amended our redemption plan to change its redemption price from $9.20 per Share to $9.50 per Share.

Property Acquisitions

During the nine months ended September 30, 2004, we invested $1.2 billion in 83 Properties. The Properties acquired were 33 assisted living and independent living facilities, including three facilities in various stages of development, and 50 medical office buildings containing approximately 2.7 million square feet. At September 30, 2004, our investment portfolio consisted of 152 seniors' housing Properties and 50 medical office buildings located in 32 states, with an aggregate investment value of approximately $2.8 billion. With the exception of one seniors' housing Property under development, we, as lessor, have entered into long-term, triple-net lease agreements relating to the seniors' housing Properties and shorter-term, gross or triple-net lease agreements relating to the 50 medical office buildings.

Eighty-two Properties acquired during the nine months ended September 30, 2004 are subject to operating leases. Operating leases related to seniors' housing generally provide for initial terms of 15 years with options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, substantially all of the seniors' housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreement, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The medical office building operating leases include both triple-net and gross basis leases and have initial terms of 5 to 15 years, provide for minimum rent and are generally subject to renewal options. The gross basis leases allow us to recover a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and an increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

Nineteen of the medical office buildings acquired during 2004 are subject to ground leases with initial terms ranging from 41 to 80 years, and 16 of the ground leases contain renewal options for terms of 30 to 50 years.

During the nine months ended September 30, 2004, we also acquired a parcel of land through a direct financing transaction and entered into a 10-year lease agreement relating to the Property. The lease contains a bargain purchase option that may be exercised by the tenant at the beginning of the fifth lease year. Minimum lease payments related to the direct financing lease are subordinate to a first mortgage construction loan entered into by the tenant to fund development costs related to the Property.

In accordance with SFAS 141, we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the nine months ended September 30, 2004, we allocated $61.9 million of acquired real estate value to in-place lease origination costs and customer relationships, which are amortized over the remaining terms of the leases acquired with each Property. In addition, we allocated $7.2 million to an intangible lease asset related to above market lease values and $4.5 million to an intangible lease liability related to below market lease values. These components are amortized to rental income from operating leases over the remaining terms of the leases acquired with each Property.

During the nine months ended September 30, 2004, one Property that was under construction at December 31, 2003, and three Properties that were under construction when acquired in March 2004, commenced operations.

At September 30, 2004, our restricted cash balance included $1.6 million being held in escrow to fund the acquisition of four Properties that we had entered into initial commitments to acquire. We expect to acquire these Properties during the fourth quarter of 2004. There can be no assurance that these transactions will be consummated.

Other Investments

In August 2004, we acquired a 55% interest in DASCO for $6.0 million including closing costs. We allocated $5.8 million to goodwill which represents the excess of the purchase price paid plus closing costs over the fair market value of the tangible assets (office furniture and equipment) acquired in the business acquisition. The purchase of the 55% interest in DASCO has provided and may continue to provide opportunities for us to participate in an ongoing pipeline of new medical office development and acquisition opportunities as well as enter the business of managing medical office buildings. DASCO operated 28 of our medical office buildings at September 30, 2004.

Investments Subsequent to September 30, 2004 and Pending Investments

In November 2004, we acquired 12 retirement Properties and equity interests in entities that own two medical office buildings for an aggregate purchase price of $221.5 million. One of the medical office buildings is under construction and is expected to be completed in April 2005. In connection with the acquisitions we assumed a $10.6 million mortgage loan, a $0.7 million construction loan and used cash available at September 30, 2004 to purchase the Properties. The construction facility has total liquidity of $14.3 million and will be used to fund construction costs related to the medical office building under development.

As of November 30, 2004, we had commitments to acquire three medical office buildings for $31.0 million subject to the fulfillment of certain conditions. The medical office buildings contain an aggregate of 171,538 square feet, are leased to various third-party physicians and health care providers and are expected to be managed by DASCO.

Borrowings

Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125.0 million. Eleven Properties with an aggregate real estate value of $120.9 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires payments of interest only at LIBOR plus a percentage that fluctuates until maturity (4.23% at September 30, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, permanent financing, the sale of assets or working capital. As of September 30, 2004, we had an outstanding balance of $20.0 million on the line of credit which matures in March 2005. We expect to extend the existing maturity date one additional year with comparable terms as allowed under the loan agreement.

As of May 1, 2004, we elected to terminate a $50.0 million credit facility.

Permanent Financing. During the nine months ended September 30, 2004, we obtained $520.2 million in Permanent Financing by assuming existing debt on various Properties acquired and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of September 30, 2004, our aggregate Permanent Financing was $767.6 million and was collateralized by Properties with an aggregate net book value of $1.6 billion. We have approximately $1.1 million in principal amortization due during the remainder of 2004 and $116.7 million due in 2005. Several loans that mature in 2005 contain extension options that we expect to exercise. We also expect to refinance certain loans and use offering proceeds to repay the maturing loans, although there can be no assurances that our objectives will be met.

Approximately 43% of our mortgage notes payable at September 30, 2004, were subject to variable interest rates that are adjustable monthly or quarterly. Fixed interest rates range from 5.09% to 8.42% with a weighted average rate of 6.06%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Substantially all of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on US Treasury rates plus a premium at the time the conversion option is exercised.

During the nine months ended September 30 2004, we incurred $10.2 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

The table below summarizes Permanent Financing that we obtained during the nine months ended September 30, 2004 (dollars in thousands):

Funded or Assumed
Date	Amount	Maturity Date	Interest Rate
Fixed Rate Debt:
January and April 2004 (1)	$ 60,000	January 2009	5.38%
January 2004	74,645	February 2011	5.96%
February 2004	33,139	April 2008	8.17%
April 2004	84,247	August 2008 - February 2013	5.09% - 8.35%
August 2004	6,361	July 2010 -	7.21% - 8.42%
		September 2011
	258,392
Variable Rate Debt:
February 2004	48,740	June 2008	30-day LIBOR plus 3.70%; 5.95% floor
February 2004	192,680	October 2005 - April 2008	Fannie Mae Discount MBS rate plus .90% to 1.04%
March 2004	20,400	March 2007	30-day commercial paper rate plus 3.15%
	261,820
	$ 520,212

(1)
Debt contains delayed funding options to a maximum of $130 million. In January 2004, we drew $30 million bearing interest at 5.25% and in April 2004, we drew an additional $30 million bearing interest at 5.50%. In November 2004, we drew the remaining $70 million bearing interest at 6.15%. The debt bears interest at a blended interest rate of 5.79% as of November 30, 2004.

In November 2004, we assumed $10.6 million in Permanent Financing in connection with the acquisition of a medical office building. The loan bears interest at 7.54% and requires principal and interest payments until maturity in July 2007. In connection with the loan, we incurred loan assumption costs of $0.1 million.

Construction Financing. During the nine months ended September 30, 2004, we drew $60.4 million under construction loans related to certain Properties under various stages of development. Total construction loans outstanding at September 30, 2004, were $67.8 million, and total liquidity remaining was $63.3 million. The loans are variable interest rate loans and mature from November 2006 to December 2007. In November 2004, we assumed a construction loan that has liquidity of $14.3 million and will be used to fund construction costs on a medical office building currently being developed. During the construction period, the loan requires interest only payments at a variable rate based on LIBOR plus a premium of 1.75% After the construction period, we have the option to convert the loan to Permanent Financing at a fixed interest rate based upon the bank's market rate plus a premium at the time of conversion. The balance outstanding as of November 30, 2004 was $1.4 million and the loan matures in July 2009. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the nine months ended September 30, 2004, we issued new bonds to new residents of these retirement facilities totaling $8.6 million, and used the proceeds from the new bonds to retire $5.6 million of the existing bonds. As of September 30, 2004, the bonds payable had an outstanding balance of $93.1 million.

Contractual Obligations and Commitments

The following table presents our contractual cash obligations and related payment periods as of September 30, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages payable	$5,761	$225,636	$250,074	$286,108	$767,579
Revolving line of credit	20,000	—	—	—	20,000
Bonds payable (1)	—	—	—	93,103	93,103
Construction loans payable	—	38,241	29,519	—	67,760
Ground leases	318	639	646	16,184	17,787
Security deposits and rent support	—	—	—	27,956	27,956
	$26,079	$264,516	$280,239	$423,351	$994,185

(1)
It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured promissory note of unconsolidated subsidiary (1)	$2,387	$—	$—	$—	$2,387
Earnout provisions (2)	18,950	9,779	—	—	28,729
Capital improvements to investment Properties	34,568	18,671	—	—	53,239
Pending investments (3)	42,720	—	—	—	42,720
	$98,625	$28,450	$—	$—	$127,075

(1)
In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2004, the unsecured promissory note has an outstanding balance of $14.3 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)
In connection with the acquisition of 29 Properties, we may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to an additional seven Properties are subject to future values and events which are not quantifiable at September 30, 2004, and are not included in the table above.

(3)	As of September 30, 2004, we had commitments to acquire four medical office buildings, subject to the fulfillment of certain conditions.

Market Risk

Approximately 48% of our mortgages and construction loans payable at September 30, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. At September 30, 2004, a hypothetical 100 basis point increase in LIBOR rates would have resulted in additional interest expense of approximately $3.0 million, excluding capitalized interest. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at September 30, 2004.

To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

Following is a summary of our permanent financing, construction loans and line of credit obligations at September 30, 2004 (in thousands):

	Expected Maturities
	2004	2005	2006	2007	2008	Thereafter	Total	Fair Value
Fixed Rate Debt:	$—	$—	$—	$—	$93,005	$344,144	$437,149	$437,149
Average Interest Rate	—	—	—	—	6.72%	5.80%	6.07%

Variable Rate Debt:	$—	$138,550	$75,136	$84,104	$120,400	—	$418,190	$418,190
Average Interest Rate	—	2.66%	4.24%	5.33%	3.78%	—	3.80%

Cash and Cash Equivalents

Until Properties are acquired or developed or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or permanent financings. The net offering proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At September 30, 2004, we had $149.8 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The decrease was primarily attributable to the cash used to purchase 83 Properties, offset by offering proceeds received from the sale of Shares of Common Stock and placement of Permanent Financing during the nine months ended September 30, 2004.

Accounts and Other Receivables

Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $15.2 million as of September 30, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $16.3 million at September 30, 2004, offset by a $2.3 million reserve for doubtful accounts. Past due amounts aggregated $8.3 million at September 30, 2004. We have experienced delays in receiving current rent amounts due on certain seniors' housing facilities as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the cash flow generated from the seniors' housing facilities to fund rent obligations under their leases. Four of the HRA Affiliated Companies have past due amounts aggregating $4.4 million at September 30, 2004. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies in order to reduce property operating expenses to enhance cash flow generated from the Properties in the coming year to fund current and past due rent obligations under the leases.

Distributions

During the nine months ended September 30, 2004 and 2003, we generated cash from operations of $107.4 million and $37.1 million, respectively, which included the draw on operator rent guarantees of $11.4 million and $3.6 million, respectively, and unrestricted security deposits received from tenants of $7.3 million and $3.1 million during such periods. We declared and paid Distributions to our stockholders of $105.9 million and $37.3 million during the nine months ended September 30, 2004 and 2003, respectively. During the nine months ended September 30, 2003, $0.2 million of Distributions was supported by cash generated from prior period operating activities. In addition, on October 1 and November 1, 2004, we declared Distributions to stockholders of record on those dates of $0.0592 per Share of Common Stock. These Distributions are payable by December 31, 2004.

Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. Our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. Therefore, Distributions paid to stockholders may periodically be greater than cash flows generated from operations. We expect to continue a large portfolio investment strategy during 2004 and 2005, and may borrow funds from the revolving line of credit to make Distributions to stockholders.

For the nine months ended September 30, 2004 and 2003, approximately 61% and 80%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 39% and 20%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2004 and 2003, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

Liquidity Requirements

We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we will use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from our offerings, advances under our revolving line of credit and Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, collateralized or uncollateralized debt financing or equity financing.

Seniors' housing facilities are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, these tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. The medical office buildings contain both triple-net and gross basis leases. With respect to the gross leases we generally recover increases in building operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount from the tenants, as specified in the lease agreements.

We believe that our Properties are adequately covered by insurance. We require our tenants to carry insurance on our Properties as required under their leases. However, we have obtained contingent liability and property coverage to reduce our exposure in the event a tenant’s insurance policy lapses or is insufficient to cover a claim relating to the Property.

From time to time, we are exposed to litigation arising from an unidentified pre-acquisition contingency or from the operations of our business. On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including us, the Advisor and two operators that manage certain Properties owned by us that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. We and the Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and in May 2004, we submitted a written response to the plaintiffs. Although management is not able to predict the outcome, management is working with legal counsel to seek dismissal from the lawsuit because we and the Advisor did not enter into any resident contracts with plaintiffs. Rather, we are merely the owner of the real estate, and not the operator of the retirement Properties. In September 2004, the plaintiffs agreed to dismiss us from the litigation and the request for dismissal has been submitted to the Court.

RESULTS OF OPERATIONS

Comparison of the quarter and nine months ended September 30, 2004 to the quarter and nine months ended September 30, 2003.

We operate in one business segment which is the ownership and leasing of health care-related real estate.

Net income for the nine months ended September 30, 2004 totaled $86.4 million or $0.43 per Share of Common Stock, as compared to net income of $37.2 million or $0.50 per Share of Common Stock for the same period in 2003. Net income for the quarters ended September 30, 2004 and 2003 was $28.9 million or $0.13 per Share, and $15.8 million or $0.16 per Share, respectively. The increase in net income is primarily due to an increase in rental income from the Properties that we acquired during the latter part of 2003 and 2004 offset by increases in interest expense and loan cost amortization as a result of an increase in our average outstanding debt, provisions for accounts receivable reserves and an impairment charge related to the proposed sale of a seniors' housing facility. These changes are discussed in further detail below. Although net income increased significantly for the quarter and nine month period, it decreased on a per Share basis primarily due to significantly higher outstanding Shares.

At September 30, 2004, we owned 202 Properties, including 83 Properties that were acquired in 2004, compared to owning 92 Properties at September 30, 2003. As a result in the increase of the number and value of owned Properties, we earned rental and earned income from our leases of $179.3 million for the nine months ended September 30, 2004 compared to $56.6 million for the nine months ended September 30, 2003 ($68.1 million and $24.4 million for the quarters ended September 30, 2004 and 2003, respectively). We also earned $3.5 million and $1.5 million in FF&E Reserve income during the nine months ended September 30, 2004 and 2003, respectively ($1.2 million and $0.6 million for the quarters ended September 30, 2004 and 2003, respectively). Since 83 Properties were owned for only a portion of 2004 and we expect to acquire additional Properties during 2004, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

With the acquisition of the 50 medical office buildings in 2004, we earned $2.2 million in tenant expense reimbursement revenue, ($1.5 million for the quarter ended September 30, 2004), representing contractual recoveries from tenants of 41% of our medical office building operating expenses.

During the nine months ended September 30, 2004 and 2003, we also earned $2.8 million and $1.1 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments ($1.3 million and $0.5 million was earned during the quarters ended September 30, 2004 and 2003, respectively). The increase in interest income is due to an increase in the average amount invested in short-term investments during the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the nine months ended September 30, 2003 was $0.1 million in interest income related to accounts and other receivables.

During the nine months ended September 30, 2004, interest and other income also included $0.5 million in development, marketing and property management fees.

Interest and loan cost amortization expense was $30.4 million and $5.2 million for the nine months ended September 30, 2004 and 2003, respectively ($10.8 million and $2.6 million for the quarters ended September 30, 2004 and 2003, respectively). The increase was a result of our increasing the average amount of debt outstanding from $113.4 million for the nine months ended September 30, 2003, to $682.4 million for the nine months ended September 30, 2004. The weighted average interest rate was approximately 5.1% for each of the nine months ended September 30, 2004 and 2003. In addition, we wrote off $1.1 million in loan costs during the nine months ended September 30, 2004 as a result of the early extinguishment of debt.

General and administrative expenses and asset management fees were $18.6 million and $6.2 million for the nine months ended September 30, 2004 and 2003, respectively, representing 10.0% and 10.4% of net revenues, respectively ($7.7 million and $2.5 million for the quarters ended September 30, 2004 and 2003, respectively). The increase in expenses is directly related to the increased number and value of owned Properties as well as the general and administrative expenses related to DASCO. The dollar amount of general and administrative expenses and asset management fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans; however, expenses as a percentage of net revenues are expected to decrease.

Total property-related operating expenses for the nine months ended September 30, 2004 and 2003, were $6.4 million and $26,000, respectively ($4.2 million and $7,000 for the quarters ended September 30, 2004 and 2003, respectively). The increase was primarily due to the acquisition of the medical office buildings in the second and third quarters of 2004, where we are generally responsible for property operating expenses, however, under the terms of the leases, we recover a portion of the expenses from the tenants. Property operating expenses related to medical office buildings were $3.7 million and $5.5 million for the quarter and nine months ended September 30, 2004, respectively. Property expenses related to seniors' housing facilities increased proportionately to the increase in the number of seniors' housing facilities owned during the respective quarters and nine months ended September 30, 2003 and 2004.

During the nine months ended September 30, 2004, we recognized a provision for loss of $2.3 million related to doubtful accounts receivable as discussed in the "Accounts and Other Receivables" section above.

In November 2004, we determined that one of our seniors' housing facilities would be held for sale. In conjunction with this decision, we recognized an impairment loss of $1.9 million during the quarter and nine months ended September 30, 2004 representing the write-down of the Property to its estimated fair value less selling costs.

Depreciation and amortization expense was $42.4 million for the nine months ended September 30, 2004, compared to $10.6 million for the nine months ended September 30, 2003 ($18.0 million and $4.7 million for the quarters ended September 30, 2004 and 2003, respectively), as a result of our owning 125 additional operating Properties subject to operating leases during 2004.

Major Tenants and Operators

At September 30, 2004, we leased our 152 seniors' housing facilities to 19 tenants. Horizon Bay and the HRA Affiliated Companies contributed 21% and 31%, respectively, of our total revenues, excluding interest and other income, for the nine months ended September 30, 2004. Several of our tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the seniors' housing facilities to fund rent obligations under their leases. Our other tenants include subsidiaries or affiliates of: American Retirement Corporation ("ARC"); Eby Realty Group, LLC; Erickson Retirement Communities, LLC; Greenwalt Corporation; Horizon Bay Management, LLC ("Horizon Bay"); Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, Inc. ("Sunrise"). At September 30, 2004, our 50 medical office buildings were leased to approximately 700 tenants.

The following table summarizes information about our operator concentration based on annualized rental revenue as of September 30, 2004 (dollars in thousands):

	Number of Facilities	Annualized Revenue (1)	Percent of Revenue
Seniors' housing:
Sunrise Senior Living Services, Inc.	99	$129,930	46%
Horizon Bay Management, LLC	20	61,958	21%
Harbor Assisted Living, LLC	9	8,846	3%
American Retirement Corporation	8	17,616	6%
Eby Realty Group, LLC	6	4,040	1%
Erickson Retirement Communities, LLC	5	15,102	5%
CateredLife Communities, Inc.	5	4,078	1%
	152	241,570	83%
Medical office buildings:
DASCO	28	21,025	7%
Ten third-party managers	22	28,737	10%
	50	49,762	17%
	202	$291,332	100%

(1)	For operating leases, reflects annual base rents and for direct financing leases, reflects annual interest earned, straight-lined over the term of the leases.

To mitigate credit risk, certain seniors' housing leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, we may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of September 30, 2004, we held $28.0 million in security deposits and rent support related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five seniors' housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004 one of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional seniors' housing facilities under development until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

We had the following additional limited guarantees as of September 30, 2004 (dollars in thousands):

			Guarantee
Guarantor	Number of Properties	Date Acquired	Maximum	Used Since Acquired	Remaining Balance
Sunrise	1	April 2000	$ 2,770	$ 2,106	$ 664
Marriott International	5	May 2002	5,880	5,869	11
Sunrise/cash reserves	22	November 2003	10,500	7,468	3,032

We anticipate that the $11,000 remaining Marriott International guarantee at September 30, 2004 will be depleted in the fourth quarter of 2004. We are working with the tenant and operator of the five Properties to implement a plan to enhance cash flow generated from the Properties in the coming year. In addition, we are evaluating strategic alternatives related to certain Properties within the five-Property portfolio.

Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain lessees, their guarantors or the Sunrise, ARC or Horizon Bay brands would significantly impact the results of our operations.

OTHER

Inflation and Trends

Our seniors' housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in medical office buildings, which include both triple-net and gross basis leases. These leases also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and with respect to gross leases, the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, management believes that inflation will not impact the availability of equity and debt financings. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

Related Party Transactions

Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its Affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarter and nine months ended September 30, 2004 and 2003, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Acquisition Fees (1):
From offering proceeds	$3,262	$14,111	$34,992	$31,936
From debt proceeds	255	5,932	25,358	8,931
	3,517	20,043	60,350	40,867

Asset Management Fees (2)	3,635	1,121	9,142	2,626

Reimbursable expenses (3):
Acquisition Expenses	89	196	322	244
General and administrative expenses	1,027	119	3,334	673
	1,116	315	3,656	917
	$8,268	$21,479	$73,148	$44,410

(1)	Acquisition Fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds under the 2004 Offering and loan proceeds from Permanent Financing (4.5% under the Prior Offerings gross offering proceeds and loan proceeds), excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. If we list our Common Stock on a national securities exchange or over-the-counter market, the Advisor will receive an Acquisition Fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of listing.

(2)	Monthly Asset Management Fee of 0.05% of our real estate asset value, as defined in the Advisory Agreement dated May 14, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

(3)	Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended September 30, 2004 and 2003, did not exceed the Expense Cap.

CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its Affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

During the nine months ended September 30, 2004 and 2003, we incurred the following fees (in thousands):

	Nine Months Ended September 30,
	2004	2003

Selling commissions	$57,449	$53,280
Marketing support fee	5,056	3,552
Offering and due diligence costs	16,411	11,218
	$78,916	$68,050

Amounts due to related parties consisted of the following (in thousands):

	September 30,	December 31,
	2004	2003
Due to the Advisor and its Affiliates:
Expenditures incurred for offering expenses	$--	$372
Accounting and administrative services	442	304
Acquisition fees and expenses	1,054	815
	1,496	1,491

Due to CNL Securities Corp.:
Selling commissions	939	1,366
Marketing support fees and due diligence expense reimbursements	75	91
Soliciting dealer servicing fee	--	310
	1,014	1,767
	$2,510	$3,258

CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 9 to the Notes to the Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a $0.2 million structuring fee, which is included in our deferred loan costs as of September 30, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under this loan and the $23.5 million commercial paper loan also described in Note 9 to the Notes to the Condensed Consolidated Financial Statements include a margin of 40 and 30 basis points, respectively, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. As of September 30, 2004 and 2003, $82,000 and $0.2 million, respectively, was paid to CCM related to these services.

We maintain bank accounts in a bank in which certain of our officers and Directors serve as directors and are stockholders. The amount deposited with this bank was $25.0 million at September 30, 2004.

We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the nine months ended September 30, 2004, we received $99,010 in distributions from the partnership.

On September 1, 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Tenants to the remaining members of the limited liability company. The HRA Tenants contributed 31% and 35% of our total revenues, excluding interest and other income, for the nine months ended September 30, 2004 and 2003, respectively (27% and 31% for the quarters ended September 30, 2004 and 2003, respectively).

Our Chairman of the Board is also a director in a hospital that leases office space in seven of our medical office buildings that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a hospital that leases office space in one of our medical office buildings that was acquired in April 2004. During the quarter and nine months ended September 30, 2004, these hospitals contributed less than 1% of our total revenues, excluding interest and other income.

Critical Accounting Policies

Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, "Business Combinations." For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in the operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

Goodwill. We allocate the excess of the aggregate purchase price paid for Properties or interests in Properties over the fair market value of the tangible assets acquired in business acquisitions accounted for as a purchase. Goodwill is not subject to amortization but is subject to quarterly impairment analysis.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, our ability to continue to locate suitable Properties, tenants for our Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following information updates the corresponding information beginning on page 161 of the Prospectus.

Effective as of June 10, 2004, Lynn E. Rose resigned as Secretary of the Company and the Advisor. Effective June 10, 2004, Kimberly P. Ross was appointed Secretary of the Company and effective June 11, 2004, Tracy G. Schmidt was appointed Secretary of the Advisor.

The following biography replaces the biography of Lynn E. Rose on page 164 of the Prospectus.

Kimberly P. Ross, age 36, serves as Secretary of the Company. In addition, Ms. Ross serves as Vice President and Controller of CNL Retirement Corp., the Advisor to the Company. Prior to joining CNL Retirement Corp., Ms. Ross was the director of accounting for CNL Corporate Properties, Inc., where she was responsible for overseeing all accounting functions including financial reporting and budgeting, cash flow forecasting, job cost reporting for construction projects and assistance with annual audits and tax returns. Before joining CNL in September 1997, Ms. Ross was a senior accountant for Lincoln Property Company and was responsible for day-to-day accounting activity for commercial, industrial and retail real estate projects. She was previously a supervising senior/staff accountant at KPMG, L.L.P., where she performed audit fieldwork for a variety of industries, including health care, financial, not-for-profit and government. Ms. Ross holds a B.S. in Accounting from Florida State University and is a Certified Public Accountant in the state of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

The sentence following the table on page 166 of the Prospectus is replaced by the following:

With the exception of Tracy G. Schmidt, the backgrounds of these individuals are described above under "Management — Directors and Executive Officers."

Tracy G. Schmidt, age 47, serves as Secretary of CNL Retirement Corp., the Advisor to the Company. Since 2004, Mr. Schmidt has served as Chief Financial Officer of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company. Prior to joining CNL Holdings, Inc., Mr. Schmidt was senior vice president and chief financial officer for Federal Express Corporation ("FedEx Express"), a worldwide express transportation company, from 1998 to 2004. While at FedEx Express, he was responsible for worldwide financial planning, capital allocations, treasury, accounting, reporting, tax, audits, strategic sourcing, IT business systems and revenue operations with 2,000 people to support a complex global business environment of operations in 210 countries and territories and 140,000 employees. Prior to that, Mr. Schmidt was senior vice president, general manager, Air Ground Terminals and Transportation Division for FedEx Express from 1994 to 1998, and from 1980 to 1994 held various financial management responsibilities at FedEx Express. Mr. Schmidt serves as a director of CNL Bancshares, Inc., Love Worth Finding Ministries, Stephen Olford Ministries International and ServiceU Corporation. Mr. Schmidt is a graduate of Christian Brothers University in Memphis, Tennessee and holds a B.A. in Business Administration and Accounting. He became a Certified Public Accountant in Tennessee in 1980.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 168 of the Prospectus.

The Managing Dealer was entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in the Company's Prior Offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6.0% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2004 through November 30, 2004, the Company incurred approximately $63.2 million of such fees in connection with the 2003 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's Prior Offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2004 through November 30, 2004, the Company incurred approximately $4.2 million of such fees in connection with the 2003 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

In connection with its Prior Offerings, the Advisor was entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. In connection with this offering, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans or the purchase, development or construction of a Property and other permitted investments of 4.0% of the total amount raised or loaned. During the period January 1, 2004 through November 30, 2004, the Company incurred approximately $37.9 million of such fees in connection with the 2003 Offering and this offering. For the period January 1, 2004 through November 30, 2004, the Company incurred Acquisition Fees totaling approximately $26.4 million as a result of Permanent Financing used to acquire certain Properties.

The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2004, the Company incurred approximately $9.1 million of such fees.

The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended September 30, 2004, the Company's Operating Expenses did not exceed the Expense Cap.

The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2004, the Company incurred approximately $3.6 million for these services, approximately $0.3 million represented acquisition-related costs and approximately $3.3 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

During the nine months ended September 30, 2004, Affiliates of the Advisor incurred on behalf of the Company $16.4 million for certain Offering Expenses.

The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at September 30, 2004 was approximately $25.0 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 9 to the Notes to the Condensed Consolidated Financial Statements commencing on page F-1. CCM was paid a $0.2 million structuring fee, which is included in our deferred loan costs as of September 30, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under this loan and the $23.5 million commercial paper loan also described in Note 9 to the Notes to the Condensed Consolidated Financial Statements commencing on page F-1 include a margin of 40 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. As of September 30, 2004, $82,000 was paid to CCM related to these services.

On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. During the nine months ended September 30, 2004, the Company received approximately $1.0 million in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2004, the unsecured promissory note had an outstanding balance of approximately $14.3 million. The Company has not been required to fund any amounts under this guarantee.

On September 1, 2004, a company which is owned by our Chairman of the Board sold its 30% voting membership interest in a limited liability company which is affiliated with the HRA Affiliated Companies to the remaining members of the limited liability company. The HRA Affiliated Companies contributed 31% of total revenues, excluding interest and other income, for the nine months ended September 30, 2004 (27% for the quarter ended September 30, 2004).

Our Chairman of the Board is also a director in a hospital that leases office space in seven of our medical office buildings that were acquired in August 2004. Additionally, one of our Independent Directors is a director in a hospital that leases office space in one of our medical office buildings that was acquired in April 2004. During the quarter and nine months ended September 30, 2004, these hospitals contributed less than 1% of our total revenues, excluding interest and other income.

PRIOR PERFORMANCE INFORMATION

The following information updates and replaces the "Prior Performance Information" section beginning on page 170 of the Prospectus.

The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in retirement properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Mr. Seneff also currently serves as a director and Mr. Bourne currently serves as a director and officer of CNL Hotels & Resorts, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2003, the 18 partnerships and the two unlisted REITs had raised a total of approximately $4.9 billion from a total of approximately 166,000 investors, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, and 128 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

Name of Entity	Maximum Offering Amount (1)	Date Closed	Number of Limited Partnership Units or Shares Sold	Date 90% of Net Proceeds Fully Invested or Committed to Investment (2)

CNL Income Fund, Ltd.	$15,000,000 (30,000 units)	December 31, 1986	30,000	December 1986

CNL Income Fund II, Ltd.	$25,000,000 (50,000 units)	August 21, 1987	50,000	November 1987

CNL Income Fund III, Ltd.	$25,000,000 (50,000 units)	April 29, 1988	50,000	June 1988

CNL Income Fund IV, Ltd.	$30,000,000 (60,000 units)	December 6, 1988	60,000	February 1989

CNL Income Fund V, Ltd.	$25,000,000 (50,000 units)	June 7, 1989	50,000	December 1989

CNL Income Fund VI, Ltd.	$35,000,000 (70,000 units)	January 19, 1990	70,000	May 1990

CNL Income Fund VII, Ltd.	$30,000,000 (30,000,000 units)	August 1, 1990	30,000,000	January 1991

CNL Income Fund VIII, Ltd.	$35,000,000 (35,000,000 units)	March 7, 1991	35,000,000	September 1991

CNL Income Fund IX, Ltd.	$35,000,000 (3,500,000 units)	September 6, 1991	3,500,000	November 1991

CNL Income Fund X, Ltd.	$40,000,000 (4,000,000 units)	April 22, 1992	4,000,000	June 1992

CNL Income Fund XI, Ltd.	$40,000,000 (4,000,000 units)	October 8, 1992	4,000,000	September 1992

CNL Income Fund XII, Ltd.	$45,000,000 (4,500,000 units)	April 15, 1993	4,500,000	July 1993

CNL Income Fund XIII, Ltd.	$40,000,000 (4,000,000 units)	September 13, 1993	4,000,000	August 1993

CNL Income Fund XIV, Ltd.	$45,000,000 (4,500,000 units)	March 23, 1994	4,500,000	May 1994

Name of Entity	Maximum Offering Amount (1)	Date Closed	Number of Limited Partnership Units or Shares Sold	Date 90% of Net Proceeds Fully Invested or Committed to Investment (2)

CNL Income Fund XV, Ltd.	$40,000,000 (4,000,000 units)	September 22, 1994	4,000,000	December 1994

CNL Income Fund XVI, Ltd.	$45,000,000 (4,500,000 units)	July 18, 1995	4,500,000	August 1995

CNL Income Fund XVII, Ltd.	$30,000,000 (3,000,000 units)	October 10, 1996	3,000,000	December 1996

CNL Income Fund XVIII, Ltd.	$35,000,000 (3,500,000 units)	February 6, 1998	3,500,000	December 1997

CNL Restaurant Properties, Inc.	$747,464,413 (37,373,221 shares)	January 20, 1999 (3)	37,373,221 (3)	February 1999 (3)

CNL Hotels & Resorts, Inc.	$3,075,072,637 (153,753,632 shares)	(4)	(4)	(4)
_____________________

(1)	The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), and CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) reflects a one-for-two reverse stock split, which was effective on June 3, 1999 and August 2, 2004, respectively.

(2)	For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3)	In April 1995, CNL Restaurant Properties, Inc. commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL Restaurant Properties, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL Restaurant Properties, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL Restaurant Properties, Inc. had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to CNL Restaurant Properties, Inc. from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4)	Effective July 9, 1997, CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of March 12, 2004, the date the 2003 Offering closed, CNL Hotels & Resorts, Inc. had received subscriptions totaling approximately $3.0 billion (300 million shares) from its public offerings. As of such date, CNL Hotels & Resorts, Inc. owned interests in 130 properties, including 24 properties owned through joint ventures and one property under development.

Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

As of December 31, 2003, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of December 31, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2003 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

The following table sets forth summary information, as of December 31, 2003, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

Name of Entity	Type of Property	Location	Method of Financing	Type of Program

CNL Income Fund, Ltd.	22 fast-food or family-style restaurants	AL, AZ, CA, FL, GA, LA, MD, OK, PA, TX, VA, WA	All cash	Public

CNL Income Fund II, Ltd.	50 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IL, IN, KS, LA, MI, MN, MO, NC, NM, OH, TN, TX, WA, WY	All cash	Public

CNL Income Fund III, Ltd.	40 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, IA, IL, IN, KS, KY, MD, MI, MN, MO, NC, NE, OK, TX	All cash	Public

CNL Income Fund IV, Ltd.	47 fast-food or family-style restaurants	AL, DC, FL, GA, IL, IN, KS, MA, MD, MI, MS, NC, OH, PA, TN, TX, VA	All cash	Public

CNL Income Fund V, Ltd.	36 fast-food or family-style restaurants	AZ, FL, GA, IL, IN, MI, NH, NY, OH, SC, TN, TX, UT, WA	All cash	Public

CNL Income Fund VI, Ltd.	67 fast-food or family-style restaurants	AR, AZ, CA, FL, GA, ID, IL, IN, KS, MA, MD, MI, MN, NC, NE, NM, NY, OH, OK, PA, TN, TX, VA, WA, WY	All cash	Public

CNL Income Fund VII, Ltd.	59 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IN, LA, MI, MN, NC, NE, OH, PA, SC, TN, TX, UT, WA	All cash	Public
CNL Income Fund VIII, Ltd.	55 fast-food or family-style restaurants	AZ, CO, FL, IL, IN, LA, MI, MN, NC, NY, OH, OR, TN, TX, VA, WI	All cash	Public

CNL Income Fund IX, Ltd.	55 fast-food or family-style restaurants	AL, CA, CO, FL, GA, IL, IN, LA, MD, MI, MN, MS, NC, NH, NY, OH, SC, TN, TX	All cash	Public

Name of Entity	Type of Property	Location	Method of Financing	Type of Program

CNL Income Fund X, Ltd.	60 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, ID, IL, IN, LA, MI, MO, MT, NC, NE, NH, NM, NY, OH, PA, SC, TN, TX, WA	All cash	Public

CNL Income Fund XI, Ltd.	50 fast-food or family-style restaurants	AL, AZ, CA, CO, CT, FL, GA, KS, LA, MA, MI, MS, NC, NH, NM, OH, OK, PA, SC, TX, VA, WA	All cash	Public

CNL Income Fund XII, Ltd.	58 fast-food or family-style restaurants	AL, AZ, CA, CO, FL, GA, IA, IN, LA, MO, MS, NC, NM, OH, SC, TN, TX, WA	All cash	Public

CNL Income Fund XIII, Ltd.	54 fast-food or family-style restaurants	AL, AR, AZ, CA, CO, FL, GA, IN, KS, LA, MD, MO, NC, OH, PA, SC, TN, TX, VA	All cash	Public

CNL Income Fund XIV, Ltd.	72 fast-food or family-style restaurants	AL, AZ, CO, FL, GA, IL, KS, LA, MN, MO, MS, NC, NJ, NV, OH, SC, TN, TX, VA	All cash	Public

CNL Income Fund XV, Ltd.	63 fast-food or family-style restaurants	AL, CA, FL, GA, KS, KY, MN, MO, MS, NC, NJ, NM, OH, OK, PA, SC, TN, TX, VA	All cash	Public

CNL Income Fund XVI, Ltd.	56 fast-food or family-style restaurants	AL, AZ, CA, CO, DC, FL, GA, ID, IN, KS, LA, MN, MO, NC, NM, NV, OH, PA, TN, TX, UT, WI	All cash	Public

CNL Income Fund XVII, Ltd.	39 fast-food, family-style or casual-dining restaurants	CA, FL, GA, IL, IN, MD, MI, NC, NE, NV, OH, SC, TN, TX, WA, WI	All cash	Public

CNL Income Fund XVIII, Ltd.	30 fast-food, family-style or casual-dining restaurants	AZ, CA, CO, FL, GA, IL, KY, MD, MN, NC, NV, NY, OH, PA, TN, TX, VA	All cash	Public

Name of Entity	Type of Property	Location	Method of Financing	Type of Program

CNL Restaurant Properties, Inc.	1,211 fast-food, family-style or casual-dining restaurants	AL, AR, AZ, CA, CO, CT, DE, FL, GA, IA, ID, IL, IN, KS, KY, LA, MD, MI, MN, MO, MS, NC, NE, NH, NJ, NM, NV, NY, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV	(1)	Public REIT

CNL Hotels & Resorts, Inc.	128 limited service, extended stay or full service hotels or resorts	AL, AZ, CA, CO, CT, DE, FL, GA, HI, IL, IN, KS, KY, LA, MA, MD, ME, MI, MN, MO, MS, NC, NE, NJ, NV, NY, OK, OR, PA, RI, SC, TN, TX, UT, VA, WA, WI, D.C., CANADA	(2)	Public REIT
_____________________

(1)	As of March 31, 1999, all of CNL Restaurant Properties, Inc.’s net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, CNL Restaurant Properties, Inc. and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2)	As of December 31, 2003, approximately 46% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Hotels & Resorts, Inc.'s equity offerings.

A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1999 and December 2003, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following information updates and replaces the table and footnotes on page 179 of the Prospectus.

The following table presents total Distributions declared (in thousands) and Distributions per Share:

	Quarter
	First	Second	Third	Fourth	Year
2004:
Total Distributions declared	$28,841	$37,344	$39,754
Distributions per Share	0.1776	0.1776	0.1776

2003:
Total Distributions declared	$8,689	$12,031	$16,591	$22,473	$59,784
Distributions per Share	0.1767	0.1767	0.1767	0.1770	0.7071

2002:
Total Distributions declared	$1,552	$2,587	$4,097	$6,143	$14,379
Distributions per Share	0.1749	0.1749	0.1749	0.1755	0.7002

2001:
Total Distributions declared	$220	$248	$312	$727	$1,507
Distributions per Share	0.1749	0.1749	0.1749	0.1749	0.6996

2000:
Total Distributions declared	$43	$109	$161	$189	$502
Distributions per Share	0.0750	0.1537	0.1749	0.1749	0.5785

1999:
Total Distributions declared	(2)	(2)	$16	$34	$50
Distributions per Share	(2)	(2)	0.0500	0.0750	0.1250

(1)	In October, November and December 2004, the Company declared Distributions totaling $13.7 million, $13.8 million and $13.9 million, respectively, (representing $0.0592 per Share) payable by December 31, 2004.

(2)	For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3)	For the nine months ended September 30, 2004, the years ended December 31, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 61%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 39%, 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of September 30, 2004, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the nine months ended September 30, 2004, may not be indicative of the results that may be expected for the year ended December 31, 2004.

(4)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 18%, 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5)	Distributions declared and paid for the years ended December 31, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period. During the nine months ended September 30, 2004, $0.2 million of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit.

The following paragraph updates and replaces the corresponding paragraph beginning on page 180 of the Prospectus.

The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. The Company may borrow money, issue new securities or sell Assets as necessary or advisable to make Distributions, including, but not limited to, Distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes, or for any other authorized corporate purpose. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities; Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or Distributions of in-kind property, as long as, with respect to in-kind property, the Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property Distributions; and (iii) distributes in-kind property only to those stockholders who accept the Directors' offer.

SUMMARY OF THE
ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

The following paragraph updates and replaces the corresponding paragraph on page 181 of the Prospectus.

General. The Company has authorized a total of 1.106 billion shares of capital stock, consisting of one billion Shares of Common Stock, $0.01 par value per Share, three million shares of Preferred Stock ("Preferred Stock"), and 103 million additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103 million Excess Shares, 100 million are issuable in exchange for Common Stock and three million are issuable in exchange for Preferred Stock as described in the section of the Prospectus entitled "Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership." As of November 30, 2004, the Company had 234 million Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no Preferred Stock or Excess Shares outstanding.

The second paragraph under the heading "Summary of the Articles of Incorporation and Bylaws — Description of Capital Stock" on page 182 of the Prospectus is deleted in its entirety.

FEDERAL INCOME TAX CONSIDERATIONS

The following information updates and replaces the corresponding information beginning on page 189 of the Prospectus.

INTRODUCTION

The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1999. The Company believes that it is organized and has operated in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a regular C corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which 90% or 75% of the Company's gross income exceeds its gross income qualifying under the 95% or 75% gross income test, respectively. For taxable years of the Company beginning on or after January 1, 2005, the Company will be subject to tax on the greater of the entire amount by which it fails either the 95% or 75% gross income tests. Sixth, if, during any calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company does not make an election pursuant to Section 1.337(d)-7 of the Treasury Regulations upon its acquisition of an asset from a C corporation. Eighth, if the Company receives non-arm's length income from one of its taxable REIT subsidiaries (as described below), it will be subject to a 100% tax on such income.

If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for Distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for Distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ended through December 31, 2003, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that opinions of counsel are not binding on the Service or the courts, and that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons; (vi) which is not closely held as defined in section 856(h) of the Code; and (vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any partnership and of any Joint Venture treated as a partnership for federal income tax purposes, as described in "Business — Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (defined in the Code to include certain entities), and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of any 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company into conformity with these requirements or to assure continued conformity with such requirements.

Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it has met and expects to continue to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities (the "75% Asset Test"). The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a "taxable REIT subsidiary" or a "qualified REIT subsidiary," exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities, except with respect to securities of "qualified REIT subsidiaries," "taxable REIT subsidiaries," certain "straight debt" securities, loans to individuals or estates, certain governmental securities, securities of another REIT, and certain "Section 467 rental agreements." A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At no time may the value of a REIT's stock in "taxable REIT subsidiaries" exceed 20% of the value of the REIT's gross assets. The term "real estate assets" includes real property, interests in real property, interests in other REITs, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

The bulk of the Company's assets represent "real estate assets" including direct and indirect interests in real property. However, the Company may also hold Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations — Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular Operator will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular Operator represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.

As indicated in "Business — Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations — Investment in Joint Ventures."

For taxable years of the Company beginning on or after January 1, 2005, a failure by the Company of one or more of the 5% or 10% asset tests, will not result in the Company being disqualified as a REIT if any such failure was due to reasonable cause and not willful neglect, the Company disposed of the assets resulting in any such failure within six months after the end of the quarter in which the failure was discovered (or otherwise complied with such tests by the end of such period), and either (i) the failure was due to the ownership of assets by the Company not exceeding the lesser of (A) 1% of the Company’s total assets, and (B) $10,000,000; or (ii) the Company paid a tax equal to the greater of (A) $50,000, and (B) the net income from the assets resulting in the failure multiplied by the highest corporate tax rate, and, following the Company’s identification of such failure in any quarter, the Company must file, for such quarter, a description of each asset causing such failure.

Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

(a)     The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years, and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

The bulk of the Company's income is derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT, owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue or "taxable REIT subsidiaries", except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy only, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as rents from real property.

The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of space for occupancy only; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business — Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% or 95% income tests.

In addition, the Company may be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

The Company may also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations — Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% test or by which 90% of the Company's gross income exceeded its gross income qualifying under the 95% test (whichever amount is greater). For taxable years of the Company beginning on or after January 1, 2005, in order to avoid disqualification, the following two requirements must be satisfied, (i) the failure must be due to reasonable cause and not willful neglect, and (ii) following its identification of such failure, the Company must file, for such taxable year, a description of each item of its gross income described for purposes of both the 75% and 95% tests. Additionally, for all such taxable years, the Company will be subject to tax on the greater of the entire amount by which it fails either the 95% or 75% gross income tests.

(b)  The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains), and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record as of such date or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

The Company has represented that it has made and intends to continue to make Distributions to stockholders sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company out of its current or accumulated earnings and profits to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction generally allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent such Distributions exceed a stockholder's basis, as gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months, and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend was treated as long-term capital gain.

Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations — Taxation of Stockholders — Foreign Stockholders" below.

Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. C-corporation including a "taxable REIT subsidiary," income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of Section 856(h)(1) of the Code, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership."

Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the Distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such Distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, the Non-U.S. Stockholder files IRS Form W-8BEN with the Company and, if the Shares are not traded on an established securities market, includes on such form a taxpayer identification number acquired from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with the Company claiming that the Distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such Distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such Distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a Distribution is paid whether or not such Distribution will be in excess of current and accumulated earnings and profits, the Distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. The Company is permitted, but not required, to make reasonable estimates of the extent to which Distributions exceed current or accumulated earnings and profits. Such Distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

For any year in which the Company qualifies as a REIT, Distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any Distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

The Company will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in "Business — Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations — Taxation of the Company — Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business — Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business — Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

The Company may purchase Equipment and lease it to Operators pursuant to leases of the type described in "Business — Investment of Offering Proceeds." In such event, the ability of the Company to qualify as a REIT may depend on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations — Taxation of the Company — Income Tests."

While certain characteristics of the Secured Equipment Leases the Company may enter into suggest that the Company would retain ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases would be structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases would be financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business — Investment of Offering Proceeds," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business — Investment of Offering Proceeds," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES
As indicated in "Business — Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business — Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code, and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations — Taxation of the Company — Asset Tests" and "Federal Income Tax Considerations — Taxation of the Company — Income Tests," above.

EXPERTS

The following paragraphs update and replace the corresponding paragraphs under the heading "Experts" beginning on page 208 of the Prospectus.

The financial statements of the Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in the Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

THE OFFERING

PLAN OF DISTRIBUTION

The following information is inserted following the first paragraph under the heading "The Offering — Plan of Distribution" on page 201 of the Prospectus.

Soliciting Dealers in the Offering are required to deliver a copy of the Prospectus to each potential investor. The Company plans to make this Prospectus, the Subscription Agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to Soliciting Dealers as an alternative to paper copies. As a result, if a Soliciting Dealer chooses, with an investor's prior consent, it may provide an investor with the option of receiving the Prospectus, the Subscription Agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the Soliciting Dealer chooses to offer electronic delivery of these documents to an investor it will comply with all applicable requirements of the SEC and NASD and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the Soliciting Dealer.

SUPPLEMENTAL SALES MATERIAL

The following information updates and replaces the "Supplemental Sales Material" section on page 208 of the Prospectus.

Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. The Company anticipates that sales materials will be provided in various electronic formats to Soliciting Dealers for their internal use as well as for use with potential investors. The electronic formats that the Company anticipates it may use include, but are not limited to: view and download from an access-controlled website, CD-rom, diskette, memory sticks and email. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure; (ii) a fact sheet describing the general features of the Company; (iii) a properties portfolio; (iv) a summary description of the Offering; (v) a presentation about the Company; (vi) broker updates; (vii) a listing of properties; (viii) sales support pieces; (ix) seminar advertisements and invitations; (x) certain third-party articles; (xi) industry specific information pieces; (xii) distribution pieces; and (xiii) webinars. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

QUESTIONS AND ANSWERS ABOUT
CNL RETIREMENT PROPERTIES, INC.'S PUBLIC OFFERING

The following updates and replaces the first question and answer on page three of the Prospectus.

Q:	If I buy shares in the offering, how can I sell them?

A:	At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

We anticipate listing the shares on a national securities exchange or over-the-counter market on or before December 31, 2008, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. No more than 5% of the number of shares of the Company's common stock outstanding at the beginning of any 12-month period may be redeemed during such 12 month period. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

INDEX TO FINANCIAL STATEMENTS

CNL RETIREMENT PROPERTIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $58.3 million in gross offering proceeds from the sale of 5.8 million additional shares for the period October 1, 2004 through November 30, 2004, the payment of related offering expenses, acquisition fees and miscellaneous acquisition expenses and borrowings of $128.3 million under mortgage notes payable and (ii) the application of these funds and cash on hand as of September 30, 2004, to purchase 17 Properties, including 5 Properties that were the result of purchasing controlling interests in partnerships whose activities were limited solely to the ownership of medical office buildings, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2004.

The Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2004 and the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 202 Properties and a 55% ownership interest in a development and property management company purchased by the Company prior to September 30, 2004 from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004
(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Investment Properties:
Accounted for using the operating method, net	$ 2,227,356	$ 231,539	(b)	$2,458,895
Accounted for using the direct financing method	453,640	24,127	(b)	477,767
Intangible lease costs, net	93,267	13,028	(c)	106,295
Cash and cash equivalents	149,758	51,016	(a)	67,482
		(133,292)	(b)
Restricted cash	37,605	1,725	(d)	39,330
Accounts and other receivables, net	15,176	—		15,176
Deferred costs, net	11,783	820	(b)	12,603
Accrued rental income	42,946	—		42,946
Other assets	21,140	2,332	(a)	16,192
		8,242	(b)
		(15,522)	(b)
Goodwill	5,791	—		5,791
	$ 3,058,462	$ 184,015		$3,242,477

Liabilities and Stockholders’ Equity

Liabilities:
Mortgages payable	$ 767,579	$ 128,292	(b)	$ 895,871
Bonds payable	93,103	—		93,103
Line of credit	20,000	—		20,000
Construction loans payable	67,760	—		67,760
Due to related parties	2,510	—		2,510
Accounts payable and accrued expenses	24,973	—		24,973
Capital lease obligation	2,562	—		2,562
Intangible lease liability, net	4,028	—		4,028
Deferred income	4,031	—		4,031
Security deposits	27,956	1,725	(d)	29,681
Total liabilities	1,014,502	130,017		1,144,519

Minority interests	1,966	650	(b)	2,616

Commitments and contingencies

Stockholders' equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—
Excess shares, $.01 par value per share
Authorized and unissued 103,000 shares	—
Common stock, $.01 par value per share
Authorized one billions shares, issued 230,045 and outstanding 229,508 shares, issued 235,875 and outstanding 235,338 shares, as adjusted	2,295	58	(a)	2,353
Capital in excess of par value	2,064,511	53,290	(a)	2,117,801
Accumulated distributions in excess of net earnings	(24,812)	—		(24,812)
Total stockholders' equity	2,041,994	53,348		2,095,342
	$ 3,058,462	$ 184,015		$3,242,477

See accompanying notes to unaudited pro forma consolidated financial statements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2004
(in thousands, except per share data)

	Historical	Historical Medical Office Portfolio One Properties	Pro Forma Adjustments		Pro Forma

Revenues:
Seniors' Housing:
Rental income from operating leases	$ 124,927	$ —	$ 26,608	(1)	$151,535
Earned income from direct financing leases	40,303	—	4,665	(1)	44,968
FF&E reserve income	3,500	—	19	(2)	3,519
Contingent rent	79	—	—		79

Medical Office Buildings:
Rental income from operating leases	14,065	9,107	16,351	(1)	39,525
			59	(3)
			(57)	(4)
Tenant expense reimbursements	2,215	1,617	3,617	(5)	7,449
Interest and other income	3,251	401	(1,643)	(6)	2,495
			486	(7)
	188,340	11,125	50,105		249,570

Expenses:
Interest and loan cost amortization	30,375	—	9,096	(8)	39,471
Seniors' Housing property expenses	915	—	—		915
Medical Office Buildings operating expenses	5,469	3,421	6,491	(9)	15,381
Asset management fees to related party	9,142	—	3,367	(11)	12,509
General and administrative	9,458	—	3,289	(12)	12,747
Provision for doubtful accounts	2,250	—	—		2,250
Impairment of long-lived assets	1,883	—	—		1,883
Depreciation and amortization	42,382	—	20,357	(13)	62,739
	101,874	3,421	42,600		147,895

Income before equity in earnings of unconsolidated subsidiary and minority interest	86,466	7,704	7,505		101,675

Equity in earnings of unconsolidated subsidiary	97	—	—		97

Minority interest in income of consolidated subsidiaries	(157)	—	109	(14)	(48)

Net income	$ 86,406	$ 7,704	$ 7,614		$101,724

Net income per share of common stock (basic and diluted) (15)	$ 0.43				$ 0.47

Weighted average number of shares of common stock outstanding (basic and diluted) (15)	202,812				215,260

See accompanying notes to unaudited pro forma consolidated financial statements

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

	Historical	Historical Medical Office Portfolio One Properties	Pro Forma Adjustments		Pro Forma

Revenues:
Seniors' Housing:
Rental income from operating leases	$ 60,207	—	$ 139,243	(1)	$ 199,450
Earned income from direct financing leases	31,107	—	28,229	(1)	59,336
FF&E reserve income	2,607	—	3,478	(2)	6,085
Contingent rent	47	—	—		47
Medical Office Buildings:
Rental income from operating leases	—	26,035	19,182	(1)	45,408
			175	(3)
			16	(4)
Tenant expense reimbursements	—	3,146	3,561	(5)	6,707
Interest and other income	1,626	1,068	(1,584)	(6)	1,271
			161	(7)
	95,594	30,249	192,461		318,304

Expenses:
Interest and loan amortization	9,588	—	41,502	(8)	51,090
Seniors’ Housing property expenses	136	—	—		136
Medical Office Buildings operating expenses	—	10,218	7,873	(9)	19,659
			1,568	(10)
Asset management fees to related party	4,372	—	11,703	(11)	16,075
General and administrative	5,482	—	2,636	(12)	8,118
Depreciation and amortization	17,567	—	61,852	(13)	79,419
	37,145	10,218	127,134		174,497

Income before equity in earnings of unconsolidated subsidiary and minority interest	58,449	20,031	65,327		143,807

Equity in earnings of unconsolidated subsidiary	11	—	—		11

Minority interest in income of consolidated subsidiary	—	—	(909)	(14)	(909)

Net income	$ 58,460	$ 20,031	$ 64,418		$ 142,909

Net income per share of common stock (basic and diluted) (15)	$ 0.66				$ 0.70

Weighted average number of shares of common stock outstanding (basic and diluted) (15)	88,840				205,516

See accompanying notes to unaudited pro forma consolidated financial statements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Represents gross proceeds of $58,304 from the sale of 5,830 shares during the period October 1, 2004 through November 30, 2004, and the payment of $7,288 for (i) related acquisition fees of $2,332 (4.0% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $3,790 (6.5% of gross proceeds) and (iii) marketing support fees of $1,166 (2.0% of gross proceeds), both of which have been netted against stockholders' equity.

(b)	Represents the use of $133,292 of cash and borrowings of $128,292 under mortgage notes payable (i) to purchase 17 Properties for $252,522 (ii) to pay loan costs of $820 (iii) to pay acquisition fees on permanent financing (4.0% of permanent financing) of $5,131 and (iv) $3,111 in miscellaneous acquisition costs incurred in conjunction with the purchase of the Properties. Also represents the reclassification of $15,522 in miscellaneous acquisition costs and acquisition fees to investment properties, intangible lease costs and intangible lease liabilities (see Note (c) below). In addition, the investment properties amount includes $650 attributable to the historical basis of certain minority interests in partnerships that own three of the Properties.

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investment	Total

McDowell Mountain Medical Plaza in Scottsdale, AZ	$ 16,822	$ 835	$ 17,657
Lakeside Health Park in Omaha, NE	1,682	152	1,834
Aureus Portfolio One Properties	180,000	11,487	191,487
Additional DASCO Properties	31,018	1,921	32,939
Properties subject to operating leases	229,522	14,395	243,917

Eagles' Trace Continuing Care Retirement Community in Houston, TX	23,000	1,127	24,127
Investment in direct financing leases	23,000	1,127	24,127

	$ 252,522	$ 15,522	$ 268,044

(c)	The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or liability considering factors associated with lease origination costs, above or below market leases and the value of customer relationships. Amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability and are amortized or accreted to rental income over the remaining terms of the leases acquired with each Property. All other intangible lease costs are amortized on a straight-line basis over the remaining terms of the leases acquired with each Property.

(d)	Represents a security deposit in the amount of $1,725 received from the lessee in conjunction with the acquisition of the Eagle's Trace Continuing Care Retirement Community.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income:

(1)	Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the acquisitions considered probable by the Company as of November 30, 2004 (collectively, the "Pro Forma Property'' or "Pro Forma Properties'') for the Pro Forma Period.

The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Income as well as the related adjustments for the Pro Forma Periods.

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2003	Pro Forma Adjustment for the Nine Months Ended September 30, 2004
Properties subject to operating leases:
Acquired Seniors' Housing:
Summit Portfolio Properties	March 27, 2003	$ 52,000	$ 1,455	$ —
Additional Marriott Portfolio Two Properties	March 28, 2003	254,575	4,759	—
Brighton Gardens of Saddle River, NJ	March 31, 2003	12,750	405	—
Balmoral Assisted Living Community in Palm Harbor, FL	July 8, 2003	12,175	629	—
ARC Somerby Portfolio Properties	August 25, 2003	73,260	5,683	—
GreenTree Portfolio Properties	September 5 & 11, 2003	22,956	2,046	—
Sunrise Portfolio Four Properties	September 30, 2003	149,277	11,509	—
Additional Sunrise Portfolio Four Properties	September 30, 2003	29,552	—	—
Dogwood Forest of Dunwoody in Dunwoody, GA	November 25, 2003	5,500	681	—
EdenCare Portfolio One Properties	November 25, 2003	27,000	3,236	—
EdenCare Portfolio Two Properties	November 25, 2003	171,755	19,401	—
Horizon Bay Portfolio One Properties	February 6 & 13, 2004	537,321	59,309	6,137
Sunrise Portfolio Five Properties	March 31, 2004	34,649	—	—
Courtyard Manor Portfolio One Properties	April 1, 2004	17,790	2,167	542
GreenTree Summit at Park Hills in Fairborn, OH	June 29, 2004	6,200	818	404
Sakonnet Bay Manor (Tiverton Property)	August 6, 2004	24,679	2,739	1,643
Eby Portfolio One Properties	August 24, 2004	33,000	4,033	2,602
Aureus Portfolio One Properties	November 9, 2004	180,000	20,373	15,280
		$ 1,644,439	$ 139,243	$ 26,608

Acquired Medical Office Buildings:
DASCO Portfolio One Properties	August 24 & 30, 2004	$ 192,559	$ 13,923	$ 11,883
McDowell Mountain Medical Plaza in Scottsdale, AZ	November 2, 2004	16,822	2,080	1,663
Lakeside Health Park in Omaha, NE	November 8, 2004	1,682	—	—
Probable Medical Office Buildings:
Additional DASCO Properties	July 9 & 23, & November 30, 2004	31,018	3,179	2,805
		$ 498,581	$ 19,182	$ 16,351

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

	Date Acquired/Probable by the Company	Purchase Price	Pro Forma Adjustment for the Year Ended December 31, 2003	Pro Forma Adjustment for the Nine Months Ended September 30, 2004

Investment in direct financing leases:
Acquired:
Fox Run Village in Novi, MI	February 28, 2003	$ 17,000	$ 420	$ —
Prime Care Portfolio Two Properties	March 31, 2003	22,635	744	—
Ann's Choice Continuing Care Retirement Community in Warminster, PA	June 2, 2003	19,500	1,338	—
Sunrise Portfolio Three Properties	August 29, 2003	184,500	15,401	—
Linden Ponds Continuing Care Retirement Community in Hingham, MA	December 1, 2003	19,700	2,747	—
Sedgebrook Continuing Care Retirement Community in Lincolnshire, IL	July 8, 2004	27,000	4,100	2,053
Eagle's Trace Continuing Care Retirement Community in Houston, TX	November 18, 2004	23,000	3,479	2,612
		$ 313,335	$ 28,229	$ 4,665

Pro forma adjustments for the Medical Office Portfolio One Properties that were acquired on April 30, 2004 are presented spearately based on historical results of operations.

(2)	Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(3)	Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

(4)	Represents the net amount of amortization and accretion of intangible lease costs and liabilities related to the allocated value associated with above and below market leases at the date of each Property's acquisition. The intangible lease costs and liabilities are amortized or accreted to rental income over the remaining terms of the acquired leases of each Property.

(5)	Represents the recovery of a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements.

(6)	Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the nine months ended September 30, 2004 and the year ended December 31, 2003.

(7)	Represents other miscellaneous tenant income for the DASCO Portfolio One Properties and the Additional DASCO Properties.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

(8)	Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:
	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2003	Pro Forma Adjustment for the Nine Months Ended September 30, 2004

Prime Care Portfolio Two Properties maturing October 2008	$ 20,635	7.83%, with principal and interest payable monthly.	$ 359	$ —

Revolving line of credit secured by Prime Care Portfolio Properties, maturing March 2005	20,000	Floating at 250 basis points over the 30-day LIBOR. During the Pro Forma Period, the interest rate varied from 3.62% to 3.88%.	159	—

Summit Portfolio Properties, maturing March 2005	26,000	Floating at 325 basis points over the 30-day LIBOR with a minimum interest rate of 5% and principal and interest payable monthly. During the Pro Forma Period, the interest rate was 5.0%.	318	—

ARC Somerby Portfolio Properties, maturing June 2013	50,400	5.79% with principal and interest payable monthly.	1,848	—

Sunrise Portfolio Three Properties, maturing July 2010	92,500	5.13% the first year, 5.38% the second year, 6.06% the third year with 3% increases to the per annum rate each calendar year thereafter to a maximum of 7.25% (effective rate of interest is 5.60%) to maturity. Monthly interest only payments through 2005 with principal and interest payable monthly for the remaining term of the loan.	3,747	—

Sunrise Portfolio Four Properties, maturing seven years from funding date	74,645	Fixed interest rate of 5.96%. Monthly interest only payments for first two years with principal and interest payable monthly for the remaining term of the loan.	4,449	346

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2003	Pro Forma Adjustment for the Nine Months Ended September 30, 2004

EdenCare Portfolio Two Properties, maturing November 2006	$ 45,000	Floating at 2.60% to 3.00% over the 30-day LIBOR rate. During the Pro Forma Period, the interest rate varied from 3.70% to 4.34%.	$ 1,539	$ —

EdenCare Portfolio Two Properties, two loans maturing between March 2038 and November 2038	7,130	Fixed rates of 8.25% and 8.375%, with principal and interest payable monthly.	531	—

Horizon Bay Portfolio One Properties, twelve loans maturing between October 2005 and April 2008	192,680	Floating at 0.9% to 1.04% over the 3 to 9 month Fannie Mae Discount MBS and interest only payable monthly. During the Pro Forma Period, the interest rate varied from 2.02% to 2.38%.	4,180	393

Horizon Bay Portfolio One Properties, four loans maturing June 2008	48,740	Floating at 3.70% over the 30-day LIBOR with a minimum interest rate of 5.95%. Monthly interest only payments through either July 2004 or January 2005 with monthly principal and interest payments thereafter until maturity. During the Pro Forma Period, the interest rate was 5.95%.	2,900	199

Horizon Bay Portfolio One Properties, maturing April 2008	33,139	8.17% with principal and interest payable monthly.	2,687	253

Medical Office Portfolio One Properties, ten loans maturing between August 2008 and February 2013	69,347	Fixed rates ranging from 5.09% to 8.35%, with principal and interest payable monthly.	4,255	1,405

Medical Office Portfolio One Properties, maturing October 2008	$ 14,900	5.15% with interest only payable monthly for the first year with principal and interest payable monthly for the remaining term of the loan.	767	256

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

	Original Mortgage Loan	Interest Rate	Pro Forma Adjustment for the Year Ended December 31, 2003	Pro Forma Adjustment for the Nine Months Ended September 30, 2004

Eby Portfolio One Properties, two loans maturing June 2010 and September 2011	6,361	Fixed rates of 8.42% and 7.21% with principal and interest payable monthly.	$ 497	$ 315

Scottsdale Property, maturing July 2007	10,561	7.42% with principal and interest payable monthly.	780	580

Additional DASCO Properties, maturing June 2010	7,134	8.41% with interest and principal payable monthly.	597	444

Three fixed rate mortgages payable, secured by 22 Properties, maturing January 2009	130,000	Fixed interest rate of 5.79%. Monthly interest only payments for the first year with principal and interest payable monthly for the remaining term of the loan.	7,527	3,229

DASCO Portfolio One Properties, eight loans with a seven year term	40,110	4.85% with interest only payable for the first 30 months with principal and interest payable monthly for the remaining term of the loans.	1,945	1,459

			$ 39,085	$ 8,879

In addition, loan cost amortization was $217 and $2,417 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. Loan costs are amortized using the effective interest method over the life of the loan.

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, the interest expense adjustment would have increased by $21 and $295 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

(9)	Represents operating expenses relating to the medical office buildings for the Pro Forma Period.

(10)	For the year ended December 31, 2003, represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to 3% of the Properties' gross rental revenues. The adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

(11)	Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's Prospectus.

(12)	Represents general and administrative expenses related to the DASCO Operating Company, including payroll costs, occupancy expenses and professional fees for the Pro Forma Period.

(13)	Represents increase in depreciation expense of the buildings, tenant improvements, site improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $15,606 and $50,865 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. The buildings, site improvements, and FF&E are depreciated over useful lives of 40, 15 and seven years, respectively. The tenant improvements are depreciated over the remaining term of each respective lease. Also represents amortization of lease intangible costs of $4,751 and $10,987 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, related to the amounts associated with having in-place leases at the date of each Property’s acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining terms of the acquired leases of each Property.

The following presents the amount of land, building, FF&E, tenant improvements and site improvements for each of the Pro Forma Properties accounted for as operating leases:
	Land	Building	FF&E	Tenant Improve-ments	Site Improve-ments
Additional Marriott Portfolio Two Properties	$50,817	$200,815	$9,410	—	—
Summit Portfolio Properties	3,230	50,210	1,085	—	—
Brighton Gardens in Saddle River, NJ	2,156	10,458	511	—	—
Balmoral Assisted Living Community in Palm Harbor, FL	1,002	11,134	376	—	—
ARC Somerby Portfolio Properties	3,404	68,946	3,199	—	—
GreenTree Portfolio Properties	1,298	21,824	380	—	—
Sunrise Portfolio Four Properties	16,755	130,456	7,546	—	—
Additional Sunrise Portfolio Four Properties	10,057	—	—	—	—
Dogwood Forest of Dunwoody in Dunwoody, GA	855	4,884	—	—	—
EdenCare Portfolio One Properties	2,216	24,616	953	—	—
EdenCare Portfolio Two Properties	10,982	158,187	6,854	—	—
Horizon Bay Portfolio One Properties	34,536	509,614	5,993	—	—
Sunrise Portfolio Five Properties	9,304	—	—	—	—
Courtyard Manor Portfolio One Properties	2,822	15,014	389	—	—
Medical Office Portfolio One Properties	41,828	180,556	—	25,580	4,768
GreenTree Summit at Park Hill in Fairborn, OH	149	6,151	79	—	—
Sakonnet Bay Manor (Tiverton Property)	4,364	21,713	269	—	—
DASCO Portfolio One Properties	8,264	145,568	362	17,716	3,543
Eby Portfolio One Properties	1,433	31,944	717	—	—
Scottsdale Property	4,803	6,578	—	1,905	981
Omaha Property	—	—	—	—	—
Aureus Portfolio One Properties	30,400	149,073	5,912	—	—
Additional DASCO Properties	4,126	19,247	—	5,118	1,024

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

(14)	Represents the minority interest in the net income which was generated by certain DASCO Portfolio One Properties, certain Additional DASCO Properties and the DASCO Operating Company.

(15)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2004 and the year ended December 31, 2003. As a result of receipts of gross proceeds from the sale of shares during the period October 1, 2004 through November 30, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2004 as needed to fund the purchase of the Pro Forma Properties.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except per share data)

	September 30, 2004	December 31, 2003
Assets
Investment properties:
Accounted for using the operating method, net	$ 2,227,356	$ 1,083,392
Accounted for using the direct financing method	453,640	418,347
Intangible lease costs, net	93,267	30,205
	2,774,263	1,531,944

Cash and cash equivalents	149,758	167,090
Restricted cash	37,605	14,812
Accounts and other receivables, net	15,176	12,223
Deferred costs, net	11,783	7,386
Accrued rental income	42,946	14,644
Other assets	21,140	13,800
Goodwill	5,791	—
	$ 3,058,462	$ 1,761,899

Liabilities and stockholders’ equity
Liabilities:
Mortgages payable	$ 767,579	$ 275,056
Bonds payable	93,103	90,125
Line of credit	20,000	20,000
Construction loans payable	67,760	7,402
Due to related parties	2,510	3,258
Accounts payable and accrued expenses	24,973	11,657
Capital lease obligation	2,562	—
Intangible lease liability, net	4,028	—
Deferred income	4,031	476
Security deposits	27,956	7,984
Total liabilities	1,014,502	415,958

Minority interests	1,966	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, without par value Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share Authorized and unissued 103,000 shares	—	—
Common stock, $.01 par value per share Authorized one billion and 450,000 shares, respectively, issued 230,045 and 150,253 shares, respectively, outstanding 229,508 and 150,077 shares, respectively	2,295	1,501
Capital in excess of par value	2,064,511	1,349,719
Accumulated distributions in excess of net income	(24,812)	(5,279)
Total stockholders’ equity	2,041,994	1,345,941
	$ 3,058,462	$ 1,761,899

See accompanying notes to condensed consolidated financial statements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Quarter		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
Revenues:
Seniors’ Housing:
Rental income from operating leases	$ 44,602	$ 15,587	$ 124,927	$ 36,973
Earned income from direct financing leases	14,162	8,854	40,303	19,623
FF&E reserve income	1,227	611	3,500	1,468
Contingent rent	30	18	79	45

Medical Office Buildings:
Rental income from operating leases	9,315	—	14,065	—
Tenant expense reimbursements	1,495	—	2,215	—

Interest and other income	1,771	516	3,251	1,111
	72,602	25,586	188,340	59,220

Expenses:
Interest and loan cost amortization	10,849	2,556	30,375	5,245
Seniors’ Housing property expenses	459	7	915	26
Medical Office Buildings operating expenses	3,694	—	5,469	—
Asset management fees to related party	3,635	1,121	9,142	2,626
General and administrative	4,086	1,350	9,458	3,531
Provision for doubtful accounts	1,000	—	2,250	—
Impairment of long-lived assets	1,883	—	1,883	—
Depreciation and amortization	17,975	4,747	42,382	10,589
	43,581	9,781	101,874	22,017

Income before equity in earnings of unconsolidated subsidiary	29,021	15,805	86,466	37,203

Equity in earnings of unconsolidated subsidiary	50	9	97	28

Minority interests in income of consolidated subsidiaries	(157)	—	(157)	—
Net income	$ 28,914	$ 15,814	$ 86,406	$ 37,231

Net income per share of common stock (basic and diluted)	$ 0.13	$ 0.16	$ 0.43	$ 0.50

Weighted average number of shares of common stock outstanding (basic and diluted)	224,139	98,567	202,812	74,175

See accompanying notes to condensed consolidated financial statements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Nine Months Ended September 30, 2004 and Year Ended December 31, 2003
(UNAUDITED)
(in thousands, except per share data)

				Accumulated
	Common stock		Capital in	distributions
	Number	Par	excess of	in excess of
	of shares	Value	par value	net income	Total

Balance at December 31, 2002	44,211	$ 442	$ 393,308	$ (3,955)	$ 389,795

Subscriptions received for common stock through public offerings and distribution reinvestment plan	105,998	1,060	1,058,921	—	1,059,981

Retirement of common stock	(132)	(1)	(1,211)	—	(1,212)

Stock issuance costs	—	—	(101,299)	—	(101,299)

Net income	—	—	—	58,460	58,460

Distributions declared and paid ($0.7067 per share)	—	—	—	(59,784)	(59,784)

Balance at December 31, 2003	150,077	1,501	1,349,719	(5,279)	1,345,941

Subscriptions received for common stock through public offerings and distribution reinvestment plan	79,793	797	797,127	—	797,924

Retirement of common stock	(362)	(3)	(3,419)	—	(3,422)

Stock issuance costs	—	—	(78,916)	—	(78,916)

Net income	—	—	—	86,406	86,406

Distributions declared and paid ($0.5325 per share)	—	—	—	(105,939)	(105,939)

Balance at September 30, 2004	229,508	$ 2,295	$ 2,064,511	$ (24,812)	$ 2,041,994

See accompanying notes to condensed consolidated financial statements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30,
	2004	2003
Increase (decrease) in cash and cash equivalents:

Net cash provided by operating activities	$ 107,424	$ 37,091

Investing activities:
Investment in land, buildings and equipment	(746,389)	(507,796)
Investment in direct financing leases	(28,717)	(221,428)
Investment in intangible lease costs	(64,260)	(14,928)
Investment in The DASCO Companies, LLC	(5,791)	—
Payment of acquisition costs	(60,609)	(54,909)
Proceeds from note receivable	—	2,000
Distributions received from unconsolidated subsidiary	99	89
Increase in restricted cash	(10,138)	(10,629)
Net cash used in investing activities	(915,805)	(807,601)

Financing activities:
Proceeds from borrowings on mortgages payable	155,045	168,900
Principal payments on mortgages payable	(27,689)	(11,480)
Proceeds from construction loans payable	60,358	—
Proceeds from borrowings on line of credit	—	71,370
Repayments on line of credit	—	(51,370)
Proceeds from issuance of life care bonds	8,611	4,521
Retirement of life care bonds	(5,633)	(3,655)
Payment of loan costs	(10,160)	(3,689)
Contributions from minority interests	503	—
Distributions to minority interests	(11)	—
Subscriptions received from stockholders	797,924	710,393
Distributions to stockholders	(105,939)	(37,311)
Retirement of common stock	(1,919)	(594)
Payment of stock issuance costs	(80,041)	(67,527)
Net cash provided by financing activities	791,049	779,558

Net (decrease) increase in cash and cash equivalents	(17,332)	9,048

Cash and cash equivalents at beginning of period	167,090	40,800

Cash and cash equivalents at end of period	$ 149,758	$ 49,848

Supplemental schedule of non-cash
investing and financing activities:

Mortgages assumed on investment properties acquired	$ 365,167	$ 20,635

Bonds assumed on investment properties acquired	$ —	$ 88,511

See accompanying notes to condensed consolidated financial statements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

1.    Significant Accounting Policies:

Organization and Nature of Business - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. The term "Company" includes CNL Retirement Properties, Inc., each of its subsidiaries and several consolidated partnerships and joint ventures. Various other wholly owned or majority owned subsidiaries are expected to be formed in the future for purposes of acquiring or developing real estate properties.

The Company acquires real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC") and life care communities (collectively "Seniors' Housing") and specialty clinics, medical office buildings, walk-in clinics and similar types of health care-related facilities (collectively "Medical Office Buildings"). Seniors’ Housing facilities are generally leased on a long-term, triple-net basis and Medical Office Buildings are generally leased on a shorter-term, gross or triple-net basis. The Company may provide mortgage financing loans ("Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Seniors' Housing and other health care-related facilities. The Company operates in one business segment: the ownership and leasing of health care-related real estate.

In August 2004, the Company acquired a 55% controlling interest in The DASCO Companies, LLC ("DASCO"), a development and property management company that manages 28 of the Company's Medical Office Buildings. DASCO may also provide development and property management services to unrelated third parties.

The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the nine months ended September 30, 2004, may not be indicative of the results that may be expected for the year ending December 31, 2004. Amounts included in the financial statements as of December 31, 2003, have been derived from the audited financial statements.

These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2003. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Impairment of Long-Lived Assets - The Company evaluates its Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset. Management compares the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value. During the quarter ended September 30, 2004, the Company recorded an impairment loss of $1.9 million related to one Seniors' Housing facility that was determined to be held for sale subsequent to September 30, 2004.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

1.    Significant Accounting Policies - Continued:

Intangible Lease Costs - In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations ("SFAS 141"), the Company allocates the purchase price of acquired Properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management’s determination of the value of the Property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. The allocation to intangible assets is based upon factors considered by management include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, purchase price is allocated to the above or below market value of in-place leases and the value of customer relationships.

The value allocable to the above or below market component of the acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability in the accompanying condensed consolidated financial statements and are amortized to rental income over the remaining terms of the leases acquired with each Property.

The total amount of other intangible assets acquired is further allocated to in-place lease origination costs and customer relationship values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

Accounts and Other Receivables - Accounts and other receivables consist primarily of lease payments due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed based on its review of Property specific circumstances, including the analysis of the Property's operations and operating trends, current economic conditions and tenant payment history. At September 30, 2004, the Company had a $2.3 million reserve for doubtful accounts and other receivables. The total amount of the reserve, which represents the cumulative provisions less write-offs of uncollectible rent, if any, is recorded against accounts and other receivables in the condensed consolidated financial statements. At December 31, 2003, there was no reserve for loss related to accounts and other receivables.

Goodwill - In connection with the acquisition of DASCO, the Company allocated $5.8 million to goodwill, which represents the excess of the purchase price plus closing costs paid by the Company over the fair market value of the tangible assets acquired in the business acquisition (see Note 16). Goodwill is not subject to amortization but is subject to the Company’s quarterly impairment analysis.

Minority Interests - Minority interests represent the minority partners’ pro-rata ownership interests in certain Properties in which the Company acquired the majority ownership interest and which are consolidated in the accompanying financial statements. Net income or net losses, contributions and distributions for each Property are allocated to the minority partner in accordance with their ownership interests.

2.    Public Offerings:

During the nine months ended September 30, 2004, the Company received subscription proceeds of $797.9 million from its public offerings. Total proceeds received from all offerings from inception to September 30, 2004 amount to $2.3 billion.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

2.    Public Offerings - Continued:

On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission ("SEC") for the sale by the Company of up to 400 million shares of common stock (approximately $4.0 billion, the "2004 Offering"). The 2004 Offering was declared effective by the SEC on March 26, 2004 and commenced on May 14, 2004. The 2004 Offering represents the Company’s fifth best efforts public offering.

In July 2004, at the Company’s 2004 annual meeting, the stockholders approved a resolution to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion.

The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Under the Company's first four public offerings ("Prior Offerings"), the Advisor and its affiliates were entitled to selling commissions of 7.5%, a marketing support fee of 0.5% and an acquisition fee of 4.5% of gross offering and debt proceeds. Under the 2004 Offering, the Advisor and its affiliates are entitled to selling commissions of 6.5%, a marketing support fee of 2.0% and an acquisition fee of 4.0% of gross offering and debt proceeds.

Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company’s public offerings. During the nine months ended September 30, 2004 and 2003, the Company incurred $78.9 million and $68.1 million, respectively, in offering costs, including $62.5 million and $56.8 million, respectively, in selling commissions and marketing support fees. These amounts have been treated as stock issuance costs and charged to stockholders’ equity.

3.    Investment Properties:

Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following at (dollars in thousands):
	September 30, 2004	December 31, 2003
Land and land improvements	$ 258,857	$ 141,635
Buildings and building improvements	1,819,687	884,701
Tenant improvements	58,861	?
Equipment	55,520	41,544
	2,192,925	1,067,880
Less accumulated depreciation	(57,070)	(20,261)
	2,135,855	1,047,619
Construction in progress	91,501	35,773
	$ 2,227,356	$ 1,083,392
Number of Properties:
Seniors' Housing:
Operating	115	82
Under construction	5	6
	120	88
Medical Office Buildings (1):
Operating	48	?
Under construction	2	?
	50	?
	170	88

(1)	Includes 19 Properties subject to long-term ground lease agreements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

3.    Investment Properties - Continued:

Seniors' Housing operating leases are triple-net leases that generally have initial terms of 15 years, provide for minimum and contingent rent and contain renewal options for 5 to 20 successive years subject to the same terms and conditions as the initial term. Medical Office Building operating leases have initial terms of 5 to 15 years, provide for minimum rent and are generally subject to renewal options. In addition, Medical Office Building tenants are generally responsible for a portion of the Properties' operating expenses. Substantially all leases require minimum annual rents to increase at predetermined intervals during the lease terms. These contractual increases in lease payments are recognized on a straight-line basis over the terms of each applicable lease commencing on the date the Property was placed in service. Revenue from the straight-lining of lease revenues over current contractually due amounts was $28.3 million and $5.5 million for the nine months ended September 30, 2004 and 2003, respectively ($10.5 million and $2.3 million for the quarters ended September 30, 2004 and 2003, respectively). These amounts are included in rental income from operating leases in the accompanying condensed consolidated statements of income.

Future minimum lease payments contractually due under the noncancellable operating leases at September 30, 2004, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2004	$ 47,618
2005	192,789
2006	197,264
2007	199,298
2008	200,460
Thereafter	2,020,166
$ 2,857,595

Accounted for Using the Direct Financing Method - Components of net investment in direct financing leases consisted of the following at (dollars in thousands):

	September 30, 2004	December 31, 2003
Minimum lease payments receivable	$ 1,499,618	$ 1,491,957
Estimated residual values	426,099	399,099
Less unearned income	(1,472,077)	(1,472,709)
	$ 453,640	$ 418,347
Number of Properties:
Seniors' Housing	32	31

Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to five direct financing leases with a carrying value of $106.8 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase or require the tenants to purchase the Properties during or at the end of the lease terms for the Company's aggregate initial investment plus adjustments, if any, as defined in the lease agreements.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

3.    Investment Properties - Continued:

Future minimum lease payments contractually due on direct financing leases at September 30, 2004, exclusive of contingent rents, were as follows (in thousands):

2004	$ 11,936
2005	49,006
2006	50,729
2007	51,716
2008	52,805
Thereafter	1,283,426
$ 1,499,618

4.    Intangible Lease Costs:

Intangible lease costs (see Note 1) included the following at (in thousands):

	September 30, 2004	December 31, 2003
Intangible lease origination costs:
In-place lease costs	$ 82,234	$ 31,628
Customer relationship values	11,153	—
	93,387	31,628
Less accumulated amortization	(6,902)	(1,423)
	86,485	30,205

Above market lease values	7,152	—
Less accumulated amortization	(370)	—
	6,782	—
	$ 93,267	$ 30,205

The estimated aggregate amortization expense for intangible lease origination costs is as follows at September 30, 2004 (in thousands):

2004	$ 3,059
2005	11,491
2006	10,315
2007	7,883
2008	7,029
Thereafter	46,708
$ 86,485

Above market lease values are amortized to rental income over the remaining terms of the leases acquired in connection with each applicable Property acquisition. As of September 30, 2004, $0.4 million was charged against rental income from operating leases in the accompanying condensed consolidated financial statements. There were no intangible lease costs at December 31, 2003.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

5.    Restricted Cash:

Restricted cash included the following at (in thousands):

	September 30, 2004	December 31, 2003
Property acquisition deposits	$ 1,649	$ 9,852
Transfer agent escrow	13,405	—
Horizon Bay tenant rent deposit	12,655	—
FF&E reserves	5,713	3,229
Lender escrow reserves	3,701	—
Other	482	1,731
	$ 37,605	$ 14,812

6.    Accounts and Other Receivables:

Accounts and other receivables included the following at (in thousands):

	September 30, 2004	December 31, 2003
Rental revenues receivable	$ 16,353	$ 11,215
Other receivables	1,073	1,008
	17,426	12,223
Allowance for doubtful accounts	(2,250)	—
	$ 15,176	$ 12,223

At September 30, 2004 and December 31, 2003, past due rents aggregated $8.3 million and $4.3 million, respectively.

7.    Deferred Costs:

Deferred costs included the following at (in thousands):

	September 30, 2004	December 31, 2003
Financing costs	$ 16,104	$ 8,815
Leasing commissions	243	—
	16,347	8,815
Less accumulated amortization	(4,564)	(1,429)
	$ 11,783	$ 7,386

8.    Other Assets:

Other assets at September 30, 2004 and December 31, 2003, were $21.1 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses, office equipment and acquisition costs that will be capitalized upon the purchase of Properties to land, building, equipment, lease intangible costs or investment in direct financing leases.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

9.    Indebtedness:

Mortgages Payable - Mortgages payable, the related terms and the net book value ("NBV") of the associated collateral at September 30, 2004, consisted of the following at (in thousands):
	September 30, 2004	December 31, 2003	Effective Interest Rate at September 30, 2004	NBV of Collateral

Twelve mortgages payable, interest only payments at the 3 to 9 month Fannie Mae Discount MBS rate plus 0.9% to 1.04%, maturing between October 2005 and April 2008	$ 192,680	$ —	2.28% to 2.77%	$ 395,410

Seven mortgages payable, interest only payments through December 2004 at 30-day LIBOR plus 2.6% to 3.0% with principal and interest payments thereafter until maturity in November 2006	45,000	45,000	4.24% to 4.64%	79,523

Mortgage payable, interest only payments at a 30-day commercial paper rate plus 3.15%, maturing March 2007	20,400	—	5.01%	49,281

Mortgage payable, interest only payments at a 30-day commercial paper rate plus 1.82%, maturing May 2007	23,520	23,520	3.71%	56,895

Mortgage payable, principal and interest payments at 90-day LIBOR plus 3.90% (minimum 6.50%), maturing August 2007	10,665	10,811	6.50%	18,749

Fixed rate mortgage payable, principal and interest, maturing April 2008	32,704	—	8.17%	60,578

Three mortgages payable, principal and interest payments at 30-day LIBOR plus 3.70% (minimum 5.95%) until maturity in June 2008	38,165	—	5.95%	56,544

Mortgage payable, interest only at 30-day LIBOR plus 3.70% (minimum 5.95%) through January 2005 and principal and interest payments thereafter until maturity in June 2008	10,400	—	5.95%	19,311

Fixed rate mortgage payable, principal and interest, maturing October 2008	20,010	20,332	7.83%	26,403

Fixed rate mortgage payable, interest only through October 2004 and principal and interest payments thereafter until maturity in October 2008	14,900	—	5.15%	20,589

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

9.    Indebtedness - Continued:

	September 30, 2004	December 31, 2003	Effective Interest Rate at September 30, 2004	NBV of Collateral

Three fixed rate mortgages payable, interest only through January 2005 and principal and interest payments thereafter until maturity in January 2009 (1)	$ 60,000	—	5.38%	$ 206,385

Two fixed rate mortgages payable, principal and interest, maturing in July 2010 and September 2011	6,361	—	7.21% and 8.42%	11,749

Fourteen fixed rate mortgages payable, interest only through December 2005 and principal and interest payments thereafter until maturity in September 2010 (2)	92,500	92,500	6.09%	201,574

Twelve fixed rate mortgages payable, interest only through February 2006 and principal and interest payments thereafter until maturity in February 2011	74,645	—	5.96%	148,152

Two fixed rate mortgages payable, principal and interest, maturing September 2012	49,444	50,114	5.79%	73,195

Ten fixed rate mortgages payable, principal and interest ,maturing between August 2008 and February 2013	69,086	—	5.09% to 8.35%	124,768

Two fixed rate mortgages payable, principal and interest, maturing March 2038 and November 2038	7,099	7,127	8.25% and 8.38%	8,693

Three fixed rate mortgages payable, repaid in full in January 2004	—	25,652	N/A	—
	$ 767,579	$ 275,056		$ 1,557,799

(1)	Each mortgage loan contains an extended funding option through January 2005 to an aggregate maximum of $130 million. Upon final funding, the loans will bear interest at a blended rate of 5.79%.

(2)	Each bearing interest at a current rate of 5.38% with rates increasing annually to a maximum of 7.16%.

Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

The carrying value of the mortgages payable approximated fair market value at September 30, 2004.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

9.    Indebtedness - Continued:

The following is a schedule of maturities for mortgage notes payable at September 30, 2004 (in thousands):

2004	$ 1,137
2005	116,660
2006	52,594
2007	63,377
2008	183,577
Thereafter	350,234
$ 767,579

Bonds Payable - During the nine months ended September 30, 2004, the tenant of the Company's two CCRCs retired $5.6 million of existing bonds and issued $8.6 million of new bonds to new residents on the Company's behalf. At September 30, 2004, approximately $93.1 million was outstanding in bonds payable.

Line of Credit - The Company has a revolving line of credit (the "Revolving LOC") that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (4.23% at September 30, 2004), and is collateralized by Properties with a carrying value of approximately $120.2 million. The Revolving LOC has financial covenants, including maintaining a minimum net worth and minimum collateral value, and contains provisions that allow for a one year extension and for the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. At September 30, 2004, $20.0 million was outstanding under the Revolving LOC.

As of May 1, 2004, the Company elected to terminate a $50.0 million credit facility.

Construction Loans Payable - Construction loans payable consisted of the following at (in thousands):
	Total Facility	September 30, 2004	December 31, 2003
Five construction loans payable, each bearing interest at 30-day LIBOR plus 2.25% to 2.75% basis points, (4.10% at September 30, 2004), with monthly interest only payments, maturing November 2006	$ 83,100	$ 38,241	$ 6,766

Construction loan payable bearing interest at the lender’s base rate, as defined, plus 2.25% with a minimum rate of 6.50% (6.50% at September 30, 2004), with monthly interest only payments, maturing December 2007	48,000	29,519	636
	$ 131,100	$ 67,760	$ 7,402

Interest and loan cost amortization expense was $10.8 million and $30.4 million for the quarter and nine months ended September 30, 2004, respectively, including $0 and $1.1 million, respectively, of loan costs written off related to the early termination of debt. Interest and loan cost amortization expense was $2.6 million and $5.2 million for the quarter and nine months ended September 30, 2003, respectively. For the nine months ended September 30, 2004 and 2003, interest of $0.7 million and $0, respectively, was capitalized to construction in progress.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

10.    Intangible Lease Liability:

Intangible lease liability at September 30, 2004, was $4.4 million consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. For the quarter and nine months ended September 30, 2004, $0.3 million and $0.4 million, respectively, was accreted to rental income from operating leases in the accompanying condensed consolidated financial statements. There was no intangible lease liability at December 31, 2003.

11.    Commitments and Contingencies:

Commitments - The following table presents the Company's commitments, contingencies and guarantees by expiration period as of September 30, 2004 (in thousands):

	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of uncollateralized promissory note of unconsolidated subsidiary (1)	$ 2,387	$ —	$ —	$ —	$ 2,387
Earnout provisions (2)	18,950	9,779	—	—	28,729
Capital improvements to investment Properties	34,568	18,671	—	—	53,239
Pending investments (3)	42,720	—	—	—	42,720
Total Commitments, Contingencies and Guarantees	$ 98,625	$ 28,450	$ —	$ —	$ 127,075

(1)
In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million uncollateralized promissory note of the limited partnership that matures November 30, 2004. As of September 30, 2004, the uncollateralized promissory note had an outstanding balance of approximately $14.3 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2)
In connection with the acquisition of 29 Properties, the Company may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments. Earnout amounts related to an additional seven Properties are subject to future values and events which are not quantifiable at September 30, 2004, and are not included in the table above.

(3)	As of September 30, 2004, the Company had commitments to acquire four Medical Office Buildings subject to the fulfillment of certain conditions.

Ground Leases - During the nine months ended September 30, 2004, the Company acquired 19 Medical Office Buildings that are subject to ground leases. These ground leases, which were assumed by the Company, have termination dates ranging from 2045 to 2084, and 16 of the ground leases contain renewal options for terms of 30 to 50 years. During the quarter and nine months ended September 30, 2004, the Company incurred ground lease expense of $56,000 and $77,000, respectively.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

11.    Commitments and Contingencies - Continued:

Future minimum lease payments due under ground leases at September 30, 2004, exclusive of renewal option periods, were as follows (in thousands):

2004	$ 79
2005	318
2006	319
2007	321
2008	323
Thereafter	16,427
$ 17,787

Legal Matters - On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, its Advisor and two operators that manage certain Properties owned by the Company that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and the Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and in May 2004, the Company submitted a written response to the plaintiffs. Although management is not able to predict the outcome, management is working with legal counsel to seek dismissal from the lawsuit because the Company and the Advisor did not enter into any resident contracts with plaintiffs. Rather, the Company is merely the owner of the real estate and not the operator of the retirement Properties. In September 2004, the plaintiffs agreed to dismiss the Company and the Advisor from the litigation. The request for dismissal has been submitted to the Court and the Court is expected to grant the request.

From time to time, the Company is exposed to litigation arising from an unidentified preacquisition contingency or from the operations of its business. Although currently exposed to such litigation, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

12.    Redemption of Shares:

During the nine months ended September 30, 2004 and 2003, 361,655 and 76,288 shares, respectively, of common stock were redeemed for $3.4 million and $0.7 million, respectively, and retired from shares outstanding of common stock. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

13.    Distributions:

For the nine months ended September 30, 2004, approximately 61% of the distributions paid to stockholders were considered ordinary income and approximately 39% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the nine months ended September 30, 2004, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2004, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2004.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

14.    Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company’s public offerings, CNL Securities Corp. The Company's chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters and nine months ended September 30, 2004 and 2003, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Acquisition fees (1):
From offering proceeds	$ 3,262	$ 14,111	$ 34,992	$ 31,936
From debt proceeds	255	5,932	25,358	8,931
	3,517	20,043	60,350	40,867

Asset management fees (2)	3,635	1,121	9,142	2,626

Reimbursable expenses (3):
Acquisition expenses	89	196	322	244
General and administrative expenses	1,027	119	3,334	673
	1,116	315	3,656	917
	$ 8,268	$ 21,479	$ 73,148	$ 44,410

(1)	Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4.5% of gross offering and loan proceeds under the Prior Offerings), excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or intangible lease costs.

If there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market, the Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of listing. In addition, certain other fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the payment of a cumulative, noncompounded annual 8% return on stockholders' invested capital.

(2)	Monthly asset management fee of 0.05% of the Company’s real estate asset value, as defined in the Advisory Agreement dated May 14, 2004, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

(3)	Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). Operating expenses for the Expense Years ended September 30, 2004 and 2003, did not exceed the Expense Cap.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

14.    Related Party Arrangements - Continued:

CNL Securities Corp. received fees based on the amounts raised from the Company's offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

During the nine months ended September 30, 2004 and 2003, the Company incurred the following fees and costs (in thousands):
	Nine Months Ended September 30,
	2004	2003

Selling commissions	$ 57,449	$ 53,280
Marketing support fee	5,056	3,552
Offering and due diligence costs	16,411	11,218
	$ 78,916	$ 68,050

Amounts due to related parties consisted of the following at (in thousands):

	September 30,	December 31,
	2004	2003
Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses	$ --	$ 372
Accounting and administrative services	442	304
Acquisition fees and expenses	1,054	815
	1,496	1,491

Due to CNL Securities Corp.:
Selling commissions	939	1,366
Marketing support fees and due diligence expense reimbursements	75	91
Soliciting dealer servicing fee	--	310
	1,014	1,767
	$ 2,510	$ 3,258

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 9. CCM was paid a $0.2 million structuring fee, which is included in the Company's deferred costs as of September 30, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payments due under this loan and a $23.5 million commercial paper loan also described in Note 9 include a margin of 40 and 30 basis points, respectively, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the nine months ended September 30, 2004 and 2003, $82,000 and $0.2 million, respectively, was paid to CCM related to these services.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $25.0 million and $15.8 million at September 30, 2004 and December 31, 2003, respectively.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

14.    Related Party Arrangements - Continued:

The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the nine months ended September 30, 2004 and 2003, the partnership distributed $99,010 and $89,000, respectively to the Company.

On September 1, 2004, a company which is owned by the Company's chairman of the board sold its 30% voting membership interest in a limited liability company which is affiliated with ten of the Company’s tenants (the "HRA Tenants") to the remaining members of the limited liability company. The HRA Tenants contributed 31% and 35% of the Company's total revenues, excluding interest and other income, for the nine months ended September 30, 2004 and 2003, respectively, (27% and 31% for the quarters ended September 30, 2004 and 2003, respectively).

The Company's chairman of the board is a director in a hospital that leases office space in seven of the Company's Medical Office Buildings that were acquired in August 2004. Additionally, one of the Company's independent directors is a director in a hospital that leases office space in one of the Company's Medical Office Buildings that was acquired in April 2004. During the quarter and nine months ended September 30, 2004, these hospitals contributed less than 1% of the Company's total revenues, excluding interest and other income.
15.    Concentration of Credit Risk:

At September 30, 2004, the Company leased its 152 Seniors' Housing facilities to 19 tenants. Horizon Bay Management, LLC ("Horizon Bay") and the HRA Tenants contributed 21% and 31%, respectively, of the Company's total revenues, excluding interest and other income, for the nine months ended September 30, 2004. Several of the Company's tenants, including the HRA Tenants, are thinly capitalized corporations that rely on the cash flow generated from the Seniors' Housing facilities to fund rent obligations under their leases. At September 30, 2004, the Company's 50 Medical Office Buildings were leased to approximately 700 tenants.

At September 30, 2004, 95 of the 152 Seniors’ Housing facilities were operated by Sunrise Senior Living Services, Inc. ("Sunrise"), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, as of September 30, 2004, four Properties are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each Seniors’ Housing facility will be operated by Sunrise. Horizon Bay operates 20 Seniors' Housing facilities, and five additional operators manage the remaining 33 Seniors' Housing facilities. At September 30, 2004, DASCO managed 28 of the Company's 50 Medical Office Buildings and the remaining 22 are managed by 10 third-party property managers.

To mitigate credit risk, certain Seniors' Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of September 30, 2004, the Company held $28.0 million in security deposits and rental support related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

In connection with the purchase of five Seniors' Housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date, as defined in the lease agreement. During 2004, one of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional Seniors' Housing facilities for which construction was completed in 2004 until such time as the operating performance of the Properties achieves predetermined rent coverage thresholds.

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

15.    Concentration of Credit Risk - Continued:

The Company had the following additional limited guarantees as of September 30, 2004 (in thousands):

			Guarantee
Guarantor	Number of Properties	Date Acquired	Maximum	Used Since Acquired	Remaining Balance

Sunrise	1	April 2000	$ 2,770	$ 2,106	$ 664
Marriott International	5	May 2002	5,880	5,869	11
Sunrise/cash reserves	22	November 2003	10,500	7,468	3,032

Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors or the Sunrise, Horizon Bay or ARC brands would significantly impact the results of operations.

16.    DASCO Acquisition:

In August 2004, the Company acquired ownership interests in entities that own 28 Medical Office Buildings and a 55% interest in DASCO for $208.5 million, including closing costs ("DASCO Acquisition"). The DASCO Acquisition has provided and may continue to provide opportunities for the Company to participate in an ongoing pipeline of new medical office development and acquisition opportunities as well as enter the business of managing Medical Office Buildings. The Company used proceeds raised from its equity offerings to fund the acquisition.

The fair values of assets acquired and liabilities assumed at the date of the DASCO Acquisition are based on independent appraisals and valuations studies from independent third-party consultants. The values of the assets acquired and liabilities assumed were as follows (in thousands):

Assets:
Investment properties:
Accounted for using the operating method	$ 170,578
Intangible lease costs	27,500
198,078

Cash and cash equivalents	470
Restricted cash	331
Other assets	3,696
Goodwill	5,487
Total assets acquired	208,062

Liabilities:
Accounts payable and accrued expenses	2,559
Capital lease obligation	2,562
Intangible lease liability	2,360
Security deposits	893
Total liabilities assumed	8,374

Minority interests	1,967

Net assets acquired	$ 197,721

F-

CNL RETIREMENT PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2004 and 2003
(UNAUDITED)

16.    DASCO Acquisition - Continued:

The following condensed pro forma (unaudited) information assumes that the DASCO Acquisition had occurred on January 1, 2003.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenues	$ 76,542	$ 30,252	$ 204,041	$ 72,194

Expenses	47,579	14,704	117,097	35,841
Net income	29,029	15,760	87,113	37,015
Basic and diluted income per share	0.13	0.14	0.41	0.41

Weighted average number of common shares outstanding - basic and diluted	228,207	115,447	213,276	91,055

17.    Subsequent Events:

Property Acquisitions - In November 2004, the Company acquired an equity interest in an entity that owns a Medical Office Building for an aggregate purchase price of $16.8 million, assumed a $10.6 million mortgage loan and used cash available at September 30, 2004 to purchase the Property.

Other - During the period October 1, 2004 through November 3, 2004, the Company received subscription proceeds for an additional 2.5 million shares ($25.1 million) of common stock.

On October 1, 2004 and November 1, 2004, the Company declared distributions totaling $13.7 million and $13.8 million, respectively, or $0.0592 per share of common stock, payable by December 31, 2004, to stockholders of record on October 1, 2004 and November 1, 2004, respectively.

In November 2004, the Company determined that one of its Seniors' Housing facilities would be held for sale. In conjunction with this decision, the Company recognized a $1.9 million impairment loss on the Property during the nine months ended September 30, 2004 representing the difference between the net book value of the facility and its estimated fair value less selling costs.

F-

The following report updates and replaces the corresponding report included in the Financial Information on page F-11 of the Prospectus.

Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 25, 2004

F-

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company acquiring 22 related medical office buildings from Medical Office Properties, Inc. For information on the Properties and the leases which the Company has entered into, see "Business — Property Acquisitions."

Medical Office Portfolio One Properties
(Includes the Aurora-I, Aurora-II, Chesapeake, Clearwater, Columbia, Corpus Christi, Denver, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Encino, Fairfax, Houston Irving-Boardwalk, Irving-Las Colinas, Largo, Plano, Rockville, Sherman Oaks, Tampa and Valencia Properties)
F-35

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties (totaling 15 communities) from several wholly owned subsidiaries of Sunrise Senior Living, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business — Property Acquisitions."

Sunrise Senior Living, Inc. Sixteen Communities
(Includes the Arlington, Arlington-Bluemont Park, Sterling (Countryside), Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties)
F-41

F-

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Registered Public Accounting Firm

Contents

Report of Independent Registered Public Accounting Firm………………………………………………...	F-36

Combined Statement of Certain Revenues and Certain Expenses for the three months ended March 31, 2004 (unaudited)…………………………………………………………………………….	F-37

Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003……………………………………………………………………………………..	F-38

Notes to Combined Statement of Certain Revenues and Certain Expenses………………………………...	F-39

F-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties’ revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia
March 2, 2004

F-

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

Three Months Ended March 31, 2004 (unaudited)
CERTAIN REVENUES:
Minimum rent	$6,948,074
Recoveries from tenants	1,098,104
Other property revenues	260,927

Total certain revenues	8,307,105

CERTAIN EXPENSES:
Operating Expenses
Maintenance	887,041
Taxes	765,841
Utilities	563,917
Insurance	165,438
Administrative	151,199
Other operating	59,143
Total Operating Expenses	2,592,579

EXCESS OF CERTAIN REVENUES OVER CERTAIN EXPENSES	$5,714,526

See accompanying notes

F-

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

Year Ended December 31, 2003
CERTAIN REVENUES:
Minimum rent	$26,034,959
Recoveries from tenants	3,145,737
Other property revenues	1,068,013

Total certain revenues	30,248,709

CERTAIN EXPENSES:
Operating Expenses
Maintenance	3,574,837
Taxes	2,888,446
Utilities	2,268,661
Insurance	614,748
Administrative	692,389
Other operating	178,299
Total Operating Expenses	10,217,380

EXCESS OF CERTAIN REVENUES OVER CERTAIN EXPENSES	$20,031,329

See accompanying notes

F-

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

1.    ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties").

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements include the operations of the Properties for the twelve-month period ended December 31, 2003 and the three month period ended March 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

Property	Location

4204 Tech Drive	Durham, NC
4228 Tech Drive	Durham, NC
4223 Tech Drive	Durham, NC
4323 Ben Franklin	Durham, NC
AMC I	Aurora, CO
AMC II	Aurora, CO
BayCare	Pinellas County, FL
Boardwalk	Irving, TX
Chesapeake	Chesapeake, VA
Corpus Christi	Corpus Christi, TX
Dorsey	Ellicott City, MD
Encino	Encino, CA
Largo	Largo, FL
Las Colinas	Irving, TX
Medplace	Houston, TX
Plano	Plano, TX
Randolph	Rockville, MD
Rocky Mountain	Denver, CO
Sherman Oaks	Sherman Oaks, CA
Tampa Medical	Tampa, FL
Valencia	Santa Clarita, CA
Yorktown	Fairfax, VA

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

F-

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
AND CERTAIN EXPENSES

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Interim Period Statement

The interim combined statement of certain revenues and certain expenses have been prepared without audit. Certain information and footnote disclosures included in combined statement of certain revenues and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim combined statement of certain revenues and certain expenses reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined certain revenues and certain expenses for the three months ended March 31, 2004. Interim results are not indicative of fiscal year performance.

3.    LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
2004	$24,084,000
2005	21,131,000
2006	19,073,000
2007	16,890,000
2008	14,143,000
Thereafter	35,988,000

$131,309,000

4.    GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
2004	$119,000
2005	119,000
2006	118,000
2007	115,000
2008	115,000
Thereafter	5,131,000

$5,717,000

5.    SUBSEQUENT EVENT

On April 30, 2004, Medical Office Properties, Inc. sold the Properties to CNL Retirement Properties, Inc. for $256,500,000.

F-

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents

Report of Independent Auditors ……………………………………………………………..……………...	F-42

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002 ……………….	F-43

Combined Statements of Operations for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002……………...…………………………..	F-44

Combined Statements of Changes in Partners’ Capital for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002………………………….	F-45

Combined Statements of Cash Flows for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002………………………………………….	F-46

Notes to Combined Financial Statements…………………………………………………………………...	F-47

F-

Report of Independent Auditors

Board of Directors

Sunrise Senior Living, Inc.

We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the related combined statements of operations, changes in partners’ capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
McLean, Virginia
December 5, 2003

F-

Sunrise Senior Living, Inc. Sixteen Communities

Combined Balance Sheets

	September 30,	December 31,
	2003	2002
	(Unaudited)
Assets held for sale
Current assets:
Cash and cash equivalents	$ 2,387,687	$ 1,941,527
Accounts receivable, less allowance of $218,691 and $266,750, respectively	981,726	686,431
Notes receivable - affiliate	-	1,162,638
Prepaid expenses and other current assets	137,165	261,521
Total current assets	3,506,578	4,052,117

Property and equipment, net	137,484,549	130,509,819
Restricted cash	759,987	464,385
Deferred financing costs, less accumulated amortization of $1,318,100 and $997,702, respectively	290,518	425,632
Pre-rental costs, less accumulated amortization of $2,526,258 and $2,259,609, respectively	-	226,127
Total assets	$142,041,632	$ 135,678,080
Liabilities held for sale and partners’ capital
Current liabilities:
Accounts payable and accrued expenses	$ 774,027	$ 899,695
Net payables to affiliates	7,641,017	7,713,462
Deferred revenue	74,533	90,034
Current maturities of long-term debt	78,602,525	17,457,437
Other current liabilities	5,273	5,484
Total current liabilities	87,097,375	26,166,112

Long-term debt, less current maturities	28,229,086	90,062,210
Total liabilities	115,326,461	116,228,322

Partners’ capital	26,715,171	19,449,758
Total liabilities and partners’ capital	$142,041,632	$135,678,080

See accompanying notes.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Combined Statements of Operations

	Nine months ended September 30,	Year ended December 31,
	2003	2002
	(Unaudited)
Operating revenues:
Resident fees	$32,849,111	$40,884,441

Operating expenses:
Labor	10,483,740	13,507,340
Food	1,733,841	2,111,404
General and administrative	9,371,609	10,654,664
Management fees	2,535,806	3,307,306
Depreciation and amortization	266,649	4,783,460
	24,391,645	34,364,174
Income from operations	8,457,466	6,520,267

Other income (expense):
Interest income	75,874	129,540
Interest expense	(4,760,650)	(7,222,198)
	(4,684,776)	(7,092,658)
Net income (loss)	$3,772,690	$ (572,391)

See accompanying notes.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Combined Statements of Changes in Partners’ Capital

	Nine months ended September 30,	Year ended December 31,
	2003	2002
	(Unaudited)
Partners’ capital, beginning of year	$ 19,449,758	$20,022,149
Net income (loss)	3,772,690	(572,391)
Buyout of minority partner’s interest, net	3,492,723	-
Partners’ capital, end of year	$ 26,715,171	$ 19,449,758

See accompanying notes.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Combined Statements of Cash Flows

	Nine months ended September 30,	Year ended December 31,
	2003	2002
Operating activities	(Unaudited)
Net income (loss)	$3,772,690	$(572,391)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	122,417	106,667
Depreciation and amortization	266,649	4,783,460
Amortization of financing costs	320,398	374,072
Accrued interest on note receivable - affiliate	-	(90,000)
Changes in operating assets and liabilities:
Accounts receivable	(417,712)	(96,170)
Prepaid expenses and other current assets	124,356	(190,177)
Accounts payable and accrued expenses	(125,668)	(1,037,097)
Net payables to affiliates	(72,445)	(7,322,711)
Deferred revenue	(15,501)	(47,954)
Other current liabilities	(211)	1,227
Net cash provided by (used in) operating activities	3,974,973	(4,091,074)
Investing activities
Increase in restricted cash	(295,602)	(100,436)
Investment in property and equipment	(2,431,807)	(4,437,104)
Pre-rental costs paid	(40,522)	(333,686)
Net cash used in investing activities	(2,767,931)	(4,871,226)
Financing activities
Financing costs paid	(185,284)	(378,875)
Repayment of long-term debt	(4,783,981)	(16,874,019)
Additional borrowings under long-term debt	4,095,945	25,201,721
Repayments from notes receivable - affiliate	112,438	-
Net cash (used in) provided by financing activities	(760,882)	7,948,827
Net increase (decrease) in cash and cash equivalents	446,160	(1,013,473)

Cash and cash equivalents at beginning of year	1,941,527	2,955,000
Cash and cash equivalents at end of year	$2,387,687	$1,941,527

See accompanying notes.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements

1. Organization

Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("SALI") is a provider of senior living services. Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.

The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the "Communities"). The Communities were sold to CNL Retirement Properties Inc. ("CNL") on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:

ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.

ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on December 31, 2098. ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.

Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098. Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.

Sunrise Assisted Living Limited Partnership ("SALLP") was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044. SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington. The following communities under SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick, Leesburg, and Mercer Island. Bluemont Park and Countryside represent three and two communities, respectively.

Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045. Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

1. Organization (continued)

Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099. Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills North facility.

Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099. Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.

Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh Assisted Living, L.L.C. owns and operates the Raleigh facility.

Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).

All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.

As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year. As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003. The December 31, 2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Cash and Cash Equivalents

The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.

Property and Equipment

Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management’s estimation process, no impairment losses were recorded as of December 31, 2002.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Deferred Financing Costs

Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.

Pre-rental Costs

Costs incurred to initially rent facilities are capitalized and amortized over 12 months. All other pre-rental costs are expensed as incurred.

Revenue Recognition

Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident’s stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days’ written notice.

Contingent Liabilities

The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management’s opinion will not have a material impact on the results of the Communities.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003 (unaudited) and December 31, 2002.

Income Taxes

The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

3. Property and Equipment

Property and equipment consist of the following:

	Asset Lives	September 30, 2003	December 31, 2002
		(Unaudited)
Land and improvements	10-15 years	$24,127,327	$24,052,969
Buildings and improvements	40 years	127,203,404	121,625,455
Furniture and equipment	3-10 years	15,264,633	13,942,210
		166,595,364	159,620,634
Less: accumulated depreciation		(29,110,815)	(29,110,815)
		$137,484,549	$130,509,819

Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.

4. Affiliate Transactions

Management Services

The Communities have entered into a management agreement (the "Agreement") with SALMI to manage the Communities. The Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities’ gross operating revenues.

Note Receivable

In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note ("ADG Note") from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000. The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner’s interest on September 29, 2003 (see Note 6).

In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note ("AMB Note") from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.

This note and accrued interest was included as consideration for the buyout of the minority partner’s interest on September 29, 2003 (see Note 6).

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

4. Affiliate Transactions (continued)

Receivables and Payables

The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003 (unaudited) and December 31, 2002, respectively, as a result of management services.

5. Long -Term Debt

Long-term debt consists of the following:

	September 30, 2003	December 31, 2002
	(Unaudited)
Multi-property blanket first mortgage	$ 59,947,562	$ 60,534,206
Revolving credit facilities	4,760,000	4,760,000
Line of credit	-	4,036,000
Other mortgages and notes payable	42,124,049	38,189,441
	$106,831,611	$107,519,647
Current maturities	(78,602,525)	(17,457,437)
	$28,229,086	$90,062,210

SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.

In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).

At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

F-

Sunrise Senior Living, Inc. Sixteen Communities

Notes to Combined Financial Statements (continued)

5. Long -Term Debt (continued)

The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and 3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.

The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.

Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.

Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities’ debt agreements and resident deposits.

6. Partner’s Capital (Unaudited)

On September 29, 2003, an affiliate of SALI purchased the minority partner’s interest of $0.8 million in the Mill Basin and Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the Communities to consummate the repurchase of minority interests.

7. Subsequent Events (Unaudited)

On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts. As of July 30, 2004, the contingencies related to one of the properties have not been satisfied and SALI will retain ownership interest in that property.

F-

INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. ("Sunrise") managing and operating the majority of the Properties owned by the Company as of November 30, 2004. The summarized financial information presented for Sunrise as of December 31, 2003 and December 31, 2002, and for each of the three years ended December 31, 2003, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2003. The summarized financial information presented for Sunrise as of September 30, 2004, was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the nine months ended September 30, 2004.

Sunrise Senior Living, Inc.:

Selected Financial Data for the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002 and 2001	F-55

F-

Sunrise Senior Living, Inc.
Selected Financial Data
(in Thousands, except per share data)

Consolidated Balance Sheet Data:
	September 30,	December 31,	December 31,
	2004	2003	2002

Current assets	$ 271,836	$ 235,895	$ 254,386
Noncurrent assets	803,156	773,903	861,765
Current liabilities	183,050	164,772	114,747
Noncurrent liabilities	388,788	353,147	533,725
Minority interests	1,501	1,603	1,861
Stockholders' equity	501,653	490,276	465,818

Consolidated Statements of Income Data:

	Nine Months Ended	Year Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,	December 31,
	2004	2003	2002	2001

Revenues	$ 1,082,341	$ 1,188,301	$ 505,912	$ 428,219

Costs and expenses	1,047,521	1,074,633	394,164	322,779

Net income	$ 37,975	$ 62,178	$ 54,661	$ 49,101

Basic net income per share	$ 1.87	$ 2.92	$ 2.44	$ 2.25

Diluted net income per share	$ 1.67	$ 2.63	$ 2.23	$ 2.08

ADDENDUM TO
APPENDIX B

PRIOR PERFORMANCE TABLES

THE PRIOR PERFORMANCE TABLES IN THIS ADDENDUM UPDATE AND REPLACE APPENDIX B TO THE PROSPECTUS, DATED MARCH 26, 2004.

APPENDIX B

PRIOR PERFORMANCE TABLES

The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

The following Tables are included herein:

Table I - Experience in Raising and Investing Funds

Table II - Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table V - Sales or Disposal of Properties

Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2003. The following is a brief description of the Tables:

Table I - Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2003.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

Table II - Compensation to Sponsor

Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2003, in connection with each Prior Public Program, which had offerings that became fully subscribed between January 2001 and December 2003. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2003. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

      Table III - Operating Results of Prior Programs

Table III presents a summary of operating results for the period from inception through December 31, 2003, of the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

Table IV - Results of Completed Programs

Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

Table V - Sales or Disposal of Properties

Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2001 and December 2003.

The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS

CNL Hospitality Properties, Inc.
(Notes 1 and 2)

Dollar amount offered	$1,340,000,000

Dollar amount raised	100.0%

Less offering expenses:

Selling commissions and discounts	(7.5)
Organizational expenses	(3.0)
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	(0.5)
(11.0)
Reserve for operations	—

Percent available for investment	89.0%

Acquisition costs:

Cash down payment	84.5%
Acquisition fees paid to affiliates	4.5
Acquisition expenses	—

Total acquisition costs	89.0%

Percent leveraged (mortgage financing divided by total acquisition costs)	48.4%

Date offering began	7/09/97, 6/17/99, 9/15/00 and 4/23/02

Length of offering (in months)	23, 15, 20 and 9, respectively

Months to invest 90% of amount available for investment measured from date of offering	29, 16, 22 and 12, respectively

Note 1:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2:
The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO SPONSOR

	CNL Hospitality Properties, Inc.	Other Programs
	(Notes 2 and 3)	(Note 1)
Date offering commenced	7/9/97, 6/17/99, 9/15/00, 4/23/02 and 02/5/03

Dollar amount raised	$2,437,349,502	(Note 1)
Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts	182,801,213
Real estate commissions	—
Acquisition fees	109,680,728
Marketing support and due diligence expense reimbursement fees (includes amounts reallowed to unaffiliated entities)	12,186,748
Total amount paid to sponsor	304,668,689	(Note 1)
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2003 (Note 6)	127,948,000	160,501,239
2002 (Note 6)	84,484,672	167,271,966
2001 (Note 6)	62,826,759	101,478,002
2000	45,528,919	NA
1999	13,348,795	NA
1998	2,985,455	NA
1997	29,358	NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
2003	15,061,000	5,507,367
2002	7,824,672	7,333,973
2001	4,418,759	8,241,644
2000	1,878,358	NA
1999	458,634	NA
1998	208,490	NA
1997	6,889	NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	771,555,925
Notes	—	890,581
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (Notes 3 and 4)	74,900,983	4,480,309

Note 1:
Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column present payments to the sponsor during the three years ended December 31, 2003 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520

Past performance is not necessarily indicative of future performance.

TABLE II - COMPENSATION TO SPONSOR - CONTINUED
Note 2
(Continued):
shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3:
CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT paid the advisor $2,611,989, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4:
During each of the years ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT incurred approximately $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5:
In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6:
In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7:
On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Past performance is not necessarily indicative of future performance.

TABLE III
Operating Results of Prior Programs
CNL RESTAURANT PROPERTIES, INC.

	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Continuing Operations:
Gross revenue (Note 24)	$ —	$ 539,776	$ 4,363,456	$ 15,516,102
Equity in earnings of unconsolidated joint venture	—	—	—	—
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)	—	—	—	—
Provision for losses on assets (Notes 12, 14, 17, 23 and 26)	—	—	—	—
Sale of real estate (Notes 23 and 24)	—	—	—	—
Interest income	—	119,355	1,843,228	3,941,831
Less: Operating expenses (Notes 5, 23 and 26)	—	(186,145)	(908,924)	(2,066,962)
Transaction costs	—	—	—	—
Net decrease in value of mortgage loans held for sale, net of related hedge	—	—	—	—
Interest expense (Notes 23 and 26)	—	—	—	—
Cost of real estate sold (Notes 23 and 24)	—	—	—	—
Depreciation and amortization (Notes 23 and 26)	—	(104,131)	(521,871)	(1,795,062)
Loss on termination of cash flow hedge accounting	—	—	—	—
Advisor acquisition expense (Note 16)	—	—	—	—
Minority interest in (income)/loss of consolidated joint ventures	—	(76)	(29,927)	(31,453)
Discontinued Operations:
Earnings/(loss) from discontinued operations, net (Notes 23 and 26)	—	—	—	—
Gain on disposal of discontinued operations, net (Notes 23 and 26)	—	—	—	—
Income tax benefit	—	—	—	—
Cumulative effect of accounting change	—	—	—	—
Net income (loss) - GAAP basis	—	368,779	4,745,962	15,564,456
Taxable income
- from operations (Note 8)	—	379,935	4,894,262	15,727,311
- from gain (loss) on sale (Notes 7, 15, 18 and 21)	—	—	—	(41,115)
Cash generated from (used in) operations (Notes 4 and 5)	—	498,459	5,482,540	17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)	—	—	—	6,289,236
Cash generated from refinancing	—	—	—	—
Cash generated from (used in) operations, sales and refinancing	—	498,459	5,482,540	23,365,450
Less: Cash distributions to investors (Note 9)
- from operating cash flow (Note 4)	—	(498,459)	(5,439,404)	(16,854,297)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	(136,827)	—	—
Cash generated (deficiency) after cash distributions	—	(136,827)	43,136	6,511,153
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	38,454,158	100,792,991	222,482,560
Sale of common stock to CNL Fund Advisors, Inc.	200,000	—	—	—
Retirement of shares of common stock (Note 13)	—	—	—	—
Contributions from minority interest of consolidated joint venture	—	200,000	97,419	—
Distributions to minority interest	—	—	(39,121)	(34,020)
Payment of stock issuance costs (Note 20)	(19)	(3,680,704)	(8,486,188)	(19,542,862)
Acquisition of land and buildings on operating leases (Note 4)	—	(18,835,969)	(36,104,148)	(143,542,667)
Investment in direct financing leases (Note 4)	—	(1,364,960)	(13,372,621)	(39,155,974)
Proceeds from sales of equipment direct financing leases	—	—	—	962,274

Past performance is not necessarily indicative of future performance.

1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)

$ 29,560,219	$ 57,979,792	$ 83,618,889	$ 104,327,440	$ 92,134,457	$ 81,797,052
16,018	97,307	97,559	98,561	100,493	107,702
—	(1,851,838)	(721,230)	(1,136,997)	(347,179)	(157,488)
(269,149)	(6,989,195)	(9,365,818)	(41,487,374)	(9,625,354)	(14,250,404)
—	—	—	128,479,972	209,497,908	—
8,984,546	13,335,146	29,794,446	46,676,272	39,899,581	34,393,394
(3,493,160)	(12,830,157)	(28,508,769)	(32,477,683)	(31,763,002)	(26,349,946)
—	(6,798,803)	(10,315,116)	—	—	—
—	(551,011)	(6,854,932)	(5,070,213)	(5,368,261)	(1,852,941)
—	(10,205,197)	(47,612,460)	(69,750,191)	(58,400,715)	(50,575,760)
—	—	—	(118,537,146)	(193,178,891)	—
(3,658,617)	(8,382,082)	(17,565,604)	(17,715,411)	(13,132,656)	(12,521,181)
—	—	—	(8,060,600)	—	(501,500)
—	(76,333,516)	—	—	—	—
(30,156)	(41,678)	1,023,730	(1,250,245)	(2,408,702)	(1,913,277)

1,042,707	2,733,898	9,336,468	(4,871,981)	(3,396,637)	(410,711)
—	—	—	—	11,578,657	28,329,974
—	—	—	—	—	6,345,551
—	—	—	(3,840,902)	—	—
32,152,408	(49,837,334)	2,927,163	(24,451,498)	35,589,693	42,440,465

33,553,390	58,152,473	28,881,542	22,681,442	3,205,385	33,044,614
(149,948)	(789,861)	(2,696,079)	(9,518,197)	(10,831,314)	(6,089,087)
39,116,275	307,261,214	(155,961,649)	48,733,308	111,588,697	108,372,363
2,385,941	5,302,433	12,833,063	12,658,578	67,084,608	25,312,090
—	—	—	—	—	—
41,502,216	312,563,647	(143,128,586)	61,391,886	178,673,305	133,684,453

(39,116,275)	(60,078,825)	—	(48,733,308)	(67,990,684)	(68,244,434)
—	—	—	—	—	—
(265,053)	—	(66,329,582)	(17,733,389)	—	—
(67,821)	—	—	—	—	—
2,053,067	252,484,822	(209,458,168)	(5,074,811)	110,636,412	65,440,019

385,523,966	210,736	—	3,691,600	9,750,000	—
—	—	—	—	—	—
(639,528)	(50,891)	—	—	(4,709)	—
					—
—	740,621	39,922	—	—	—
(34,073)	(66,763)	(146,601)	(234,002)	(1,484,386)	(1,867,258)
(34,579,650)	(737,190)	(1,493,436)	(1,493,436)	(1,493,437)	(1,493,437)
(200,101,667)	(286,411,210)	(160,901,355)	(26,051,869)	(7,211,699)	—
(47,115,435)	(63,663,720)	(15,368,629)	—	—	—

—	2,252,766	1,848,664	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)
	1994 (Notes 1, 23 and 26)	1995 (Notes 23 and 26)	1996 (Notes 23 and 26)	1997 (Notes 2, 23 and 26)
Proceeds from sale of consolidated partnership interest (Note 19)	—	—	—	—
Proceeds from sale of securities	—	—	—	—
Proceeds from borrowing from affiliate (Note 22)	—	—	—	—
Investment in joint venture	—	—	—	—
Increase in restricted cash	—	—	—	—
Purchase of other investments (Note 4)	—	—	—	—
Investment in mortgage, equipment and other notes receivable (Note 4)	—	—	(13,547,264)	(16,923,383)
Collections on mortgage, equipment and other notes receivable (Note 4)	—	—	133,850	250,732
Redemption of (investment in) certificates of deposit	—	—	—	(2,000,000)
Proceeds from the issuance of bonds	—	—	—	—
Payment on bonds	—	—	—	—
Proceeds from borrowing on credit facility, note payable and subordinated note payable	—	—	3,666,896	19,721,804
Payment on credit facility and note payable	—	—	(145,080)	(20,784,577)
Reimbursement of organization, acquisition, and deferred offering and stock issuance costs paid on behalf of CNL Restaurant Properties, Inc. by related parties	(199,036)	(2,500,056)	(939,798)	(2,857,352)
Decrease (increase) in intangibles and other assets	—	(628,142)	(1,103,896)	—
Proceeds from borrowings on mortgage warehouse facilities	—	—	—	—
Payments on mortgage warehouse facilities	—	—	—	—
Payments of loan and bond issuance costs	—	—	—	—
Other	—	—	(54,533)	49,001
Cash generated (deficiency) after cash distributions and special items	945	11,507,500	30,941,643	5,136,689

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
- from operations (Notes 8 and 25)	—	20	61	67
- from recapture	—	—	—	—
Capital gain (loss) (Notes 7, 15, 18 and 21)	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
- from investment income	—	19	59	66
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 10)	—	14	8	6
Total distributions on GAAP basis (Note 11):	—	33	67	72
Source (on cash basis):
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations (Note 4)	—	26	67	72
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 10)	—	7	—	—
Total distributions on cash basis (Note 11)	—	33	67	72
Total cash distributions as a percentage of original $1,000 investment (Note 6)	0.00%	5.34%	7.06%	7.45%
Total cumulative cash distributions per $1,000 investment from inception	—	33	100	172
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program) (Notes 7, 15, 18 and 21)	N/A	100%	100%	100%

Past performance is not necessarily indicative of future performance.

1998 (Notes 3, 23 and 26)	1999 (Notes 3, 23 and 26)	2000 (Notes 23 and 26)	2001 (Notes 23 and 26)	2002 (Notes 23 and 26)	2003 (Note 26)

—	—	1,187,238	—	—	—
—	—	7,720,997	982,050	—	—
—	—	—	8,708,400	11,750,000	18,709,603
(974,696)	(187,452)	—	(10,000)	(150,000)	—
—	—	(1,875,838)	(9,055,564)	6,357,321	(7,887,421)
(16,083,055)	—	(2,831,779)	—	—	—
(10,724,398)	(31,004,345)	(11,130,607)	(11,457,682)	(6,606,837)	—
1,555,623	3,894,067	8,334,231	9,325,173	15,481,478	29,075,354
—	2,000,000	—	—	—	—
—	—	280,906,000	177,222,667	—	24,905,561
—	—	(2,422,469)	(10,065,808)	(16,435,554)	(19,402,557)

7,692,040	439,941,245	397,538,000	63,948,887	249,333,516	34,104,800
(8,039)	(61,580,289)	(586,425,008)	(159,064,801)	(90,875,084)	(66,750,919)
(4,574,925)	(1,492,310)	—	—	—	—
(6,281,069)	(1,862,036)	(377,755)	—	—	—
—	27,101,067	301,227,438	325,264,212	189,901,470	124,126,661
—	(352,808,966)	(7,718,739)	(358,859,850)	(474,312,483)	(176,371,771)
—	(5,947,397)	(20,891,532)	(9,633,523)	(22,557)	(2,231,032)
(95,101)	—	—	—	—	19,064
75,613,060	(77,188,245)	(22,239,426)	(2,458,357)	(5,345,049)	20,376,667

63	73	30	15	—	30
—	—	—	—	—	—
—	—	—	—	—	--

60	—	3	—	40	47
—	—	—	—	—	—
—	—	—	—	—	—
14	76	73	76	36	28
74	76	76	76	76	75

—	—	—	—	—	—
—	—	—	—	—	—
73	76	—	55	76	75
1	—	76	21	—	—
—	—	—	—	—	—
74	76	76	76	76	75
7.625%	7.625%	7.625%	7.625%	7.625%	7.625%
246	322	398	474	550	625
100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 1:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:
Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7:
In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:	Taxable income presented is before the dividends paid deduction.

Note 9:
For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 10:
Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:
During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:
In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14:
During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:
During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:
On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:
During the year ended December 31, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $9,365,818, $41,487,374, $9,625,354 and $14,250,400, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18:
During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Past performance is not necessarily indicative of future performance.

TABLE III - CNL RESTAURANT PROPERTIES, INC. (continued)

Note 19:	During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20:
An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003 and 2004, respectively.

Note 21:
During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22:
During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003, the affiliate advanced $18.7 million to the Restaurant Properties REIT under the same terms as previous advances.

Note 23:
Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24:
Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25:	For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26:
As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2003, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1999, 2000, 2001 and 2002 to conform to the 2003 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have not been restated or reclassified to conform to the 2003 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

Past performance is not necessarily indicative of future performance.

TABLE III
Operating Results of Prior Programs
CNL HOSPITALITY PROPERTIES, INC.

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)

Gross revenue	$ —	$ —	$ 1,316,599	$ 4,230,995
Dividend income (Note 10)	—	—	—	2,753,506
Interest and other income	—	46,071	638,862	3,693,004
Less: Operating expenses	—	(22,386	(257,646)	(802,755)
Interest expense	—	—	(350,322)	(248,094)
Depreciation and amortization	—	(833)	(388,554)	(1,267,868)
Equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends (Note 10)	—	—	—	(778,466)
Minority interest	—	—	—	(64,334)
Benefit from Income Taxes	—	—	—	—
Income from Continuing Operations	—	—	—	—
Net income - GAAP basis	—	22,852	958,939	7,515,988
Taxable income
- from operations (Note 6)	—	46,071	609,304	7,613,284
- from gain (loss) on sale	—	—	—	—
Cash generated from operations (Notes 3 and 4)	—	22,469	2,776,965	12,890,161
Less: Cash distributions to investors (Note 7)
- from operating cash flow	—	(22,469)	(1,168,145)	(10,765,881)
- from sale of properties	—	—	—	—
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	(7,307)	—	—
Cash generated (deficiency) after cash distributions	—	(7,307)	1,608,820	2,124,280
Special items (not including sales of real estate and refinancing):
Subscriptions received from stockholders	—	11,325,402	31,693,678	245,938,907
Sale of common stock to CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.)	200,000	—	—	—
Proceeds from mortgage loans and other notes payable	—	—	—	—
Contribution from minority interest	—	—	—	7,150,000
Distributions to holders of minority interest	—	—	—	—
Stock issuance costs	(197,916)	(1,979,371)	(3,948,669)	(26,472,318)
Acquisition of land, buildings and equipment	—	—	(28,752,549)	(85,089,887)
Acquisition of RFS	—	—	—	—
Investment in unconsolidated subsidiary	—	—	—	(39,879,638)
Deposit on property and other investments	—	—	—	—
Acquisition of additional interest CNL Hotel Investors, Inc.	—	—	—	—
Redemption of (investment in) certificate Of deposit	—	—	(5,000,000)	—
Increase in restricted cash	—	—	(82,407)	(193,223)
Proceeds of borrowing on line of credit	—	—	9,600,000	—
Payment on mortgage loans and line of credit	—	—	—	(9,600,000)
Payment of other notes	—	—	—	—
Payment of loan costs	—	—	(91,262)	(47,334)
Decrease (increase) in intangibles and Other assets	—	(463,470)	(676,026)	(5,068,727)
Retirement of shares of common stock	—	—	—	(118,542)
Due from related parties - offering expenses	—	—	—	—
Other	—	(7,500)	7,500	—
Cash generated (deficiency) after cash distributions and special items	2,084	8,867,754	4,359,085	88,743,518
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
- from operations (Note 6)	—	7	25	48
- from recapture	—	—	—	—
Capital gain (loss) (Note 7)	—	—	—	—

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)

$ 26,681,838	$79,728,000	217,742,000	$ 550,174,000
2,780,063	—	—	—
6,637,318	9,289,000	7,784,000	6,966,000
(3,311,988)	(22,514,000)	(130,886,000)	(392,582,000)
(2,383,449)	(15,635,000)	(23,125,000)	(58,040,000)
(7,830,456)	(22,281,000)	(37,810,000)	(79,876,000)

(386,627)	(7,968,000)	(17,256,000)	(23,970,000)
(1,516,237)	(1,291,000)	(639,000)	778,000
--	--	--	1,321,000
--	--	--	1,222,000
20,670,462	19,328,000	15,810,000	5,993,000

14,507,032	16,938,386	24,804,256	24,674,829
—	—	—	—
43,650,561	58,408,000	76,660,000	112,887,000

(28,082,275)	(48,410,000)	(74,217,000)	(112,887,000)
—	—	—	—
—	—	—	—
—	—	—	(17,074,000)
15,568,286	9,998,000	2,443,000	(17,074,000)

203,684,044	286,069,000	489,111,000	1,169,496,000
—	—	—	—
102,081,950	137,990,000	118,720,000	866,912,000
—	—	—	—
(10,217,828)	(2,896,000)	(530,000)	(380,000)
(24,808,156)	(34,723,000)	(51,640,000)	(113,211,000)
(310,711,912)	(351,621,000)	(446,520,000)	(1,224,313,000)
—	—	—	(450,350,000)
(10,174,209)	(30,804,000)	(53,099,000)	(727,000)
—	—	(10,300,000)	(24,985,000)
(17,872,573)	—	—	—
5,000,000	—	—	—
(2,988,082)	(6,106,000)	(12,425,000)	(29,241,000)
—	7,500,000	16,579,000	(6,000)
—	(1,184,000)	(1,931,000)	(4,730,000)
—	—	(26,607,000)	(2,533,000)
(1,342,713)	(4,932,000)	(2,395,000)	(9,751,000)
2,510,090	(11,611,000)	(29,643,000)	(81,996,000)
(2,503,484)	(2,313,000)	(2,391,000)	(6,591,000)
—	(1,411,000)	—	—
—	—	—	—
(51,774,587)	(6,044,000)	(10,628,000)	70,520,000

38	26	25	14
—	—	—	—
—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III - CNL HOSPITALITY PROPERTIES, INC. (continued)

	1996 (Note 1)	1997 (Note 1)	1998	1999 (Note 2)

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	40	47
- from capital gain	—	—	—	—
- from investment income from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	9	21
Total distributions on GAAP basis (Note 9)	—	4	49	68
Source (on cash basis)
- from sales	—	—	—	—
- from refinancing	—	—	—	—
- from operations	—	3	49	68
- from cash flow from prior period	—	—	—	—
- from return of capital (Note 8)	—	1	—	—
Total distributions on cash basis (Note 9)	—	4	49	68
Total cash distributions as a percentage of original $1,000 investment (Notes 5 and 11)	N/A	3.00%	4.67%	7.19%
Total cumulative cash distributions per $1,000 investment from inception	N/A	4	53	121
Amount (in percentage terms) remaining invested in program properties at the end of each year (period) presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	N/A	N/A	100%	100%

Note 1:
Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 2:
The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands.

Note 3:	Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4:
Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Past performance is not necessarily indicative of future performance.

2000 (Note 2)	2001 (Note 2)	2002 (Note 2)	2003 (Note 2)

53	30	16	3
—	—	—	—
—	—	—
20	45	60	72
73	75	76	75

—	—	—	—
—	—	—	—
73	75	76	65
—	—	—	—
—	—	—	10
73	75	76	75
7.38%	7.688%	7.75%	7.75%
194	269	345	420
100%	100%	100%	100%

Note 5:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6:	Taxable income presented is before the dividends paid deduction.

Note 7:
For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8:
Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10:
In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11:	Certain data for columns representing less than 12 months have been annualized.

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund, Ltd.:
Wendy’s -
Mesquite, TX (2)	09/29/86	02/20/02	1,064,259	—	—	—	1,064,259	—	848,000	848,000	1,351,586
Burger King -
Orlando, FL (30)	11/12/86	06/18/02	613,553	—	—	—	613,553	—	487,500	487,500	911,938
Jade Hunan -
Angleton, TX (2)	09/11/86	01/17/03	297,888	—	—	—	297,888	—	575,000	575,000	568,404

CNL Income Fund II, Ltd.:
KFC -
Bay City, TX (2)	12/18/87	09/10/01	548,874	—	—	—	548,874	—	446,827	446,827	767,761
Burger King -
San Antonio, TX (2)	05/15/87	06/26/02	747,510	—	—	—	747,510	—	703,500	703,500	1,251,201
Denny’s -
Casper, WY (2) (38)	09/15/87	08/09/02	346,252	—	—	—	346,252	—	566,700	566,700	872,849
Denny’s -
Rock Springs, WY (2)	09/18/87	08/09/02	204,659	—	—	—	204,659	—	667,900	667,900	928,587
Golden Corral -
Tomball, TX	05/13/87	10/10/02	458,175	—	—	—	458,175	—	807,583	807,583	1,434,457
Golden Corral -
Pineville, LA	06/18/97	12/18/02	262,425	—	—	—	262,425	—	645,400	645,400	1,115,813
Darryl’s -
Greensboro, NC (11)	06/11/97	09/26/03	300,118	—	—	—	300,118	—	501,778	501,778	233,002
IHOP -
Peoria, AZ (20)	11/18/99	08/27/01	836,160	—	—	—	836,160	—	764,975	764,975	125,468

CNL Income Fund III, Ltd.:
Golden Corral -
Washington, IL (2) (3)	11/20/87	11/29/01	586,132	—	—	—	586,132	—	690,500	690,500	1,083,951
Golden Corral -
Schereville, IN (2) (23)	11/19/87	09/11/01	810,550	—	—	—	810,550	—	694,100	694,100	1,053,524
Po’ Folks -
Titusville, FL (28)	10/30/87	01/09/02	121,558	—	—	—	121,558	—	714,117	714,117	166,684
Burger King -
Montgomery, AL (2) (36)	01/28/99	05/17/02	78,294	—	320,000	—	398,294	—	941,358	941,358	261,836
Golden Corral -
Altus, OK (2)	10/14/87	09/27/02	307,785	—	—	—	307,785	—	557,900	557,900	920,131
Red Oak Steakhouse -
Canton Township, MI (2) (37)	08/18/88	09/30/02	106,315	—	640,000	—	746,315	—	924,921	924,921	1,309,270
Darryl’s -
Fayetteville, NC (2)	06/11/97	02/10/03	383,338	—	—	—	383,338	—	1,276,324	1,276,324	602,726

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund IV, Ltd.:
Taqueria Jalisco -
Corpus Christi, TX (2)	04/01/91	06/19/01	390,000	—	—	—	390,000	—	622,310	622,310	331,788
Bellissimos Family Restaurant -
Palm Bay, FL	01/10/89	08/17/01	289,894	—	—	—	289,894	—	1,070,822	1,070,822	1,250,729
Po’ Folks -
Titusville, FL (28)	10/30/87	01/09/02	44,052	—	—	—	44,052	—	258,795	258,795	60,406
Arby’s -
Portland, IN (2)	11/15/88	02/28/03	776,081	—	—	—	776,081	—	806,121	806,121	912,778
The Vitamin Shoppe -
Richmond, VA (2)	12/31/96	03/27/03	922,652	—	—	—	922,652	—	1,035,417	1,035,417	541,155
Dunkin Donuts/Holsum Bread -
Maywood, IL (2)	09/28/88	07/30/03	345,977	—	—	—	345,977	—	681,525	681,525	520,525

CNL Income Fund V, Ltd.:
Denny's -
Daleville, IN (2)	02/06/89	03/02/01	300,386	—	—	—	300,386	—	547,600	547,600	589,375
Denny’s -
Huron, OH (2) (6)	05/19/89	01/15/02	260,956	—	—	—	260,956	—	448,100	448,100	764,529
Market Street Buffet and Bakery
West Lebanon, NH (2)	07/10/89	01/17/02	654,530	—	—	—	654,530	—	1,159,990	1,159,990	(29,353)
Taco Bell -
Bountiful, UT (2)	08/17/89	01/28/02	1,039,998	—	—	—	1,039,998	—	614,249	614,249	1,053,833
Burger King -
Lawrenceville, GA (2)	06/27/89	06/20/02	847,000	—	—	—	847,000	—	797,778	797,778	1,290,366

CNL Income Fund VI, Ltd.:
Captain D's -
Chester, PA (4)	02/09/90	05/22/01	83,000	—	—	—	83,000	—	550,000	550,000	786,617
IHOP -
Dublin, CA (14)	11/12/99	06/28/01	1,274,672	—	—	—	1,274,672	—	1,166,160	1,166,160	175,195
IHOP -
Round Rock, TX (21)	10/27/99	10/05/01	1,163,216	—	—	—	1,163,216	—	1,076,103	1,076,103	192,394
Denny's -
Cheyenne, WY	12/19/89	12/21/01	290,800	—	—	—	290,800	—	765,500	765,500	1,058,493
KFC -
Caro, MI (35)	04/02/90	11/15/02	396,840	—	—	—	396,840	—	348,855	348,855	651,265
Denny’s -
Broken Arrow, OK	08/31/98	06/24/03	472,425	—	—	—	472,425	—	729,440	729,440	472,549
Darryl’s -
Greensboro, NC (11)	06/11/97	09/26/03	168,817	—	—	—	168,817	—	282,250	282,250	131,063

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund VII, Ltd.:
Church's -
Daytona Beach, FL (22)	01/16/91	11/27/01	213,482	—	103,581	—	317,063	—	318,188	318,188	396,488
Church's
Gainesville, FL	01/16/91	11/29/01	182,750	—	—	—	182,750	—	183,872	183,872	239,254
Johnnies -
Saddlebrook, FL	04/04/90	12/21/01	698,050	—	—	—	698,050	—	1,100,000	1,100,000	1,324,170
Burger King -
Columbus, OH (31)	09/27/91	06/03/02	218,833	—	—	—	218,833	—	167,259	167,259	190,438
Burger King -
Pontiac, MI (31)	09/27/91	06/27/02	130,073	—	—	—	130,073	—	211,050	211,050	238,235
Jack in the Box -
Mansfield, TX (34)	03/20/97	08/23/02	799,084	—	—	—	799,084	—	617,155	617,155	351,952

CNL Income Fund VIII, Ltd.:
Golden Corral -
Middleburg Heights, OH (12)	05/31/96	03/21/01	236,740	—	—	—	236,740	—	236,740	236,740	127,155
Quincy's -
Statesville, NC	10/10/91	05/25/01	877,000	—	—	—	877,000	—	893,422	893,422	997,232
Burger King -
Baseball City, FL	06/18/91	05/02/02	1,184,559	—	—	—	1,184,559	—	873,857	873,857	1,096,005
Burger King -
Columbus, OH (31)	09/27/91	06/03/02	447,392	—	—	—	447,392	—	341,952	341,952	389,340
Burger King -
Pontiac, MI (31)	09/27/91	06/27/02	265,926	—	—	—	265,926	—	431,480	431,480	487,058
Bakers Square -
Libertyville, IL (33)	08/31/00	09/05/02	1,076,041	—	—	—	1,076,041	—	960,000	960,000	187,961

CNL Income Fund IX, Ltd.:
IHOP -
Dublin, CA (14)	11/12/99	06/28/01	424,891	—	—	—	424,891	—	388,720	388,720	58,398
Shoney's -
Bedford, IN	07/09/91	07/31/01	900,110	—	—	—	900,110	—	754,028	754,028	991,085
Shell's Seafood Restaurant -
Copley Township, OH	12/17/91	11/28/01	1,086,143	—	—	—	1,086,143	—	870,713	870,713	692,662
Hardee’s -
Greenville, SC	10/21/91	05/03/02	976,798	—	—	—	976,798	—	760,405	760,405	957,261
Burger King -
Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King -
Columbus, OH (31)	09/27/91	06/03/02	549,515	—	—	—	549,515	—	420,008	420,008	478,210
Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund IX, Ltd. (Continued):
Burger King -
Ashland, NH (32)	06/29/92	06/03/02	402,545	—	—	—	402,545	—	325,018	325,018	322,154
Burger King -
Pontiac, MI (31)	09/27/91	06/27/02	326,626	—	—	—	326,626	—	529,969	529,969	598,234
Shoney’s -
Huntsville, AL	10/04/91	08/20/02	951,528	—	—	—	951,528	—	763,901	763,901	1,050,434
Bakers Square -
Libertyville, IL (33)	08/31/00	09/05/02	554,324	—	—	—	554,324	—	494,545	494,545	96,829
Hardee’s -
Farragut, TN	10/09/91	12/18/02	886,300	—	—	—	886,300	—	707,025	707,025	940,825
Denny’s -
Grand Prairie, TX	08/20/91	02/28/03	286,543	—	—	—	286,543	—	495,874	495,874	423,298

CNL Income Fund X, Ltd.:
IHOP -
Peoria, AZ (20)	11/18/99	08/27/01	905,840	—	—	—	905,840	—	828,723	828,723	135,923
Jack in the Box -
San Marcos, TX	03/03/99	04/23/02	1,161,055	—	—	—	1,161,055	—	1,020,829	1,020,829	288,292
Burger King -
Greensboro, NC (29)	03/30/92	05/16/02	571,744	—	—	—	571,744	—	460,989	460,989	479,360
Burger King -
Ashland, NH (32)	06/29/92	06/03/02	154,802	—	—	—	154,802	—	124,989	124,989	123,887
Perkins -
Ft. Pierce, FL	02/04/92	12/20/02	329,175	—	—	—	329,175	—	1,002,337	1,002,337	623,996
Burger King -
Ocean Shores, WA (16)	01/28/99	09/18/03	543,986	—	—	—	543,986	—	803,568	803,568	149,991

CNL Income Fund XI, Ltd.:
IHOP -
Round Rock, TX (21)	10/27/99	10/05/01	347,454	—	—	—	347,454	—	321,434	321,434	57,468
Quincy's -
Sebring, FL	09/29/92	11/21/01	1,029,000	—	—	—	1,029,000	—	1,054,550	1,054,550	1,111,338
Burger King -
Columbus, OH	09/01/92	06/03/02	901,125	—	—	—	901,125	—	714,413	714,413	798,711
Burger King -
Ashland, NH (32)	06/29/92	06/03/02	915,559	—	—	—	915,559	—	739,228	739,228	732,715
Burger King -
East Detroit, MI	06/29/92	06/20/02	833,247	—	—	—	833,247	—	761,501	761,501	779,593
Denny’s -
Abilene, TX	11/17/92	03/04/03	931,858	—	—	—	931,858	—	763,284	763,284	1,004,895

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund XII, Ltd.:
Golden Corral -
Middleburg Heights, OH (12)	05/31/96	03/21/01	1,663,260	—	—	—	1,663,260	—	1,663,260	1,663,260	893,350
Jack in the Box -
Rialto, CA	01/15/93	09/28/01	1,382,365	—	—	—	1,382,365	—	1,033,072	1,033,072	936,833
Johnnies -
Winter Haven, FL	08/09/93	10/02/01	1,090,297	—	—	—	1,090,297	—	1,172,608	1,172,608	1,117,762
Jack in the Box -
Arlington, TX	01/15/93	04/23/02	1,248,205	—	—	—	1,248,205	—	966,466	966,466	937,794
Burger King -
Valdosta, GA	08/24/93	08/30/02	623,661	—	—	—	623,661	—	510,432	510,432	648,558
The Knight Club -
Tempe, AZ	04/05/93	12/19/03	673,300	—	—	—	673,300	—	710,000	710,000	603,945

CNL Income Fund XIII, Ltd.:
Quincy's -
Mount Airy, NC	07/30/93	04/09/01	947,000	—	—	—	947,000	—	968,134	968,134	755,601
Burger King -
Dayton, OH	07/30/93	06/03/02	1,049,863	—	—	—	1,049,863	—	905,717	905,717	1,032,534
Lion’s Choice -
Overland Park, KS (5)	12/16/93	08/12/02	1,242,050	—	—	—	1,242,050	—	1,029,449	1,029,449	964,561

CNL Income Fund XIV, Ltd.:
Golden Corral -
Paris, TX (13)	07/26/96	05/25/01	400,000	—	—	—	400,000	—	501,276	501,276	255,146
Razzleberries -
Las Vegas, NV	07/08/94	02/01/02	1,143,753	—	—	—	1,143,753	—	1,006,514	1,006,514	631,310
Long John Silver’s -
Laurens, SC	03/25/94	08/05/02	155,249	—	—	—	155,249	—	448,796	448,796	257,444
Golden Corral -
Greeley, CO	12/13/94	09/25/02	1,306,595	—	—	—	1,306,595	—	1,184,810	1,184,810	1,015,365
Checker’s -
Merriam, KS	03/31/94	11/07/02	323,175	—	—	—	323,175	—	284,609	284,609	269,328

CNL Income Fund XV, Ltd.:
Quincy's -
Greer, SC (15)	06/13/94	04/06/01	233,000	—	467,000	—	700,000	—	946,933	946,933	649,756
Jack in the Box -
Woodland Hills, CA	07/29/94	04/19/01	1,253,728	—	—	—	1,253,728	—	939,806	939,806	648,254
Golden Corral -
Paris, TX (13)	07/26/96	05/25/01	400,000	—	—	—	400,000	—	501,276	501,276	255,146

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund XV, Ltd. (Continued):
Jack in the Box -
Altadena, CA	07/29/94	10/04/01	937,250	—	—	—	937,250	—	709,812	709,812	528,007
Jack in the Box -
Redlands, CA	07/29/94	02/15/02	1,300,882	—	—	—	1,300,882	—	973,020	973,020	758,150
Long John Silver’s -
Medina, OH	10/05/94	09/30/02	395,205	—	—	—	395,205	—	812,056	812,056	285,620
Checker’s -
Stratford, NJ	05/27/94	12/27/02	350,802	—	—	—	350,802	—	287,391	287,391	271,787
Denny’s -
Bartlesville, OK	08/31/95	06/24/03	558,990	—	—	—	558,990	—	935,365	935,365	610,214

CNL Income Fund XVI, Ltd.:
Denny's -
Marana, AZ	02/13/95	03/30/01	1,145,045	—	—	—	1,145,045	—	719,234	719,234	587,377
Boston Market -
St. Cloud, MN	09/15/95	11/28/01	647,365	—	—	—	647,365	—	1,075,093	1,075,093	502,978
Big Boy -
Las Vegas, NV	05/31/95	12/11/01	1,059,264	—	—	—	1,059,264	—	1,160,553	1,160,553	476,249
Denny’s -
Mesquite, TX	08/31/95	03/28/02	448,675	—	—	—	448,675	—	987,353	987,353	480,530
Jack in the Box -
Rancho Cordova, CA	10/31/94	06/04/02	1,325,054	—	—	—	1,325,054	—	900,290	900,290	705,521
Denny’s -
Bucyrus, OH (26)	06/08/95	08/07/02	144,915	—	—	—	144,915	—	540,000	540,000	385,051
Denny’s -
Salina, KS	12/12/95	02/04/03	154,492	—	—	—	154,492	—	897,358	897,358	329,827
Golden Corral -
Independence, MO	12/31/94	11/21/03	1,947,899	—	—	—	1,947,899	—	1,793,974	1,793,974	1,712,444

CNL Income Fund XVII, Ltd.:
Boston Market -
Houston, TX	06/19/96	01/19/01	782,648	—	—	—	782,648	—	812,696	812,696	323,963
Mr. Fable's -
Kentwood, MI	09/05/95	06/21/01	681,300	—	—	—	681,300	—	855,609	855,609	272,268
Boston Market -
Inglewood, CA	07/24/96	09/06/01	298,300	—	—	—	298,300	—	857,488	857,488	196,478
Jack in the Box -
El Dorado, CA	09/26/96	09/25/01	1,510,463	—	—	—	1,510,463	—	1,097,220	1,097,220	581,924
Denny’s -
Mesquite, NV	04/25/96	03/29/02	771,800	—	—	—	771,800	—	1,186,460	1,186,460	494,461

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Income Fund XVII, Ltd. (Continued):
Wendy’s -
Knoxville, TN	07/30/96	05/31/02	1,045,425	—	—	—	1,045,425	—	783,748	783,748	484,686
Bakers Square -
Wilmette, IL	01/31/00	06/27/02	1,682,371	—	—	—	1,682,371	—	1,627,273	1,627,273	380,572
Jack in the Box -
Mansfield, TX (34)	03/20/97	08/23/02	212,415	—	—	—	212,415	—	164,054	164,054	93,557
Burger King -
Ocean Shores, WA (16)	01/28/99	09/18/03	243,714	—	—	—	243,714	—	360,012	360,012	67,199

CNL Income Fund XVIII, Ltd.:
Boston Market -
Timonium, MD	07/13/97	06/29/01	848,550	—	—	—	848,550	—	1,140,100	1,140,100	302,665
Jack in the Box -
Henderson, NV	06/30/97	07/12/01	1,278,046	—	—	—	1,278,046	—	1,067,175	1,067,175	494,105
IHOP -
Santa Rosa, CA	05/21/97	12/28/01	1,664,829	—	—	—	1,664,829	—	1,286,364	1,286,364	598,179
On the Border -
San Antonio, TX	09/02/97	05/08/02	470,304	—	—	—	470,304	—	1,225,163	1,225,163	190,705
Boston Market -
San Antonio, TX	08/18/97	05/29/02	481,325	—	—	—	481,325	—	857,595	857,595	9,631
Boston Market -
Raleigh, NC (27)	01/23/97	08/07/02	714,050	—	—	—	714,050	—	1,225,686	1,225,686	511,581
Golden Corral -
Destin, FL (2)	02/05/98	06/27/03	1,742,825	—	—	—	1,742,825	—	1,528,391	1,528,391	878,717

CNL APF Partners, LP:
Big Boy -
Guadalupe, AZ	04/16/97	03/23/01	883,685	—	—	—	883,685	—	1,706,768	1,706,768	140,439
Tumbleweed's -
Nashville, TN	08/01/97	04/20/01	525,050	—	—	—	525,050	—	1,308,411	1,308,411	362,588
Boston Market -
Vacaville, CA	05/06/97	05/08/01	1,064,430	—	—	—	1,064,430	—	1,437,474	1,437,474	358,396
Big Boy -
Independence, MO	01/19/99	05/22/01	524,513	—	—	—	524,513	—	1,253,699	1,253,699	65,156
Big Boy -
Belleville, IL (9)	02/26/99	06/13/01	375,000	—	—	—	375,000	—	761,074	761,074	(17,597)
Tumbleweeds -
Clarksville, TN	02/10/98	06/15/01	803,050	—	—	—	803,050	—	1,440,247	1,440,247	229,692
Big Boy -
Grandview, MO	02/26/99	06/29/01	516,235	—	—	—	516,235	—	962,290	962,290	36,150

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL APF Partners, LP Continued):
Pizza Hut -
Toledo, OH	12/05/96	06/29/01	148,528	—	—	—	148,528	—	328,381	328,381	(21,742)
Shoney's -
Indian Harbor Beach, FL	01/24/97	08/13/01	457,016	—	—	—	457,016	—	693,304	693,304	68,946
Black-eyed Pea -
Wichita, KS	10/01/97	08/15/01	300,000	—	—	—	300,000	—	660,748	660,748	305,701
Tumbleweed Southwest Mesquite
Grill & Bar - Hermitage, TN	02/10/98	09/24/01	871,496	—	—	—	871,496	—	1,410,719	1,410,719	191,005
Tumbleweed Southwest Mesquite
Grill & Bar - Cookeville, TN	08/01/97	09/26/01	844,905	—	—	—	844,905	—	1,471,963	1,471,963	386,178
Big Boy -
Granite City, IL	01/19/99	09/28/01	595,148	—	—	—	595,148	—	1,037,579	1,037,579	10,800
Big Boy -
Taylor, MI	08/19/99	10/16/01	887,731	—	—	—	887,731	—	1,227,132	1,227,132	61,898
Boston Market -
Cedar Park, TX	04/02/97	10/31/01	875,000	—	—	—	875,000	—	827,223	827,223	71,386
Shoney's -
Phoenix, AZ	03/24/98	11/26/01	399,285	—	—	—	399,285	—	482,368	482,368	(91,021)
Burger King -
Atlanta, GA	06/09/98	12/21/01	418,050	—	—	—	418,050	—	926,261	926,261	227,653
Barbwires Steakhouse -
Lawrence, KS	08/01/97	12/28/01	718,000	—	—	—	718,000	—	1,448,598	1,448,598	179,747
Boston Market -
Jessup, MD	05/06/97	02/19/02	324,343	—	—	—	324,343	—	1,243,060	1,243,060	107,266
Black-eyed Pea -
Herndon, VA	07/14/98	02/22/02	815,875	—	—	—	815,875	—	1,279,118	1,279,118	354,530
TGI Friday's -
El Paso, TX	08/14/98	03/19/02	1,594,729	—	—	—	1,549,729	—	1,602,944	1,602,944	577,055
Big Boy -
Las Vegas, NV	08/20/97	04/19/02	981,540	—	—	—	981,540	—	1,658,000	1,658,000	114,934
Big Boy -
Overland Park, KS	02/26/99	04/26/02	577,580	—	—	—	577,580	—	1,037,383	1,037,383	(7,476)
Burger King -
Tappahannock, VA	03/16/99	05/16/02	1,089,779	—	—	—	1,089,779	—	857,826	857,826	285,470
Burger King -
Prattville, AL	01/28/99	05/17/02	497,867	—	—	—	497,867	—	1,018,519	1,018,519	285,895
Burger King -
Tuskegee, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	972,222	972,222	267,501
Burger King -
Montgomery, AL	01/28/99	05/17/02	797,867	—	—	—	797,867	—	1,296,296	1,296,296	362,395

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL APF Partners, LP (Continued):
Burger King -
Montgomery, AL	01/28/99	05/17/02	397,867	—	—	—	397,867	—	1,018,519	1,018,519	289,495
Black-eyed Pea -
McKinney, TX	12/30/98	05/31/02	1,149,064	—	—	—	1,149,064	—	1,644,856	1,644,856	304,736
Black-eyed Pea -
Forestville, MD (10)	10/01/97	06/01/02	—	—	—	—	—	—	643,925	643,925	477,253
Burger King -
Coon Rapids, MN	03/16/99	06/03/02	1,078,973	—	—	—	1,078,973	—	844,815	844,815	288,892
Burger King -
Rochester, NH	03/16/99	06/03/02	1,193,284	—	—	—	1,193,284	—	963,499	963,499	318,314
Burger King -
Columbus, OH	03/16/99	06/03/02	950,938	—	—	—	950,938	—	744,585	744,585	257,877
Burger King -
Asheboro, NC	03/16/99	06/03/02	1,513,213	—	—	—	1,513,213	—	1,228,831	1,228,831	436,666
Hardee's -
Gulf Shores, AL	03/16/99	06/13/02	904,861	—	—	—	904,861	—	914,337	914,337	320,113
Burger King -
Lancaster, OH	03/16/99	06/14/02	1,321,822	—	—	—	1,321,822	—	799,195	799,195	364,070
Burger King -
John's Island, SC	03/16/99	06/14/02	1,289,282	—	—	—	1,289,282	—	1,077,802	1,077,802	367,639
IHOP -
Elk Grove, CA	08/20/97	06/17/02	2,085,346	—	—	—	2,085,346	—	1,540,356	1,540,356	751,308
Hardee's -
Tusculum, TN	03/16/99	06/17/02	653,460	—	—	—	653,460	—	666,045	666,045	233,604
Pollo Tropical -
Miami, FL	09/22/98	06/20/02	1,302,936	—	—	—	1,302,936	—	1,318,182	1,318,182	392,816
Burger King -
St. Paul, MN	03/16/99	06/26/02	849,273	—	—	—	849,273	—	747,713	747,713	271,528
Texas Roadhouse -
Joilet, IL	02/25/00	06/27/02	1,940,745	—	—	—	1,940,745	—	1,745,014	1,745,014	384,473
Black-eyed Pea -
Phoenix, AZ	09/30/97	06/28/02	281,000	—	—	—	281,000	—	641,371	641,371	265,557
Black-eyed Pea -
Mesa, AZ	09/30/97	06/28/02	1,710,000	—	—	—	1,710,000	—	1,600,000	1,600,000	522,239
Black-eyed Pea
Phoenix, AZ	09/30/97	06/28/02	425,000	—	—	—	425,000	—	641,254	641,254	282,585
Black-eyed Pea
Tucson, AZ	09/30/97	06/28/02	234,000	—	—	—	234,000	—	641,871	641,871	251,809
Jack in the Box -
Fresno, CA	05/22/98	07/18/02	1,244,289	—	—	—	1,244,289	—	972,841	972,841	394,246

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL APF Partners, LP (Continued):
Black-eyed Pea
Phoenix, AZ	09/30/97	07/19/02	580,000	—	—	—	580,000	—	645,471	645,471	207,379
Jack in the Box -
Austin, TX	10/05/99	07/22/02	1,384,759	—	—	—	1,384,759	—	1,289,945	1,289,945	299,499
Black-eyed Pea -
Albuquerque, NM (10)	01/00/00	07/26/02	—	—	—	—	—	—	666,355	666,355	238,206
Big Boy -
St. Clairsville, OH	12/18/98	07/29/02	339,300	—	—	—	339,300	—	1,144,209	1,144,209	169,976
Jack in the Box -
Fort Worth, TX	01/11/00	08/05/02	1,141,653	—	—	—	1,141,653	—	1,062,145	1,062,145	223,450
Jack in the Box -
Menlo Park, CA	12/30/99	08/22/02	1,772,360	—	—	—	1,772,360	—	1,546,740	1,546,740	368,611
Arby's -
Lawrenceville, GA	02/08/00	08/26/02	1,422,750	—	—	—	1,422,750	—	1,374,986	1,374,986	314,054
Darryl's -
Louisville, KY	06/11/97	08/28/02	1,840,800	—	—	—	1,840,800	—	1,481,448	1,481,448	514,069
Black-eyed Pea -
Killeen, TX	12/18/98	09/05/02	1,133,800	—	—	—	1,133,800	—	1,386,948	1,386,948	257,250
IHOP -
Fairfax, VA	06/18/97	09/06/02	2,268,911	—	—	—	2,268,911	—	1,709,091	1,709,091	906,669
Black eyed Pea -
Oklahoma City, OK	03/26/97	09/10/02	475,000	—	—	—	475,000	—	617,022	617,022	268,734
Arby's -
Circleville, OH	09/09/99	09/10/02	993,900	—	—	—	993,900	—	925,329	925,329	237,321
Black eyed Pea -
Waco, TX (10)	10/01/97	09/13/02	70,000	—	—	—	70,000	—	661,682	661,682	280,179
Hardee's -
Iuka, MS	03/16/99	09/18/02	594,413	—	—	—	594,413	—	616,476	616,476	233,121
Hardee's -
Warrior, AL	03/16/99	09/18/02	667,050	—	—	—	667,050	—	627,937	627,937	238,440
Hardee's -
Horn Lake, MS	03/16/99	09/20/02	818,263	—	—	—	818,263	—	833,058	833,058	319,101
Jack in the Box -
Corning, CA	09/17/99	09/24/02	1,266,556	—	—	—	1,266,556	—	1,158,524	1,158,524	314,769
Bennigan's -
Batavia, IL	10/21/99	09/25/02	2,595,121	—	—	—	2,595,121	—	2,429,907	2,429,907	729,536
Shoney's -
Titusville, FL	03/31/02	09/26/02	686,200	—	—	—	686,200	—	—	—	(82,318)
Pollo Tropical -
Sunrise, FL	09/30/98	09/26/02	1,457,533	—	—	—	1,457,533	—	1,454,545	1,454,545	527,258

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL APF Partners, LP (Continued):
Hardee's -
Biscoe, NC	03/16/99	09/27/02	564,984	—	—	—	564,984	—	522,853	522,853	199,708
Black-eyed Pea -
Bedford, TX	03/26/97	09/30/02	921,175	—	—	—	921,175	—	620,336	620,336	224,003
Black-eyed Pea -
Norman, OK	11/09/98	09/30/02	1,091,708	—	—	—	1,091,708	—	1,429,799	1,429,799	335,124
Black-eyed Pea -
Mesa, AZ	11/30/98	09/30/02	1,325,500	—	—	—	1,325,000	—	1,677,152	1,677,152	228,704
Hardee's -
Aynor, SC	03/16/99	09/30/02	586,189	—	—	—	586,189	—	546,022	546,022	209,884
Denny's
McKinney, TX	06/05/96	10/02/02	600,000	—	—	—	600,000	—	1,014,221	1,014,221	484,416
Black-eyed Pea -
Scottsdale, AZ (10)	04/17/97	10/02/02	—	—	—	—	—	—	769,863	769,863	(31,203)
Arby's
Renton, WA	09/14/99	10/18/02	1,406,197	—	—	—	1,406,197	—	1,286,545	1,286,545	261,304
Pizza-Hut -
Belle, WV	05/17/96	10/21/02	47,500	—	—	—	47,500	—	47,485	47,485	13,301
Pizza Hut -
Collinsville, IL	04/02/97	10/25/02	801,953	—	—	—	801,953	—	795,476	795,476	(55,653)
Burger King -
Tampa, FL	08/19/99	10/28/02	770,306	—	—	—	770,306	—	1,057,404	1,057,404	5,224
Big Boy -
O'Fallon, MO	01/19/99	10/31/02	679,925	—	—	—	679,925	—	1,017,250	1,017,250	(54,647)
Golden Corral -
Hopkinsville, KY	02/19/97	11/07/02	924,057	—	—	—	924,057	—	1,260,576	1,260,576	255,379
Jack in the Box -
Los Angeles, CA	01/04/99	12/10/02	1,793,802	—	—	—	1,793,802	—	1,575,414	1,575,414	591,448
Hardee's
Columbia, TN	03/16/99	12/12/02	859,259	—	—	—	859,259	—	787,764	787,764	319,094
Golden Corral -
Olathe, KS	10/02/97	12/19/02	1,751,760	—	—	—	1,751,760	—	1,577,340	1,577,340	791,627
Darryl's -
Hampton, VA	06/11/97	12/19/02	871,290	—	—	—	871,290	—	1,203,391	1,203,391	595,216
Jack in the Box -
Humble, TX	02/03/97	12/20/02	1,265,506	—	—	—	1,265,506	—	932,112	932,112	566,284
Hardee's -
Chalkville, AL	03/16/99	12/20/02	680,428	—	—	—	680,428	—	608,445	608,445	248,876
TGI Friday's -
Lakeland, FL	07/20/99	12/20/02	834,234	—	—	—	834,234	—	1,711,517	1,711,517	85,755

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL APF Partners, LP (Continued):
Pollo Tropical -
Miami, FL	09/22/98	12/23/02	1,079,144	—	—	—	1,079,144	—	1,227,273	1,227,273	402,650
Golden Corral -
Universal City, TX	08/04/95	12/30/02	959,975	—	—	—	959,975	—	994,152	994,152	747,387
Darryl's -
Nashville, TN	06/11/97	01/15/03	684,800	—	—	—	684,800	—	1,185,158	1,185,158	574,421
Darryl's -
Huntsville, AL	06/11/97	01/29/03	312,205	—	—	—	312,205	—	1,367,490	1,367,490	(676,144)
Jack in the Box -
Humble, TX	11/04/99	01/31/03	1,228,066	—	—	—	1,228,066	—	1,119,706	1,119,706	350,984
Darryl's -
Knoxville, TN	06/11/97	02/18/03	381,800	—	—	—	381,800	—	1,231,653	1,231,653	568,874
Darryl's -
Evansville, IN	06/11/97	02/21/03	455,458	—	—	—	455,458	—	1,458,656	1,458,656	685,272
Sophia's House of Pancakes -
Benton Harbor, MI	02/06/99	02/24/03	447,550	—	—	—	447,550	—	1,144,209	1,144,209	149,874
Big Boy -
Mansfield, OH	01/27/99	02/28/03	379,791	—	—	—	379,791	—	1,085,571	1,085,571	151,051
Hardee's -
Petal, MS	03/16/99	03/17/03	751,320	—	—	—	751,320	—	671,514	671,514	282,741
Kentucky Fried Chicken -
Gretna, LA	05/11/99	04/21/03	497,300	—	—	—	497,300	—	749,106	749,106	155,564
Black Eyed Pea -
Albuquerque, NM	10/01/97	04/25/03	380,752	—	—	—	380,752	—	667,290	667,290	216,972
Golden Corral -
Liberty, MO	10/23/97	06/16/03	1,463,800	—	—	—	1,463,800	—	1,290,325	1,290,325	781,468
Denny's -
Shawnee, OK	09/06/95	06/24/03	691,325	—	—	—	691,325	—	1,095,244	1,095,244	876,351
Shoney's -
Cocoa Beach, FL	02/28/02	07/02/03	846,413	—	—	—	846,413	—	1,200,000	1,200,000	(71,331)
Hardee's -
Johnson City, TN	03/16/99	07/15/03	965,117	—	—	—	965,117	—	759,531	759,531	362,827
Roadhouse Grill -
Roswell, GA	03/29/00	08/15/03	949,800	—	—	—	949,800	—	1,849,940	1,849,940	218,627
Darryl's -
Raleigh, NC	06/11/97	08/21/03	1,275,700	—	—	—	1,275,700	—	1,754,946	1,754,946	932,657
Darryl's -
Pensacola, FL	06/11/97	09/24/03	1,314,713	—	—	—	1,314,713	—	1,057,526	1,057,526	479,075
Golden Corral -
Columbia, TN	12/03/96	09/29/03	802,600	—	—	—	802,600	—	1,308,074	1,308,074	527,864

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL APF Partners, LP (Continued):
Boston Market -
Newport News, VA	07/16/97	09/30/03	751,018	—	—	—	751,018	—	1,011,492	1,011,492	358,243
Randy's Steak and Seafood -
Murfreesboro, TN	08/05/97	09/30/03	826,125	—	—	—	826,125	—	1,425,234	1,425,234	455,622
Golden Corral -
Winchester, KY	06/05/97	10/01/03	1,784,192	—	—	—	1,784,192	—	1,216,826	1,216,826	903,531
Hardee's -
Rock Hill, SC	03/16/99	10/03/03	767,702	—	—	—	767,702	—	660,104	660,104	332,232
Golden Corral -
Mobile, AL	12/30/97	10/16/03	1,808,386	—	—	—	1,808,386	—	1,379,370	1,379,370	1,037,100
Golden Corral -
Enid, OK	11/24/97	11/04/03	1,387,130	—	—	—	1,387,130	—	1,172,141	1,172,141	762,928
Golden Corral -
Muskogee, OK	04/27/98	11/04/03	1,567,218	—	—	—	1,567,218	—	1,219,036	1,219,036	(766,217)
Golden Corral -
Edmond, OK	07/20/98	11/04/03	1,625,782	—	—	—	1,625,782	—	1,516,169	1,516,169	898,804
Roadhouse Grill -
Columbus, OH	11/16/99	12/08/03	889,069	—	—	—	889,069	—	1,754,536	1,754,536	200,097

CNL Funding 2000-A, LP:
Steak & Ale -
Palm Harbor, FL	06/16/98	06/14/02	1,241,943	—	—	—	1,241,943	—	1,232,558	1,232,558	504,926
Steak & Ale Restaurant -
Austin, TX	06/16/98	07/02/02	1,437,468	—	—	—	1,437,468	—	1,372,093	1,372,093	568,339
Denny's -
Santee, SC	03/16/99	11/21/02	583,000	—	—	—	583,000	—	678,340	678,340	251,554

Maple & Main Orlando, LLC (18):
Exxon -
Punta Gorda, FL	11/0203	11/05/03	807,432	—	—	—	807,432	—	754,450	754,450	—
Checker's -
Tampa, FL	09/16/03	12/31/03	1,193,775	—	—	—	1,193,775	—	756,039	756,039	—

RAI Restaurants, Inc. (18):
Denny's -
Orlando, FL	12/01/02	06/27/03	1,329,635	—	—	—	1,329,635	—	859,437	859,437	65,356
Denny's -
Brooksville, FL	12/01/02	08/29/03	1,041,192	—	—	—	1,041,192	—	910,000	910,000	66,305
Denny's -
Orange City, FL	12/01/02	09/30/03	1,281,012	—	—	—	1,281,012	—	1,175,000	1,175,000	89,408
Denny's -
Palm Coast, FL	12/01/02	12/23/03	999,951	—	—	—	999,951	—	889,549	889,549	91,267

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

South Street Investments, Inc. (18):
Denny's -
Apopka, FL	11/20/02	09/26/03	508,538	—	—	—	508,538	—	467,800	467,800	—

CNL Restaurant Property Services, Inc. (18):
Black Angus -
Boise, ID	08/14/00	02/20/01	1,776,590	—	—	—	1,776,590	—	1,534,238	1,534,238	120,971
Jack in the Box -
Murietta, CA	04/13/97	02/23/01	1,129,320	—	—	—	1,129,320	—	952,485	952,485	377,385
Arby’s -
Kendallville, IN	07/10/96	04/06/01	792,940	—	—	—	792,940	—	739,628	739,628	421,717
Black Angus -
Folsom, CA	12/04/00	04/24/01	2,581,569	—	—	—	2,581,569	—	2,166,867	2,166,867	146,487
Jack in the Box -
Kingsburg, CA	04/10/97	06/11/01	1,169,090	—	—	—	1,168,840	—	1,001,073	1,001,073	428,186
Jack in the Box -
Garland, TX	09/27/97	07/26/01	1,085,654	—	—	—	1,085,654	—	936,119	936,119	367,842

CNL Restaurant Investors Properties, LLC (18):
Arby's -
Atlanta, GA	12/07/00	03/30/01	214,900	1,212,813	—	—	1,427,713	1,212,813	—	1,212,813	60,359
Arby's -
Peoria, AZ	03/03/01	04/19/01	154,871	1,200,463	—	—	1,355,335	1,200,463	—	1,200,463	40,467
Arby’s -
Baxter, MN	02/20/01	05/31/01	66,351	892,834	—	—	959,185	893,855	—	893,855	26,023
Arby's -
Eagan, MN	02/20/01	06/29/01	106,348	880,945	—	—	987,293	882,968	—	882,968	33,246
Arby's -
St. Louis Park, MN	02/20/01	06/29/01	119,843	941,178	—	—	1,061,022	943,340	—	943,340	35,241
Arby's -
Willmar, MN	02/20/01	07/18/01	44,507	704,324	—	—	748,831	707,592	—	707,592	41,253
Arby's -
Pooler, GA	09/01/00	07/31/01	109,662	1,212,893	—	—	1,322,555	1,223,108	—	1,223,108	117,724
Arby’s -
White Bear Township, MN	02/20/01	08/07/01	84,441	955,346	—	—	1,039,787	960,915	—	960,915	148,790
Arby's -
Coon Rapids, MN	02/20/01	08/28/01	168,982	1,281,068	—	—	1,450,050	1,288,536	—	1,288,536	90,298
Arby's -
Eden Prairie, MN	02/20/01	09/07/01	107,288	936,215	—	—	1,043,503	942,798	—	942,798	51,912

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby's -
Carmel, IN	10/13/00	09/26/01	142,925	1,297,484	—	—	1,440,409	1,308,411	—	1,308,411	131,560
Arby's -
Winston Salem, NC	04/01/01	10/03/01	123,645	1,090,250	—	—	1,213,895	1,098,081	—	1,098,081	58,269
Arby’s -
Carrboro, NC	11/16/00	10/11/01	155,473	1,111,725	—	—	1,267,198	1,123,886	—	1,123,886	106,362
Arby's -
Cottage Grove, MN	02/02/01	11/27/01	61,878	703,412	—	—	765,290	710,074	—	710,074	63,567
Arby's -
Minnetonka, MN	02/02/01	12/13/01	120,202	907,130	—	—	1,027,332	916,844	—	916,844	78,525
Arby's -
Maple Grove, MN	02/02/01	12/14/01	150,455	1,176,200	—	—	1,326,655	1,188,796	—	1,188,796	102,167
Arby's -
Plymouth, MN	02/02/01	12/21/01	100,063	846,616	—	—	946,679	855,682	—	855,682	75,302
Arby's -
Plymouth, MN	02/02/01	12/21/01	120,817	899,893	—	—	1,020,710	909,529	—	909,529	80,041
Arby's -
New Castle, PA	09/21/00	12/28/01	70,999	1,074,459	—	—	1,145,458	1,088,971	—	1,088,971	145,107
Arby's -
Oak Park Heights, MN	02/20/01	02/08/02	108,400	860,199	—	—	968,599	870,487	—	870,487	10,593
Arby's -
Greenwood, IN	09/07/01	02/21/02	106,134	1,051,402	—	—	1,157,535	1,051,402	—	1,051,402	330
Arby's -
Hudson, WI	02/20/01	03/06/02	141,804	949,356	—	—	1,091,160	963,121	—	963,121	15,707
Arby's -
Wauseon, OH	04/10/01	03/11/02	101,408	700,080	—	—	801,488	704,249	—	704,249	7,174
Arby's -
St. Paul, MN	02/20/01	03/21/02	87,658	713,993	—	—	801,651	724,346	—	724,346	9,604
Arby's -
Richfield, MN	02/20/01	04/03/02	120,587	1,035,063	—	—	1,155,650	1,051,406	—	1,051,406	16,798
Arby's -
Crystal, MN	02/20/01	04/17/02	113,810	945,740	—	—	1,059,550	960,672	—	960,672	15,913
Arby's -
Hopkins, MN	02/20/01	04/26/02	90,927	829,399	—	—	920,326	842,495	—	842,495	14,275
Arby's -
Rochester, MN	02/20/01	05/02/02	101,643	817,845	—	—	919,488	831,824	—	831,824	15,757
Arby's -
Apple Valley, MN	02/20/01	05/17/02	178,105	1,315,159	—	—	1,493,264	1,337,639	—	1,337,639	23,636
Arby's -
Pell City, AL	09/18/01	06/21/02	102,875	936,662	—	—	1,039,537	938,824	—	938,824	2,860

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby's -
East Huntington, PA	09/01/01	07/15/02	153,028	1,103,332	—	—	1,256,360	1,115,401	—	1,115,401	18,068
Arby's -
Florence, AL	10/01/01	08/22/02	176,044	1,182,056	—	—	1,358,100	1,196,262	—	1,196,262	17,628
Arby's -
Troy, AL	09/21/01	08/22/02	134,632	920,681	—	—	1,055,313	931,745	—	931,745	10,910
Arby's -
Muskegon, MI	11/15/01	08/29/02	183,565	1,255,825	—	—	1,439,390	1,261,682	—	1,261,682	6,545
Arby's -
Greenville, MI	07/25/02	10/31/02	196,093	1,074,766	—	—	1,270,860	1,074,766	—	1,074,766	(198)
Arby's -
Cullman, AL	09/05/01	11/13/02	175,467	993,620	—	—	1,169,087	1,001,853	—	1,001,853	8,373
Arby's -
Evansville, IN	04/01/02	11/15/02	166,901	1,080,328	—	—	1,247,229	1,089,280	—	1,089,280	26,999
Arby's -
Youngstown, OH	04/10/02	11/27/02	109,192	903,118	—	—	1,012,310	909,500	—	909,500	8,019
Arby's -
Union City, TN	09/04/02	12/30/02	207,127	1,158,879	—	—	1,366,005	1,158,879	—	1,158,879	(2,918)
Arby's -
Northwood, OH	08/30/02	01/06/03	176,585	1,028,037	—	—	1,204,623	1,028,037	—	1,028,037	(124)
Arby's -
Winston-Salem, NC	09/06/02	01/27/03	253,741	1,098,131	—	—	1,351,872	1,098,131	—	1,098,131	(132)
Arby's -
Sikeston, MO	10/15/02	02/05/03	244,103	1,168,224	—	—	1,412,328	1,168,224	—	1,168,224	24
Arby's -
Bowling Green, OH	09/23/02	02/12/03	288,402	1,261,682	—	—	1,550,084	1,261,682	—	1,261,682	177
Arby's -
Norcross, GA	09/10/02	02/13/03	229,246	1,028,037	—	—	1,257,283	1,028,037	—	1,028,037	372
Arby's -
Montgomery, AL	09/12/02	02/13/03	193,702	1,121,495	—	—	1,315,197	1,121,495	—	1,121,495	165
Arby's -
Buffalo, MN	12/13/02	04/11/03	180,594	943,925	—	—	1,124,519	943,925	—	943,925	2,623
Arby's -
Bellevue, PA	07/30/02	04/11/03	165,264	731,856	—	—	897,120	734,403	—	734,403	2,706
Arby's -
Toledo, OH	09/30/02	04/15/03	217,636	1,074,766	—	—	1,292,402	1,074,766	—	1,074,766	243
Arby's -
Frankfort, IN	08/08/02	05/19/03	266,795	986,104	—	—	1,252,899	989,536	—	989,536	3,532
Arby's -
Cullman, AL	10/01/02	06/12/03	243,834	1,095,601	—	—	1,339,435	1,098,131	—	1,098,131	2,505

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Restaurant Investors Properties, LLC (18) (Continued):
Arby's -
Albany, OR	06/30/03	10/23/03	263,501	697,045	—	—	960,546	699,498	—	699,498	2,963
Arby's -
Birmingham, AL	06/18/03	12/31/03	545,151	1,247,573	—	—	1,792,724	1,247,573	—	1,247,573	(164)

CNL Funding 2001-A, LP (18):
Jack in the Box -
Surprise, AZ	09/25/00	01/19/01	159,023	1,379,621	—	—	1,538,644	1,379,621	—	1,379,621	49,506
Jack in the Box -
Baton Rouge, LA	07/06/00	01/31/01	9,972	1,473,571	—	—	1,483,542	1,483,542	—	1,483,542	80,121
Jack in the Box -
Burley, ID	09/22/00	01/31/01	—	951,027	—	—	951,027	951,027	—	951,027	41,109
Jack in the Box -
Las Vegas, NV	10/01/00	01/03/01	254,521	1,615,000	—	—	1,869,521	1,615,000	—	1,615,000	62,903
Jack in the Box -
Peoria, AZ	09/15/00	03/08/01	112,352	1,247,170	—	—	1,359,522	1,254,037	—	1,254,037	53,180
Jack in the Box -
Cleburne, TX	09/21/00	01/31/01	4,598	1,118,539	—	—	1,123,137	1,123,137	—	1,123,137	38,489
Jack in the Box -
Fresno, CA	09/15/00	04/26/01	129,458	950,196	—	—	1,079,653	958,117	—	958,117	56,075
Jack in the Box -
Bakersfield, CA	09/19/00	03/27/01	80,199	973,493	—	—	1,053,692	978,854	—	978,854	45,750
Pizza Hut -
Miami, FL	10/06/00	06/29/01	69,130	588,593	—	—	657,723	589,199	—	589,199	44,786
IHOP -
Hiram, GA	10/12/00	04/16/01	97,519	1,432,800	—	—	1,530,319	1,438,400	—	1,438,400	70,497
IHOP -
Jacksonville, NC	10/12/00	06/25/01	47,442	1,367,919	—	—	1,415,361	1,371,599	—	1,371,599	92,458
IHOP -
Pueblo, CO	10/12/00	06/19/01	91,901	1,296,394	—	—	1,388,295	1,303,550	—	1,303,550	85,560
Jack in the Box -
Bermuda Dunes, CA	03/28/01	06/29/01	210,654	1,256,197	—	—	1,466,851	1,259,276	—	1,259,276	32,187
Jack in the Box -
Manteca, CA	05/14/01	06/11/01	236,673	1,432,260	—	—	1,668,934	1,432,260	—	1,432,260	10,937
Jack in the Box -
Austin, TX (9)	07/20/00	05/25/01	—	550,587	—	—	550,587	550,587	—	550,587	—
IHOP -
Littleton, CO	12/28/00	07/20/01	141,982	1,860,395	—	—	2,002,377	1,869,159	—	1,869,159	90,731
IHOP -
Oklahoma City, OK	10/12/00	07/26/01	165,306	1,831,346	—	—	1,996,652	1,842,950	—	1,842,950	126,315

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Baker's Square -
Anaheim, CA	05/14/01	07/26/01	306,267	1,576,144	—	—	1,882,411	1,577,273	—	1,577,273	34,744
Arby's -
Southington, CT	07/21/00	07/27/01	125,178	908,371	—	—	1,033,549	909,091	—	909,091	95,881
Vicorp Village Inn -
Scottsdale, AZ	05/14/01	07/30/01	151,366	999,284	—	—	1,150,650	1,000,000	—	1,000,000	26,369
IHOP -
Shreveport, LA	10/12/00	08/03/01	87,476	1,450,490	—	—	1,537,966	1,460,875	—	1,460,875	112,077
Baker's Square -
Rohnert Park, CA	05/14/01	08/06/01	246,540	1,270,898	—	—	1,517,438	1,272,727	—	1,272,727	31,889
Village Inn -
Aurora, CO	05/14/01	08/08/01	40,903	1,543,233	—	—	1,584,136	1,545,456	—	1,545,456	40,127
Village Inn -
Denver, CO	05/14/01	08/08/01	142,900	880,551	—	—	1,023,451	881,818	—	881,818	28,503
IHOP -
Huntsville, AL	10/12/00	08/14/01	97,307	1,593,307	—	—	1,690,614	1,604,715	—	1,604,715	128,194
Ruby Tuesday's -
Orlando, FL	05/30/00	08/17/01	156,571	1,598,221	—	—	1,754,792	1,611,142	—	1,611,142	193,571
Pizza Hut -
Miami, FL	10/06/00	08/17/01	84,357	646,698	—	—	731,055	650,000	—	650,000	70,642
IHOP -
Statesboro, GA	10/12/00	08/21/01	68,915	1,072,888	—	—	1,141,803	1,078,800	—	1,078,800	94,429
Village Inn -
Tempe, AZ	05/14/01	08/24/01	149,028	1,043,952	—	—	1,192,980	1,045,455	—	1,045,455	32,022
IHOP -
San Antonio, TX	12/28/00	08/27/01	76,227	1,594,606	—	—	1,670,833	1,603,687	—	1,603,687	89,761
Jack in the Box -
Coppell, TX	03/28/01	08/29/01	170,623	1,608,077	—	—	1,778,700	1,616,034	—	1,616,034	67,526
Village Inn -
Denver, CO	05/14/01	08/30/01	168,884	1,270,898	—	—	1,439,782	1,272,727	—	1,272,727	33,045
TGI Friday's -
Roseville, CA	03/12/01	08/31/01	109,946	2,931,613	—	—	3,041,559	2,949,827	—	2,949,827	141,497
Pizza Hut -
Pembroke Pines, FL	10/06/00	08/31/01	52,912	397,968	—	—	450,880	400,000	—	400,000	37,304
Village Inn -
Ogden, UT	05/14/01	09/18/01	146,763	907,784	—	—	1,054,547	909,091	—	909,091	34,339
Pizza Hut -
Key Largo, FL	10/06/00	09/20/01	73,845	578,862	—	—	652,707	581,818	—	581,818	57,260
Baker's Square -
Hoffman Estates, IL	05/14/01	09/20/01	151,812	1,089,341	—	—	1,241,153	1,090,909	—	1,090,909	41,867

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Village Inn -
Broomfield, CO	05/14/01	09/20/01	184,629	1,134,730	—	—	1,319,359	1,136,364	—	1,136,364	43,611
IHOP -
Harrisonburg, VA	12/28/01	09/21/01	129,619	1,426,704	—	—	1,556,323	1,434,579	—	1,434,579	99,922
Pizza Hut -
Miami, FL	10/06/00	09/21/01	95,727	710,011	—	—	805,738	713,636	—	713,636	58,013
Jack in the Box -
The Colony, TX	09/15/00	09/28/01	86,043	1,313,521	—	—	1,399,564	1,332,122	—	1,332,122	131,045
IHOP -
Birmingham, AL	10/12/00	10/12/01	178,092	1,362,594	—	—	1,540,686	1,370,975	—	1,370,975	135,065
Village Inn -
Naperville, IL	05/14/01	10/24/01	155,181	1,019,762	—	—	1,174,943	1,022,727	—	1,022,727	42,657
Village Inn -
Tucson, AZ	05/14/01	10/25/01	178,784	1,133,069	—	—	1,311,853	1,136,364	—	1,136,364	47,518
RT -
Las Vegas, NV	07/17/00	11/05/01	199,079	1,785,377	—	—	1,984,456	1,800,000	—	1,800,000	55,017
Jack in the Box -
Charlotte, NC	08/28/00	11/08/01	62,882	1,282,493	—	—	1,345,375	1,308,411	—	1,308,411	146,378
Bakers Square -
Rolling Meadows, FL	05/14/01	11/27/01	123,563	928,427	—	—	1,051,990	931,818	—	931,818	47,329
TGIF Friday's -
Albuquerque, NM	01/08/01	12/14/01	137,493	2,401,376	—	—	2,538,869	2,430,996	—	2,430,996	141,808
Bakers Square -
Blaine, MN	05/14/01	12/20/01	5,880	1,335,029	—	—	1,340,909	1,340,909	—	1,340,909	80,287
Village Inn -
Omaha, NE	05/14/01	12/21/01	147,260	1,185,687	—	—	1,332,947	1,190,909	—	1,190,909	71,306
Village Inn -
Lincoln, NE	05/14/01	12/19/01	148,006	1,040,870	—	—	1,188,876	1,045,455	—	1,045,455	62,597
IHOP -
Macon, GA	12/28/00	12/10/01	28,518	1,246,710	—	—	1,275,228	1,258,065	—	1,258,065	109,912
Bakers Square -
Elk Grove, IL	05/14/01	12/21/01	134,250	995,615	—	—	1,129,865	1,000,000	—	1,000,000	59,875
Bakers Square -
Gurnee, IL	05/14/01	12/03/01	268,799	1,855,464	—	—	2,124,263	1,863,636	—	1,863,636	111,586
Taco Cabana -
Plugerville, TX	12/29/00	12/05/01	30,596	1,444,219	—	—	1,474,815	1,474,815	—	1,474,815	131,766
Taco Cabana -
Pasadena, TX	12/29/00	12/05/01	20,240	955,406	—	—	975,646	975,646	—	975,646	87,168
Taco Cabana -
Austin, TX	12/29/00	12/05/01	24,947	1,177,594	—	—	1,202,541	1,202,541	—	1,202,541	107,440

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Taco Cabana -
Houston, TX #177	02/29/00	12/05/01	19,769	933,188	—	—	952,957	952,957	—	952,957	85,140
Taco Cabana -
Houston, TX #144	12/29/00	12/05/01	29,653	1,399,782	—	—	1,429,435	1,429,435	—	1,429,435	127,711
Taco Cabana -
San Antonio, TX	12/29/00	12/14/01	23,534	1,110,938	—	—	1,134,472	1,134,472	—	1,134,472	101,358
Taco Cabana -
Houston, TX	12/29/00	12/14/01	28,242	1,333,125	—	—	1,361,367	1,361,367	—	1,361,367	121,630
Taco Cabana -
Houston, TX	12/29/00	01/04/02	26,785	1,153,066	—	—	1,179,851	1,179,852	—	1,179,852	26,766
Taco Cabana -
Austin, TX	12/29/00	01/04/02	25,137	1,082,108	—	—	1,107,245	1,107,246	—	1,107,246	25,119
Bakers Square -
Normal, IL	05/14/01	01/09/02	188,577	1,469,683	—	—	1,658,260	1,477,273	—	1,477,273	6,796
IHOP -
Nacogdoches, TX	12/28/00	01/18/02	105,773	1,388,437	—	—	1,494,210	1,401,869	—	1,401,869	15,380
IHOP -
McAllen, TX	12/28/00	02/15/02	120,708	1,427,813	—	—	1,548,521	1,443,318	—	1,443,318	18,025
Pizza Hut -
Dania, FL	10/06/00	2/19/02	40,920	292,892	—	—	333,812	295,455	—	295,455	5,279
Jack in the Box -
Plano, TX	09/25/01	02/26/02	147,787	1,719,706	—	—	1,867,493	1,728,972	—	1,728,972	14,854
IHOP -
Kennewick, WA	12/20/01	02/27/02	152,934	1,626,400	—	—	1,779,334	1,627,500	—	1,627,500	2,842
Jack in the Box -
Stephenville, TX	03/28/01	02/28/02	164,069	1,344,498	—	—	1,508,567	1,361,617	—	1,361,617	19,729
Village Inn -
Coralville, IA	05/14/01	02/28/02	159,126	1,070,921	—	—	1,230,046	1,077,273	—	1,077,273	8,156
Taco Cabana -
San Antonio, TX	12/29/00	03/05/02	33,261	1,214,659	—	—	1,247,920	1,247,920	—	1,247,920	34,289
Jack in the Box -
San Antonio, TX	09/26/01	03/06/02	135,343	1,442,978	—	—	1,578,322	1,456,085	—	1,456,085	11,979
Krystal -
Rincon, GA	09/15/00	03/11/02	57,088	1,015,712	—	—	1,072,800	1,028,215	—	1,028,215	21,369
Village Inn -
Davenport, IA	05/14/01	03/15/02	182,384	1,219,097	—	—	1,401,481	1,227,273	—	1,227,273	8,905
Jack in the Box
Katy, TX	09/25/01	03/18/02	123,072	1,376,098	—	—	1,499,170	1,385,410	—	1,385,410	12,373
IHOP -
Albuquerque, NM	10/29/01	03/19/02	161,229	1,660,447	—	—	1,821,676	1,664,998	—	1,664,998	4,653

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
IHOP -
Lafayette, LA	12/28/00	03/19/02	87,911	1,548,629	—	—	1,636,540	1,566,820	—	1,566,820	20,424
Jack in the Box -
Round Rock, TX	09/19/00	03/20/02	134,634	1,226,470	—	—	1,361,104	1,257,009	—	1,257,009	40,447
Jack in the Box -
Concord, NC	07/07/00	03/22/02	126,308	1,296,102	—	—	1,422,410	1,331,738	—	1,331,738	46,935
Jack in the Box -
Cedar Hill, TX	12/20/01	03/22/02	120,438	1,388,773	—	—	1,509,211	1,392,479	—	1,392,479	5,497
IHOP -
Brownsville, TX	12/28/00	03/28/02	88,052	1,456,628	—	—	1,544,680	1,471,963	—	1,471,963	18,921
IHOP -
San Marco, TX	12/20/01	03/28/02	156,600	1,509,200	—	—	1,665,800	1,511,250	—	1,511,250	2,990
Bakers Square -
Maple Grove, MN	05/14/01	03/29/02	200,077	1,354,552	—	—	1,554,629	1,363,636	—	1,363,636	10,198
IHOP -
Ammon, ID	12/28/00	04/05/02	83,477	1,433,491	—	—	1,516,968	1,451,613	—	1,451,613	19,833
Home Town Buffet -
Visalia, CA	12/28/01	04/10/02	329,510	2,409,694	—	—	2,739,205	2,409,000	—	2,409,000	(773)
TB/KFC
Gun Barrel City, TX	10/31/00	04/19/02	29,711	922,295	—	—	952,006	931,818	—	931,818	17,313
Tahoe Joes
Roseville, CA	12/28/01	04/23/02	414,477	2,965,855	—	—	3,380,332	2,965,000	—	2,965,000	(1,077)
Old Country Buffet
Glendale, AZ	12/28/01	04/25/02	246,584	1,818,524	—	—	2,065,108	1,818,000	—	1,818,000	(1,856)
Home Town Buffet
Temecula, CA	12/28/01	04/26/02	298,731	2,000,577	—	—	2,299,308	2,000,000	—	2,000,000	(746)
Village Inn
Johnston, IA	05/14/01	04/29/02	121,465	812,100	—	—	933,565	818,182	—	818,182	6,761
Old Country Buffet
Woodbury, MN	12/28/01	04/29/02	191,917	1,600,461	—	—	1,792,378	1,600,000	—	1,600,000	(612)
Bakers Square -
Orland Park, IL	05/14/01	04/30/02	292,465	1,940,017	—	—	2,232,482	1,954,545	—	1,954,545	16,742
Pizza-Hut
Oakland Park, FL	10/06/00	05/03/02	83,765	652,145	—	—	735,910	659,091	—	659,091	6,512
Jack in the Box
Magnolia, TX	08/30/01	05/03/02	101,729	1,245,406	—	—	1,347,135	1,260,198	—	1,260,198	13,660
IHOP -
Westminister, CO	12/20/01	05/03/02	229,223	1,831,730	—	—	2,060,953	1,836,750	—	1,836,750	5,100
Jack in the Box -
Baton Rouge, LA	12/20/01	05/03/02	185,925	1,405,359	—	—	1,591,284	1,412,154	—	1,412,154	7,539

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Village Inn
Roy, UT	05/14/01	05/06/02	142,392	933,183	—	—	1,075,575	940,909	—	940,909	8,152
Home Town Buffet -
Loma Linda, CA	12/28/01	05/07/02	447,446	3,046,175	—	—	3,493,621	3,045,000	—	3,045,000	(619)
Home Town Buffet -
Champaign, IL	12/28/01	05/08/02	195,577	1,768,682	—	—	1,964,259	1,768,000	—	1,768,000	(848)
Jack in the Box -
Baytown, TX	09/19/00	05/10/02	108,115	1,141,081	—	—	1,249,196	1,173,149	—	1,173,149	40,830
IHOP -
Norman, OK	10/12/00	05/13/02	219,316	1,554,570	—	—	1,773,886	1,577,745	—	1,577,745	51,274
IHOP -
Rockford, IL	12/20/01	05/15/02	148,323	1,646,238	—	—	1,794,561	1,650,750	—	1,650,750	5,243
Rio Bravo -
Fayetteville, AR	06/29/00	05/17/02	147,141	1,171,240	—	—	1,318,381	1,200,000	—	1,200,000	39,827
Bakers Square -
Onalaska, WI	05/14/01	05/17/02	119,693	924,167	—	—	1,043,860	931,818	—	931,818	8,241
Ruby Tuesday -
University Place, WA	08/23/00	05/31/02	133,340	1,574,504	—	—	1,707,844	1,590,909	—	1,590,909	40,555
Pizza Hut -
Pembroke Pines, FL	10/06/00	05/31/02	20,692	359,803	—	—	380,495	363,636	—	363,636	13,021
Pizza Hut -
N. Miami, FL	10/06/00	05/31/02	15,365	267,154	—	—	282,519	270,000	—	270,000	5,191
Bakers Square -
Rochester, MN	05/14/01	05/31/02	172,761	1,352,440	—	—	1,525,200	1,363,636	—	1,363,636	12,750
Bakers Square -
Stillwater, MN	05/14/01	05/31/02	141,347	991,789	—	—	1,133,136	1,000,000	—	1,000,000	9,350
Home Town Buffet -
Louisville, KY	12/28/01	05/31/02	199,891	1,500,579	—	—	1,700,470	1,500,000	—	1,500,000	(726)
Old Country Buffet -
Mesa, AZ	12/28/01	06/03/02	306,624	2,115,024	—	—	2,421,648	2,114,000	—	2,1114,000	(1,045)
IHOP -
Shreveport, LA	10/12/00	06/04/02	207,681	1,643,127	—	—	1,850,808	1,663,150	—	1,663,150	33,799
IHOP -
Jonesboro, AR	10/12/00	06/05/02	152,295	1,328,505	—	—	1,480,800	1,348,500	—	1,348,500	56,238
Taco Cabana -
Dallas, Texas	12/29/00	06/06/02	33,359	987,667	—	—	1,021,026	1,021,026	—	1,021,026	27,228
HomeTown Buffet -
Oklahoma City, OK #737	12/28/01	06/13/02	204,563	1,455,705	—	—	1,592,205	1,455,000	—	1,455,000	(1,031)
HomeTown Buffet -
Oklahoma City, OK	12/28/01	06/13/02	136,500	1,955,947	—	—	2,160,510	1,955,000	—	1,955,000	(767)

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box -
Corsicana, TX	06/30/00	06/14/02	69,849	1,083,639	—	—	1,153,488	1,118,650	—	1,118,650	52,045
Ruby Tuesday
Port Lucie, FL	06/06/00	06/14/02	119,187	1,583,384	—	—	1,702,571	1,607,399	—	1,607,399	12,328
Bakers Square -
Bradley, IL	05/14/01	06/20/02	256,960	1,509,030	—	—	1,765,990	1,522,727	—	1,522,727	15,133
IHOP -
Evansville, IN	03/29/02	06/20/02	166,194	1,469,696	—	—	1,635,890	1,471,963	—	1,471,963	2,753
IHOP -
Buford, GA	03/29/02	06/20/02	212,950	1,679,961	—	—	1,892,911	1,682,243	—	1,682,243	2,729
Taco Cabana -
San Antonio, TX #107	12/29/00	06/26/02	(34,711)	921,822	—	—	887,111	952,957	—	952,957	33,569
Taco Cabana -
Universal City, TX	12/29/00	06/26/02	(40,496)	1,075,459	—	—	1,034,963	1,111,783	—	1,111,783	39,164
Taco Cabana -
Austin, TX	12/29/00	06/26/02	(54,547)	1,448,578	—	—	1,394,031	1,497,504	—	1,497,504	52,752
Taco Cabana -
San Antonio, TX #130	12/29/00	06/26/02	(52,067)	1,382,733	—	—	1,330,666	1,429,436	—	1,429,436	50,354
Taco Cabana -
Dallas, TX #136	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	38,129
Taco Cabana -
Houston, TX #143	12/29/00	06/26/02	(47,108)	1,251,044	—	—	1,203,936	1,293,299	—	1,293,299	45,558
Taco Cabana -
San Antonio, TX #158	12/29/00	06/26/02	(49,918)	1,325,668	—	—	1,275,750	1,370,443	—	1,370,443	76,694
Taco Cabana -
Schertz, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	39,004
Taco Cabana -
Houston, TX	12/29/00	06/26/02	(52,933)	1,404,681	—	—	1,351,748	1,452,125	—	1,452,125	51,153
Taco Cabana -
Houston, TX #174	12/29/00	06/26/02	(35,537)	943,770	—	—	908,233	975,647	—	975,647	34,369
Taco Cabana -
Katy, TX	12/29/00	06/26/02	(40,331)	1,071,069	—	—	1,030,738	1,107,246	—	1,107,246	21,178
Taco Cabana -
Arlington, TX	12/29/00	06/26/02	(38,843)	1,031,563	—	—	992,719	1,066,404	—	1,066,404	28,981
Taco Cabana -
Houston, TX #241	12/29/00	06/26/02	(49,670)	1,319,084	—	—	1,269,414	1,363,637	—	1,363,637	48,036
Taco Cabana -
Denton, TX	12/29/00	06/26/02	(44,463)	1,180,810	—	—	1,136,347	1,220,693	—	1,220,693	43,001
Baker Square -
Bolingbrook, IL	05/14/01	06/28/02	289,661	1,621,644	—	—	1,911,305	1,636,364	—	1,636,364	16,147

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
IHOP -
Harlingen, TX	09/28/01	06/28/02	169,260	1,611,009	—	—	1,780,269	1,619,998	—	1,619,998	(1,134)
Old Country Buffet -
Madison, WI	12/28/01	06/28/02	233,107	2,092,013	—	—	2,325,120	2,091,000	—	2,091,000	(1,199)
HomeTown Buffet -
Wichita, KS	12/28/01	06/28/02	224,736	2,000,969	—	—	2,225,704	2,000,000	—	2,000,000	(1,147)
Old Country Buffet -
Mechanicsburg, PA	12/28/01	06/28/02	153,548	1,818,880	—	—	1,972,429	1,818,000	—	1,818,000	(1,523)
IHOP -
Rocky Mount, NC	10/12/00	06/28/02	73,833	1,504,517	—	—	1,578,350	1,528,300	—	1,528,300	33,625
JIB -
Hickory, NC	03/28/01	06/28/02	196,658	1,455,112	—	—	1,651,770	1,481,564	—	1,481,564	28,329
HomeTown Buffet -
Louisville, KY	12/28/01	06/28/02	113,298	1,145,554	—	—	1,258,853	1,145,000	—	1,145,000	(660)
Old Country Buffet -
Franklin, OH	12/28/01	06/28/02	129,930	1,318,638	—	—	1,448,568	1,318,000	—	1,318,000	(760)
Pizza Hut -
El Reno, OK	01/18/02	06/28/02	51,697	367,573	—	—	419,270	368,764	—	368,764	1,591
Bakers Square -
Mt. Prospect, IL	05/14/01	07/02/02	278,538	1,914,440	—	—	2,192,978	1,931,818	—	1,931,818	19,310
Old Country Buffet -
Onalaska, WI	12/28/01	07/10/02	146,806	1,455,705	—	—	1,602,511	1,455,000	—	1,455,000	(1,020)
Pizza Hut -
Taylor, TX	01/25/02	07/11/02	44,204	251,186	—	—	295,390	252,000	—	252,000	1,112
IHOP -
Cathedral City, CA	03/29/02	07/18/02	255,633	1,506,263	—	—	1,759,896	1,509,346	—	1,509,346	3,182
Jack in the Box -
Shelby, NC	09/19/00	07/19/02	130,680	1,282,602	—	—	1,413,282	1,322,836	—	1,322,836	50,638
Jack in the Box -
Simpsonville, SC	09/26/01	07/19/02	102,456	1,485,174	—	—	1,587,630	1,503,608	—	1,503,608	21,487
Old Country Buffet -
Cincinnati, OH	12/28/01	07/22/02	140,678	975,569	—	—	1,116,247	975,000	—	975,000	(821)
OCB -
Bourbonnais, IL	12/28/01	07/23/02	128,046	1,273,743	—	—	1,401,789	1,273,000	—	1,273,000	(1,087)
HomeTown Buffet -
Rockford, IL	12/28/01	07/23/02	260,488	2,274,326	—	—	2,534,814	2,273,000	—	2,273,000	(1,941)
Pizza-Hut -
Belton, TX	01/25/02	07/24/02	109,036	615,776	—	—	724,812	618,282	—	618,282	2,875
IHOP -
Covington, LA	03/29/02	07/26/02	222,517	1,716,670	—	—	1,939,187	1,720,183	—	1,720,183	2,971

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
IHOP -
Flourissant, MO	03/29/02	07/30/02	151,617	1,548,233	—	—	1,699,850	1,551,402	—	1,551,402	3,922
Jack in the Box -
Rock Hill, SC	09/15/00	08/05/02	106,828	1,143,510	—	—	1,250,338	1,181,275	—	1,181,275	46,288
Jack in the Box -
Greer, SC	09/25/01	08/05/02	111,253	1,454,109	—	—	1,565,361	1,474,257	—	1,474,257	22,417
Jack in the Box -
Conroe, TX	09/15/00	08/09/02	143,657	1,412,719	—	—	1,556,376	1,459,375	—	1,459,375	57,750
Pizza Hut -
Waco, TX (Baylor)	01/18/02	08/13/02	98,648	550,444	—	—	649,092	553,145	—	553,145	3,009
Jack in the Box -
Greenville, SC	09/25/01	08/16/02	117,001	1,530,054	—	—	1,647,054	1,551,255	—	1,551,255	24,584
Bakers Square -
Eau Claire, WI	05/14/01	08/20/02	190,268	1,169,094	—	—	1,359,362	1,181,818	—	1,181,818	13,617
Bakers Square -
Springfield, IL	05/14/01	08/20/02	151,166	1,079,164	—	—	1,230,330	1,090,909	—	1,090,909	12,569
Old Country Buffet -
Mankato, MN	12/28/01	08/20/02	179,487	1,637,118	—	—	1,816,605	1,636,000	—	1,636,000	(1,503)
Jack in the Box -
Baton Rouge, LA	08/23/00	08/22/02	79,926	1,127,994	—	—	1,207,920	1,167,135	—	1,167,135	48,323
TB/KFC -
Center, TX	10/31/00	08/30/02	15,631	852,554	—	—	868,185	863,636	—	863,636	10,412
IHOP -
Shawnee, OK	12/20/01	08/30/02	144,543	1,434,527	—	—	1,579,070	1,441,500	—	1,441,500	7,947
HomeTown Buffet -
Medford, OR	02/15/02	09/05/02	390,166	2,410,406	—	—	2,800,571	2,409,000	—	2,409,000	(2,071)
HomeTown Buffet -
Manchester, CT	12/28/01	09/13/02	171,290	1,774,390	—	—	1,945,681	1,773,000	—	1,773,000	(1,469)
Jack in the Box -
Kilgore, TX	06/27/02	09/18/02	95,181	1,093,811	—	—	1,188,992	1,097,200	—	1,097,200	4,625
IHOP -
Bristol, VA	12/28/00	09/20/02	82,611	1,350,001	—	—	1,432,612	1,373,272	—	1,373,272	25,525
Bakers Square -
Akron, OH	05/14/01	09/27/02	243,619	1,257,883	—	—	1,501,502	1,272,727	—	1,272,727	16,331
Texas Roadhouse -
Peoria, IL	06/25/02	09/30/02	422,739	2,127,261	—	—	2,550,000	2,134,177	—	2,134,177	10,527
Jack in the Box -
Mesa, AZ	06/27/02	10/04/02	202,549	1,475,706	—	—	1,678,254	1,482,598	—	1,482,598	7,435
Pizza Hut -
Rockmart, GA	01/18/02	11/06/02	66,876	366,030	—	—	432,906	368,764	—	368,764	2,914

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Ruby Tuesday -
Angola, IN	07/01/01	11/08/02	83,924	1,415,770	—	—	1,499,694	1,426,713	—	1,426,713	29,521
Krystals -
Pelham, AL	09/15/00	11/14/02	103,023	910,619	—	—	1,013,642	928,108	—	928,108	26,012
HomeTown Buffets -
Hilliard, OH	12/28/01	11/22/02	200,829	1,615,595	—	—	1,816,424	1,614,000	—	1,614,000	(1,717)
IHOP -
Enid, OK	09/28/01	12/05/02	213,823	1,323,224	—	—	1,537,046	1,336,499	—	1,336,499	4,742
IHOP -
Kansas City, MO	03/29/02	12/05/02	218,978	1,500,970	—	—	1,719,949	1,509,346	—	1,509,346	8,575
Perkins -
Millington, TN	05/24/02	12/06/02	163,718	1,111,111	—	—	1,274,829	1,111,111	—	1,111,111	756
Perkins -
Mankato, MN	09/13/02	12/10/02	180,448	1,193,299	—	—	1,373,747	1,193,299	—	1,193,299	1,108
Ruby Tuesday -
Island Park, NY	02/27/01	12/18/02	100,483	1,782,108	—	—	1,882,592	1,800,000	—	1,800,000	21,046
Pizza Hut -
Woodville, TX	01/18/02	12/19/02	41,310	351,085	—	—	392,396	354,013	—	354,013	3,077
Krystals -
Trenton, GA	09/15/00	12/20/02	130,970	896,970	—	—	1,027,940	915,294	—	915,294	26,769
Pizza Hut -
Bethany, OK	01/18/02	01/10/03	87,368	475,014	—	—	562,382	479,393	—	479,393	4,624
Jack in the Box -
Las Vegas, NV	09/26/02	02/13/03	415,356	1,650,496	—	—	2,065,852	1,660,823	—	1,660,823	12,266
TGIF -
Springfield, OH	12/22/00	02/13/03	230,344	1,977,911	—	—	2,208,255	2,039,614	—	2,039,614	69,637
Pizza Hut - 19th Street -
Waco, TX	01/18/02	03/11/03	68,010	401,190	—	—	469,200	405,640	—	405,640	4,680
Captain D's -
Gadsden, AL	12/26/02	03/13/03	78,361	709,219	—	—	787,580	709,905	—	709,905	801
Jack in the Box -
San Antonio, TX	09/26/02	03/14/03	290,469	1,158,678	—	—	1,449,147	1,167,783	—	1,167,783	10,111
Jack in the Box -
Round Rock, TX	08/28/02	03/20/03	343,381	1,213,042	—	—	1,556,423	1,244,536	—	1,244,536	12,825
Captain D's -
Dothan, AL	12/26/02	04/17/03	123,815	811,417	—	—	935,232	812,600	—	812,600	1,469
Captain D's -
Hopkinsville, KY	12/26/02	04/10/03	179,825	931,252	—	—	1,111,078	932,610	—	932,610	1,578
Captain D's -
Arab, AL	12/26/02	04/30/03	87,733	596,217	—	—	683,950	597,086	—	597,086	1,207

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Captain D's -
Crosslanes, WV	12/26/02	04/21/03	56,254	464,941	—	—	521,195	465,619	—	465,619	744
Taco Bell/KFC -
Kaufman, TX	10/31/00	05/06/03	(5,471)	1,025,569	—	—	1,020,098	1,045,455	—	1,045,455	36,878
Jack in the Box -
Yermo, CA	08/26/02	05/06/03	353,295	1,602,027	—	—	1,995,322	1,622,463	—	1,622,463	21,343
Captain D's -
Montgomery, AL	12/26/02	05/05/03	122,218	803,925	—	—	926,143	805,495	—	805,495	1,657
Captain D's -
Louisville, KY	12/26/02	05/16/03	156,801	874,967	—	—	1,031,768	876,676	—	876,676	1,873
Jack in the Box -
Houston, TX	09/26/02	05/20/03	277,860	1,030,231	—	—	1,308,091	1,041,674	—	1,041,674	12,633
Jack in the Box -
Paris, TX	12/30/02	05/16/03	256,226	1,100,586	—	—	1,356,812	1,107,472	—	1,107,472	7,774
Captain D's -
Nashville, TN	12/26/02	05/07/03	59,917	755,657	—	—	815,574	757,133	—	757,133	1,568
Jack in the Box -
Killeen, TX	09/26/02	05/01/03	254,498	1,167,552	—	—	1,422,050	1,180,521	—	1,180,521	13,303
Ground Round -
Maple Grove, MN	04/01/01	05/09/03	66,423	2,021,281	—	—	2,087,704	2,045,454	—	2,045,454	43,003
Captain D's -
Greenville, AL	12/26/02	06/11/03	120,046	707,627	—	—	827,673	709,362	—	709,362	1,917
Captain D's -
Russellville, AL	12/26/02	06/27/03	71,941	658,889	—	—	730,830	660,505	—	660,505	1,962
Captain D's -
Madison, AL	12/26/02	06/27/03	79,858	555,438	—	—	635,296	556,800	—	556,800	1,654
Captain D's -
Crossville, TN	12/26/02	06/27/03	59,996	539,752	—	—	599,748	541,076	—	541,076	1,607
Captain D's -
Clinton, MS	12/26/02	06/12/03	69,788	558,725	—	—	628,513	560,095	—	560,095	1,523
Captain D's -
Louisville, KY	12/26/02	06/17/03	93,048	583,512	—	—	676,560	584,943	—	584,943	1,640
Captain D's -
Eufaula, AL	12/26/02	06/25/03	75,941	540,684	—	—	616,625	542,010	—	542,010	1,592
Captain D's -
Alabaster, AL	12/26/02	06/13/03	160,117	897,029	—	—	1,057,147	899,229	—	899,229	2,460
Jack in the Box -
Greenville, SC	01/16/03	06/13/03	274,469	1,317,214	—	—	1,591,684	1,326,457	—	1,326,457	11,407
Jack in the Box -
Marble Falls, TX	01/16/03	06/19/03	192,889	1,042,342	—	—	1,235,231	1,049,655	—	1,049,655	9,398

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Jack in the Box -
San Diego, CA	01/16/03	06/18/03	394,649	2,104,372	—	—	2,499,021	2,119,137	—	2,119,137	18,848
Arby's -
Fraser, MI	09/11/01	06/20/03	185,909	1,042,073	—	—	1,227,982	1,045,546	—	1,045,546	17,829
Arby's -
Waterbury, CT	07/21/00	06/18/03	137,156	788,538	—	—	925,694	795,455	—	795,455	43,701
Arby's -
Orange, CT	07/21/00	06/18/03	87,401	518,182	—	—	605,583	522,727	—	522,727	68,944
Captain D's -
Laurel, MS	12/26/02	07/28/03	84,051	539,415	—	—	623,466	541,010	—	541,010	1,747
Captain D's -
Columbia, SC	12/26/02	07/17/03	83,877	606,787	—	—	690,664	608,581	—	608,581	1,915
Texas Roadhouse -
Roseville, MI	10/31/02	07/23/03	406,111	2,039,884	—	—	2,445,995	2,066,730	—	2,066,730	29,148
Texas Roadhouse -
Christianburg, VA	09/30/02	07/31/03	322,112	1,385,329	—	—	1,707,441	1,405,951	—	1,405,951	22,386
Jack in the Box -
Cookeville, TN	01/16/03	07/10/03	316,102	1,795,328	—	—	2,111,430	1,811,148	—	1,811,148	18,316
Captain D's -
Tupelo, MS	12/26/02	07/31/03	127,363	776,694	—	—	904,057	778,990	—	778,990	2,746
Captain D's -
Andalusia, AL	12/26/02	08/06/03	104,171	681,695	—	—	785,866	684,057	—	684,057	2,443
Captain D's -
Princeton, KY	12/26/02	08/07/03	74,770	555,446	—	—	630,216	557,371	—	557,371	1,842
Ruby Tuesday -
Tampa, FL	03/12/03	08/11/03	269,583	2,090,743	—	—	2,360,326	2,096,898	—	2,096,898	6,904
Burger King -
Wichita, KS	04/01/03	08/15/03	248,142	1,337,789	—	—	1,585,931	1,340,909	—	1,340,909	2,751
Jack in the Box -
Conover, NC	01/16/03	08/21/03	201,282	1,267,189	—	—	1,468,471	1,280,651	—	1,280,651	15,714
Jack in the Box -
Salinas, CA	12/30/02	08/29/03	490,183	1,493,196	—	—	1,983,379	1,509,782	—	1,509,782	18,707
Captain D's -
Franklin, KY	12/26/02	08/29/03	157,118	1,007,252	—	—	1,164,370	1,010,743	—	1,010,743	3,786
Jack in the Box -
Simpsonville, SC	01/16/03	08/29/03	207,480	1,194,139	—	—	1,401,619	1,206,826	—	1,206,826	15,535
Jack in the Box -
Anderson, SC	01/16/03	09/16/03	261,828	1,296,208	—	—	1,558,036	1,312,350	—	1,312,350	18,287
Casa Ole -
Conroe, TX	04/16/03	09/15/03	119,734	771,309	—	—	891,043	775,000	—	775,000	4,395

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Captain D's -
Warrensburg, CO	12/26/02	09/23/03	86,915	553,996	—	—	640,911	556,200	—	556,200	2,464
Black Angus -
Lone Tree, CO	05/16/02	09/19/03	274,517	2,685,785	—	—	2,960,302	2,702,533	—	2,702,533	48,363
Captain D's -
Bluefield, WV	12/26/02	09/05/03	146,431	959,496	—	—	1,105,927	963,314	—	963,314	3,970
Captain D's -
Ozark, AL	12/26/02	09/15/03	86,262	551,785	—	—	638,047	553,981	—	553,981	2,378
Captain D's -
Pearl, MS	12/26/02	09/11/03	103,074	656,502	—	—	759,576	659,114	—	659,114	2,400
Jack in the Box -
Austin, TX	09/26/02	09/15/03	355,976	1,338,759	—	—	1,694,735	1,362,587	—	1,362,587	25,277
Village Inn -
Virginia Beach, VA	06/16/03	09/26/03	453,559	1,894,510	—	—	2,348,069	1,900,000	—	1,900,000	8,997
Captain D's -
Cahokia, IL	12/26/02	09/24/03	97,626	625,492	—	—	723,118	627,981	—	627,981	2,792
Captain D's -
Birmingham, AL	12/26/02	09/24/03	89,973	577,550	—	—	667,523	579,848	—	579,848	2,578
Jack in the Box -
Simpsonville, SC	01/16/03	09/30/03	180,793	1,185,093	—	—	1,365,886	1,199,851	—	1,199,851	18,183
Jack in the Box -
Charlotte, NC	01/16/03	09/30/03	323,819	1,571,639	—	—	1,895,458	1,591,210	—	1,591,210	24,113
Village Inn -
Rio Rancho, NM	06/16/03	10/10/03	181,556	776,610	—	—	958,166	780,000	—	780,000	3,299
Wendy's -
Knoxville, TN	06/13/03	10/22/03	211,061	1,001,097	—	—	1,212,158	996,669	—	996,669	4,877
Wendy's -
Dayton, TN	06/13/03	10/28/03	115,511	814,846	—	—	930,357	811,242	—	811,242	4,143
Jack in the Box -
Uvalde, TX	01/16/03	10/31/03	208,018	1,075,470	—	—	1,283,488	1,090,848	—	1,090,848	17,468
Baker's Square -
St. Paul, MN	06/16/03	10/31/03	218,930	1,369,024	—	—	1,587,954	1,375,000	—	1,375,000	8,657
Baker's Square -
Dearborn, MI	06/16/03	11/06/03	141,169	1,282,503	—	—	1,423,672	1,290,000	—	1,290,000	7,815
Baker's Square -
Taylor, MI	06/16/03	11/07/03	235,315	1,153,258	—	—	1,388,573	1,160,000	—	1,160,000	7,327
Baker's Square -
Fresno, CA	06/16/03	11/20/03	302,249	1,133,375	—	—	1,435,624	1,140,000	—	1,140,000	8,258
Village Inn -
St. Petersburg, FL	06/16/03	12/16/03	269,803	1,141,622	—	—	1,411,425	1,150,000	—	1,150,000	9,548

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Funding 2001-A, LP (18) (Continued):
Johnny Carino's -
Houston, TX	01/21/03	12/22/03	359,788	1,962,475	—	—	2,322,263	2,000,000	—	2,000,000	40,760
Wendy's -
Clinton, TN	06/13/03	12/30/03	222,804	998,671	—	—	1,221,475	996,669	—	996,669	7,376
O'Charley's -
Plainville (Avon), IN	10/17/03	12/30/03	275,191	2,697,512	—	—	2,972,703	2,704,545	—	2,704,545	17,164
Johnny Carino's -
Austin, TX	12/30/02	12/31/03	446,723	1,958,587	—	—	2,405,310	2,000,000	—	2,000,000	44,704
Jack in the Box -
Rock Hill, SC	01/16/03	12/31/03	231,483	1,046,466	—	—	1,277,949	1,065,349	—	1,065,349	21,553

CNL Funding 2002-A, LP (18):
Jack in the Box -
Marana, AZ	05/15/01	08/17/01	163,730	1,076,685	—	—	1,240,414	1,078,143	—	1,078,143	27,638
Jack in the Box -
St. George, UT	07/12/01	12/04/01	231,916	1,580,962	—	—	1,812,878	1,588,785	—	1,588,785	62,317
Jack in the Box -
Pumpkin Center, CA	08/30/02	11/09/01	128,563	1,206,531	—	—	1,335,094	1,210,280	—	1,210,280	22,265
Black Angus -
Las Vegas, NV	10/11/01	11/19/01	545,658	2,675,155	—	—	3,220,813	2,675,155	—	2,675,155	31,169
Jack in the Box -
Harrington, TX	05/31/01	11/29/01	144,639	1,280,652	—	—	1,430,291	1,285,047	—	1,285,047	68,509
Black Angus -
Phoenix, AZ	08/02/01	03/29/02	308,838	1,962,499	—	—	2,271,337	1,967,245	—	1,967,245	13,445
Black Angus -
Goodyear, AZ	07/23/01	05/01/02	305,468	1,855,849	—	—	2,161,317	1,862,193	—	1,862,193	11,485
Jack in the Box -
Charlotte, NC	08/30/01	06/14/02	152,691	1,450,809	—	—	1,603,500	1,467,708	—	1,467,708	17,149
Jack in the Box -
Baton Rouge, LA	08/30/01	07/12/02	80,374	1,145,280	—	—	1,225,654	1,160,007	—	1,160,007	16,487
Jack in the Box -
Lake Zurich, IL	09/26/01	12/20/02	440,278	2,215,642	—	—	2,655,920	2,246,512	—	2,246,512	39,380
Bennigans -
Killeen, TX	08/07/01	12/30/02	285,025	1,897,117	—	—	2,182,142	1,925,583	—	1,925,583	31,785

CNL Net Lease Investors, LP (18):
JIB -
Arlington, TX (8)	09/25/02	09/25/02	1,096,799	—	—	—	1,096,799	—	1,096,799	1,096,799	—
Burger King -
Jackson, MI (8)	09/25/02	09/25/02	958,464	—	—	—	958,464	—	958,464	958,464	—

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Net Lease Investors, LP (18) (Continued):
IHOP -
Buffalo Grove, IL (8)	09/25/02	09/25/02	1,591,656	—	—	—	1,591,656	—	1,591,656	1,591,656	—
Arby's-Lee's
Summit, MO (8)	09/25/02	09/25/02	956,778	—	—	—	956,778	—	956,778	956,778	—
Krispy Kreme -
Clive, IA (8)	09/25/02	09/25/02	719,193	—	—	—	719,193	—	719,193	719,193	—
Boston Market
Eden Prairie, MN (8)	09/25/02	09/25/02	1,096,256	—	—	—	1,096,256	—	1,096,256	1,096,256	—
Denny's -
Glenwood Springs, CO	09/25/02	09/30/02	71,421	724,289	—	—	795,710	724,289	—	724,289	(2,560)
JIB -
Apple Valley, CA	09/25/02	10/29/02	195,846	1,125,979	—	—	1,321,825	1,125,979	—	1,125,979	(390)
Jack in the Box -
Calexico, CA	09/25/02	11/08/02	267,747	1,380,933	—	—	1,648,680	1,380,873	—	1,380,873	(431)
IHOP -
Smyrna, GA	09/25/02	11/15/02	258,136	1,487,570	—	—	1,745,706	1,487,640	—	1,487,640	(255)
IHOP -
Las Vegas, NV	09/25/02	11/19/02	224,805	1,532,903	—	—	1,757,708	1,533,114	—	1,533,114	4
Arby's -
Lafayette, IN	09/25/02	11/21/02	142,253	1,233,489	—	—	1,375,742	1,234,521	—	1,234,521	1,632
JIB -
Pomona, CA	09/25/02	12/06/02	230,597	1,256,692	—	—	1,487,290	1,256,583	—	1,256,583	(501)
IHOP -
Bend, OR	09/25/02	12/10/02	196,621	1,335,109	—	—	1,531,730	1,334,916	—	1,334,916	(674)
JIB -
Woodinville, WA	09/25/02	12/12/02	238,915	1,416,445	—	—	1,655,360	1,416,512	—	1,416,512	(421)
IHOP -
Chico, CA	09/25/02	12/16/02	237,578	1,704,094	—	—	1,941,672	1,706,088	—	1,706,088	2,084
IHOP -
Phoenix, AZ	09/25/02	12/16/02	257,508	1,421,205	—	—	1,678,713	1,422,679	—	1,422,679	1,492
Denny's -
Grand Prairie, TX	09/25/02	12/18/02	166,695	641,605	—	—	808,300	643,812	—	643,812	(17,570)
JIB -
Stockton, CA	09/25/02	12/19/02	123,370	1,194,990	—	—	1,318,360	1,195,358	—	1,195,358	44
JIB -
Altadena, CA	09/25/02	12/19/02	238,359	1,568,973	—	—	1,807,332	1,569,349	—	1,569,349	(104)
IHOP -
Madera, CA	09/25/02	12/20/02	221,369	1,517,381	—	—	1,738,750	1,517,799	—	1,517,799	(23)
JIB -
Los Angeles, CA	09/25/02	12/20/02	281,609	1,440,875	—	—	1,722,484	1,441,506	—	1,441,506	319

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Net Lease Investors, LP (18) (Continued):
Stone Grill -
Henderson, NV	09/25/02	12/20/02	129,187	315,790	—	—	444,977	316,876	—	316,876	(501)
JIB -
Veradale, WA	09/25/02	12/20/02	152,024	1,432,938	—	—	1,584,962	1,434,470	—	1,434,470	1,591
Denny's -
Tulsa, OK	09/25/02	12/23/02	111,276	87,719	—	—	198,995	88,021	—	88,021	(8,056)
Chipolte Mexican Grill -
Redlands, CA	09/25/02	12/26/02	184,168	947,782	—	—	1,131,950	948,249	—	948,249	229
Arby's -
Boise, ID	09/25/02	12/27/02	144,299	880,157	—	—	1,024,456	879,752	—	879,752	(1,105)
IHOP -
Las Vegas, NV - 752	09/25/02	12/30/02	301,535	1,654,627	—	—	1,956,162	1,654,674	—	1,654,674	(737)
IHOP -
Chesapeake, VA	09/25/02	12/30/02	224,282	1,596,258	—	—	1,820,540	1,595,915	—	1,595,915	(1,328)
JIB -
Sacramento, CA	09/25/02	12/31/02	121,340	1,230,480	—	—	1,351,820	1,230,859	—	1,230,859	(85)
JIB -
Delano, CA	09/25/02	12/31/02	218,259	1,193,558	—	—	1,411,817	1,193,846	—	1,193,846	(125)
LJS -
Pasadena, TX	09/25/02	01/10/03	84,314	653,823	—	—	738,137	653,146	—	653,146	(1,059)
Jack in the Box -
Caldwell, ID	09/25/02	01/14/03	249,924	1,249,841	—	—	1,499,765	1,249,541	—	1,249,541	(933)
IHOP -
Addison, TX	09/25/02	01/14/03	280,886	1,469,922	—	—	1,750,808	1,469,295	—	1,469,295	(1,299)
IHOP -
Arlington, TX	09/25/02	01/15/03	239,534	1,338,182	—	—	1,577,716	1,338,259	—	1,338,259	(392)
Jack in the Box -
Centralia, WA	09/25/02	01/17/03	176,522	1,108,218	—	—	1,284,740	1,109,947	—	1,109,947	1,738
Denny's -
Fort Worth, TX	09/25/02	01/17/03	5,513	75,058	—	—	80,571	75,447	—	75,447	(1,895)
IHOP -
Merced, CA	09/25/02	01/24/03	258,486	1,669,950	—	—	1,928,436	1,670,946	—	1,670,946	586
Denny's -
Port Charlotte, FL	09/25/02	01/29/03	254,391	1,260,009	—	—	1,514,400	1,261,536	—	1,261,536	6,452
KFC -
Virginia Beach, VA	09/25/02	01/30/03	151,884	861,262	—	—	1,013,146	862,729	—	862,729	1,631
Checkers -
Orlando, FL	09/25/02	02/04/03	33,051	479,392	—	—	512,443	479,298	—	479,298	(171)
IHOP -
Vernon Hills, IL	09/25/02	02/05/03	142,285	1,677,299	—	—	1,819,584	1,678,249	—	1,678,249	749

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Net Lease Investors, LP (18) (Continued):
IHOP -
Pasadena, TX	09/25/02	02/07/03	189,401	1,238,542	—	—	1,427,943	1,237,835	—	1,237,835	(927)
Denny's -
Surfside Beach, SC	09/25/02	02/10/03	191,178	973,222	—	—	1,164,400	973,354	—	973,354	80
Blackbear BBQ & Grill -
Clinton, MO	09/25/02	02/11/03	111,135	149,853	—	—	260,988	150,894	—	150,894	4,808
El Ranchito -
Cheraw, SC	09/25/02	02/12/03	74,238	119,882	—	—	194,120	120,715	—	120,715	(3,748)
IHOP -
Orland Park, IL	09/25/02	02/12/03	237,989	1,496,687	—	—	1,734,676	1,497,535	—	1,497,535	131
JIB -
Phoenix, AZ	09/25/02	02/19/03	318,477	1,369,163	—	—	1,687,640	1,368,852	—	1,368,852	(235)
JIB -
Fontana, CA	09/25/02	02/19/03	354,596	1,617,580	—	—	1,972,176	1,621,168	—	1,621,168	4,515
Jack in the Box -
Puyallup, WA	09/25/02	02/20/03	208,776	1,442,584	—	—	1,651,360	1,442,429	—	1,442,429	(11)
JIB -
Nampa, ID	09/25/02	02/28/03	133,479	1,182,901	—	—	1,316,380	1,185,224	—	1,185,224	3,311
Arby's -
Indianapolis, IN	09/25/02	03/07/03	146,983	1,290,641	—	—	1,437,624	1,289,765	—	1,289,765	(1,240)
Golden Corral -
Sherman, TX	09/25/02	03/14/03	144,018	1,334,643	—	—	1,478,661	1,344,925	—	1,344,925	11,110
Denny's -
Independence, MO	09/25/02	03/18/03	75,774	879,026	—	—	954,800	878,925	—	878,925	(531)
Jack in the Box -
New Caney, TX	09/25/02	03/26/03	235,592	1,081,827	—	—	1,317,419	1,084,227	—	1,084,227	2,136
IHOP -
Columbia, SC	09/25/02	03/27/03	199,074	1,421,913	—	—	1,620,987	1,421,690	—	1,421,690	(939)
Golden Corral -
Longmont, CO	09/25/02	03/28/03	102,544	1,129,798	—	—	1,232,342	1,138,018	—	1,138,018	9,457
IHOP -
Coeur D'Alene, ID	09/25/02	03/28/03	194,492	1,371,918	—	—	1,566,410	1,372,193	—	1,372,193	(296)
IHOP -
Hoffman Estates, IL	09/25/02	03/31/03	220,665	1,620,411	—	—	1,841,076	1,621,562	—	1,621,562	650
Hardees -
Hattiesburg, MS	09/25/02	04/04/03	112,845	952,123	—	—	1,064,968	951,381	—	951,381	(1,090)
Arby's -
Greenville, AL	09/25/02	04/04/03	42,568	347,029	—	—	389,597	348,619	—	348,619	1,586
Jack in the Box -
Peoria, AZ	09/25/02	04/04/03	276,589	1,286,205	—	—	1,562,794	1,287,666	—	1,287,666	1,232

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Net Lease Investors, LP (18) (Continued):
Denny's
Goodyear, AZ	09/25/02	04/08/03	104,888	1,234,312	—	—	1,339,200	1,233,526	—	1,233,526	(11,939)
Long John Silvers -
Olathe, KS	09/25/02	04/17/03	113,541	687,429	—	—	800,970	690,258	—	690,258	2,995
Wendy's -
Escondido, CA	09/25/02	05/09/03	230,220	1,602,354	—	—	1,832,574	1,614,754	—	1,614,754	12,790
Golden Corral -
Jacksonville, FL	09/25/02	05/15/03	199,967	1,673,863	—	—	1,873,830	1,691,381	—	1,691,381	18,292
Jack in the Box -
Santa Maria, CA	09/25/02	05/20/03	246,072	1,345,328	—	—	1,591,400	1,346,677	—	1,346,677	994
Jack in the Box -
Post Falls, ID	09/25/02	05/22/03	(311,305)	1,256,355	—	—	945,050	1,256,928	—	1,256,928	(225)
Golden Corral -
Garden City, KS	09/25/02	05/30/03	201,188	964,009	—	—	1,165,197	974,016	—	974,016	11,189
IHOP -
Lithia Springs, GA	09/25/02	06/02/03	221,383	1,352,517	—	—	1,573,900	1,357,533	—	1,357,533	4,861
Japan Express -
Lincolnton, NC	09/25/02	06/11/03	16,243	460,557	—	—	476,800	458,047	—	458,047	(2,852)
Denny's -
McAlester, OK	09/25/02	06/24/03	122,576	608,549	—	—	731,125	603,793	—	603,793	(5,996)
Denny's -
Yukon, OK	09/25/02	06/24/03	(467,777)	950,152	—	—	482,375	948,836	—	948,836	(2,101)
Golden Corral -
Bartlesville, OK	09/25/02	06/26/03	107,249	806,482	—	—	913,731	799,214	—	799,214	(8,512)
Jack in the Box -
Beaumont, TX	09/25/02	07/11/03	221,438	1,201,362	—	—	1,422,800	1,202,905	—	1,202,905	1,243
Jack in the Box -
Decatur, TX	09/25/02	07/16/03	191,779	1,147,023	—	—	1,338,802	1,146,569	—	1,146,569	(925)
Denny's -
Enid, OK	09/25/02	08/11/03	25,602	88,942	—	—	114,544	90,536	—	90,536	(6,326)
Jack in the Box -
Irving, TX	09/25/02	08/15/03	277,222	1,514,638	—	—	1,791,860	1,514,477	—	1,514,477	(712)
Long John Silvers -
Independence, MO	09/25/02	09/17/03	184,834	936,247	—	—	1,121,081	932,101	—	932,101	(5,004)
Remington Grill -
Sanford, NC	09/25/02	09/22/03	15,420	420,129	—	—	435,549	417,044	—	417,044	(3,635)
Golden Corral -
Weslaco, TX	09/25/02	09/26/03	367,183	952,057	—	—	1,319,240	968,060	—	968,060	17,334
Golden Corral -
Ada, OK	09/25/02	09/30/03	107,394	933,094	—	—	1,040,488	947,919	—	947,919	16,153

Past performance is not necessarily indicative of future performance.

TABLE V
SALES OR DISPOSALS OF PROPERTIES

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs

Property	Date Acquired	Date of Sale	Cash received net of closing costs	Morgage balance at time of sale	Purchase money mortgage taken back by program	Adjust- ments resulting from applica- tion of GAAP	Total	Original mortgage financing (7)	Total acquisi- tion cost, capital improve- ments closing and soft costs (1)	Total	Excess (deficiency) of property operating cash receipts over cash expendi- tures (19)

CNL Net Lease Investors, LP (18) (Continued):
Golden Corral -
Abilene, TX	09/25/02	10/14/03	514,520	1,426,972	—	—	1,941,492	1,451,948	—	1,451,948	26,636
Golden Corral -
Shawnee, OK	09/25/02	11/04/03	399,131	967,722	—	—	1,366,853	986,246	—	986,246	16,502
Jack in the Box,
Ontario, OR	09/25/02	12/31/03	198,809	1,010,637	—	—	1,209,446	1,008,829	—	1,008,829	(2,471)

CNL Restaurant Capital, LP (24):
Applebees -
Salinas, CA	02/10/97	04/26/02	449,350	1,600,000	—	—	2,049,350	—	1,496,871	1,496,871	—
Fazoli's -
Cordova, TN (25)	12/28/01	06/28/02	638,052	—	—	—	638,052	—	501,969	501,969	—
Fazoli's -
Collierville, TN (25)	12/23/99	08/08/02	667,882	—	—	—	667,882	—	621,070	621,070	—

CFD Holdings, LLC:
Denny's -
Plant City, FL (25)	09/30/02	05/23/03	1,182,921	—	—	—	1,182,921	—	1,059,831	1,059,831	15,227
Denny's -
Fort Pierce, FL (25)	09/30/02	11/14/03	846,101	—	—	—	846,101	—	793,145	793,145	46,896
Denny's -
Orlando, FL (25)	09/30/02	12/03/03	1,072,542	—	—	—	1,072,542	—	949,611	949,611	62,823

(1)	Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2)	Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.
(4)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.
(5)	Cash received net of closing costs includes $147,750 of lease termination income.
(6)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7)	Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8)	Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.
(9)	This property was being constructed and was sold prior to completion of construction.
(10)	CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.
(11)	CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership’s percentage interest in the property owned by Show Low Joint Venture.

Past performance is not necessarily indicative of future performance.

(12)	CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.
(13)	CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14)	CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16)	CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Ocean Shores Joint Venture.
(17)	Reserved for future use.
(18)	Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Property Services, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.
(19)	Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20)	CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.
(21)	CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22)	Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23)	Cash received net of closing costs includes $60,000 received as a lease termination fee.
(24)	Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.
(25)	The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.
(27)	Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.
(28)	CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership’s percentage interest in the property owned by Titusville Joint Venture.
(29)	CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments III.
(30)	CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31)	CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL Restaurant Investments II.
(32)	CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership’s percentage interest in the property owned by Ashland Joint Venture.
(33)	CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership’s percentage interest in the property owned by CNL VIII & IX Tenants in Common.
(34)	CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership’s percentage interest in the property owned by CNL Mansfield Joint Venture.
(35)	CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership’s percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.
(36)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.
(37)	Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.
(38)	Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

ADDENDUM TO
APPENDIX D

STATEMENT OF ESTIMATED
TAXABLE OPERATING RESULTS
BEFORE DIVIDENDS PAID DEDUCTION

THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES AND REPLACES APPENDIX D TO THE PROSPECTUS, DATED MARCH 26, 2004.

CNL RETIREMENT PROPERTIES, INC.
STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
BEFORE DIVIDENDS PAID DEDUCTION
OF PROPERTIES ACQUIRED FROM INCEPTION
THROUGH NOVEMBER 30, 2004
For the Year Ended December 31, 2003 (Unaudited)

The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had acquired as of November 30, 2004. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2003 and (ii) and been operational during the period January 1, 2003 through December 31, 2003. The schedule should be read in light of the accompanying footnotes.

These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

Medical Office Portfolio One Properties (1) (2)
Estimated Taxable Operating Results Before Dividends Paid Deduction:

Rental Income	$24,584,000

Expense Recoveries (3)	3,146,000

Other Property Revenues	1,068,000

Property Operating Expenses	(8,897,000)

Real Estate Taxes	(2,889,000)

Asset Management Fees (4)	(1,539,000)

Interest Expense (5) (6) (7) (8) (9)	(5,120,000)

General and Administrative Expenses	(1,026,000)

Estimated Cash Available from Operations	9,327,000

Depreciation and Amortization Expense (10) (11)	(9,064,000)

Estimated Taxable Operating Results Before Dividends Paid Deduction	$ 263,000

See Footnotes
___________________________________________________
FOOTNOTES:

(1)	The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as "Medical Office Portfolio One Properties."

(2)	The majority of the medical office buildings are leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings have a total of approximately 345 tenants and the buildings are managed by 11 regional third-party property managers.

D-1

(3)	Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

(4)	The Properties are managed pursuant to an advisory agreement between the Company and the Advisor, pursuant to which the Advisor receives monthly asset management fees in an amount equal to .05% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5)	In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt, comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. The Company has incurred $68,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(6)	In connection with the purchase of the Irving Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt, comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, require interest only payments through August 2004 and thereafter require principal and interest payments through maturity. The remaining five loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. The Company has incurred $402,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(7)	In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009. The Company has incurred $52,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(8)	In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013. The Company has incurred $92,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(9)	In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010. The Company has incurred $53,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(10)	The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $186,093,000 for buildings, $25,580,000 for tenant improvements and $4,768,000 for site improvements. Buildings and tenant improvements are depreciated using the straight-line method over 39 years and site improvements are depreciated using the straight-line method over 20 years.

(11)	Leasing commissions totaling $13,809,000 are amortized under the straight-line method over the remaining weighted average lease term.